Registration No. 333-187638

As filed with the Securities and Exchange Commission on April 18, 2014

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment #1

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Piller, Esq.	Ken Reitz, Esq.
TIAA-CREF Life Insurance Company	TIAA-CREF Life Insurance Company
8500 Andrew Carnegie Boulevard, SSC-C2-04	8500 Andrew Carnegie Boulevard, SSC-C2-08
Charlotte, NC 28262-8500	Charlotte, NC 28262-8500
(704) 988-5681	(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-187638.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2014 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA-CREF Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred (or potentially tax-free if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, then the Premium amount must meet the requirements of the Internal Revenue Code (“IRC”).

To purchase a Contract, you must allocate your initial Premium among one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period. The minimum allocation to an FTD is $5,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer ten FTDs, ranging from one year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, or apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Also, when you surrender your Contract or take withdrawals from an FTD, federal income tax is based on the entire gain in your Contract, not just the gain for that FTD. Withdrawals before age 59 1/2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisers before you purchase a Contract.

Additional information about these risks appears on pages and under “The Contract”—“Charges,” pages through under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” and on pages through under “Federal Income Taxes.”

We offer the Contract through Services, which is the principal underwriter. Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK	59

EXECUTIVE OFFICERS AND DIRECTORS	60

EXECUTIVE COMPENSATION	63

TRANSACTIONS WITH RELATED PERSONS	70

TIAA-CREF LIFE INSURANCE COMPANY’S STATUTORY-BASIS FINANCIAL STATEMENTS	79

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA’S STATUTORY-BASIS FINANCIAL STATEMENTS	117

This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA-CREF Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA-CREF Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contractowner or any prospective Contractowner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: TIAA-CREF Life Insurance Company, P.O. Box 724508, Atlanta, GA, 31139; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. If the Contract is issued as a Non-Qualified Contract, then the Annuitant may be the Contractowner or another person. If the Contract is issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Contractowner must be the Annuitant.

Annuity Starting Date.  The date on which you begin to receive income benefits under an Income Option.

Beneficiary.  Any person or institution named to receive benefits if you die when you have Contract Accumulation remaining or while any annuity income or death benefit payments remain due.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern Time, or an earlier time if we so notify you or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern Time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation.  The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations.

Contractowner.  The person (or persons) who control all the rights and benefits under a Contract. If there are two Contractowners, one must be designated as the primary Contractowner on the completed application, and the joint Contractowner must be the spouse of the primary Contractowner. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, the Contract is not permitted to have joint Contractowners.

Fixed Term Deposit (“FTD”).  One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

FTD Value.  The portion of the Contract Accumulation allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs are part of our General Account.

Income Option.  Any of the ways you can receive annuity income.

IRA.  A retirement arrangement meeting the requirements of Section  408 of the IRC.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply the Contract Accumulation to an Income Option more than one year before the end of the FTD’s term, subject to certain exceptions.

Non-Qualified Contract.  A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium.  Any amount you invest (i.e., pay) into the Contract. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium must comply with the IRC.

Qualified Contract.  A Contract issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. This Contract is not available to any other type of tax-qualified retirement plan.

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Roth IRA.  A retirement arrangement meeting the requirements of Section 408A of the IRC.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, the Second Annuitant must be your spouse.

SEP IRA.  An IRA offered through a simplified employee pension plan meeting the requirements of Section 408(k) of the IRC.

SIMPLE IRA.  An IRA offered through a savings incentive match plan for employees meeting the requirements of Section 408(p) of the IRC.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD.

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TC Life.  TIAA-CREF Life Insurance Company. TC Life is a wholly-owned subsidiary of TIAA.

TIAA.  Teachers Insurance and Annuity Association of America.

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SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred (or potentially tax-free, if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of ten FTDs which can be chosen by you. Each FTD guarantees a specified rate of interest.

The Contract is available to you provided that it has been approved by the insurance department of your state of residence.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes—For Non-Qualified Contracts, we may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

•

Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract. This fee is not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs or SEP IRAs.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

•

Surrender charge—We will not assess a surrender charge upon cancellation of your Contract during the “free look” period. In addition, a surrender charge does not apply to surrenders or withdrawals from FTDs or the Short-Term Holding Account, to Contract Accumulation applied to an Income Option, or to death benefit payments. Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

•

Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. We also will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

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For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs. We reserve the right to lower the premium amount to $100. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/2.

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending

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FTD Value to one or more new FTDs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years for a non-qualified Contract and between five and 30 years for a tax-qualified Contract; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short-Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–  Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or withdraw value without a Contract charge.

–  After 45 days, we automatically reallocate to the shortest available FTD.

– You cannot leave value in the STHA longer than 45 days. – If we reallocate automatically, you cannot reallocate again until the shortest FTD matures. – Generally, pays lower interest rate than FTDs.
FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.
Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contractowner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date.

TIAA-CREF LIFE INSURANCE COMPANY AND TIAA

The Contracts are issued by TIAA-CREF Life Insurance Company, a stock life insurance company organized under the laws of the State of New York on November 20, 1996. All of the stock of TIAA-CREF Life is held by Teachers Insurance and Annuity Association of America (TIAA). TIAA-CREF Life’s headquarters are at 730 Third Avenue, New York, New York 10017-3206. TIAA-CREF Life is solely responsible for its contractual obligations.

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TIAA is a stock life insurance company, organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, serving approximately 3.94 million people and approximately 15,000 institutions as of December 31, 2013, form the principal retirement system for the nation’s education and research communities and form one of the largest retirement systems in the U.S., based on assets under management. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

THE CONTRACT

The Contract is an individual flexible premium (you can contribute varying amounts of at least $5,000) modified guaranteed annuity. The material rights, obligations, and benefits of the Contract are described in this prospectus. We offer the Contract in all 50 states and the District of Columbia except Illinois, Indiana, North Dakota, Oregon, and Washington. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account or Fixed Term Deposits (“FTDs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

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PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums.  We will issue you a Contract as soon as we receive in good order at our Administrative Office your complete and accurate application, Premium and all other information necessary to process your application. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”—“Good Order.”) Your initial Premium will be allocated to the FTD(s) you select within two Business Days of the Business Day on which it is received by us in good order. Initial Premiums must be for at least $5,000 per FTD.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

New Business Dept.

TIAA-CREF Life Insurance Company

P.O. Box 1291

Charlotte, NC 28201-9908

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third-party check where the relationship of the payor to the Contractowner cannot be identified from the face of the check.

Premiums under the IRC.  If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium amount must comply with the IRC. Please see “Federal Income Taxes.”

Right to Cancel.  You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs (less systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Good Order.  We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Administrative Office. “Good order” means the actual receipt of the transaction request in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), the FTD selected, the signatures of all Contractowners, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Additional Premiums.  Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in good order. Currently, we will accept Premiums at any time both the Contractowner and the

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Annuitant is living and there is remaining Contract Accumulation. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

If we exercise our right to reject and/or place limitations on the acceptance and/or allocation of additional Premiums, you may be unable to, or limited in your ability to, increase your Contract Accumulation through additional Premiums. Before you purchase the Contract and determine the amount of your initial Premium, you should consider the fact that we may suspend, reject or limit additional Premiums at some point in the future. You should consult with your registered representative before purchase.

Electronic Payment.  You may make initial or additional Premium payments by electronic payment. A federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wells Fargo

ABA Number 121000248

San Francisco, CA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD allocation choice, if existing)

Certain Restrictions.  You may only open one Contract in any calendar year. Also, your Contract may not contain more that 120 FTDs at any one time.

If mandated under applicable law, including federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contractowner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums.  We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which

TIAA-CREF Investment Horizon Annuity Prospectus	8

you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms.  An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of one year to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contractowner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in good order and will not process your allocation instructions.

Crediting Interest.  Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit.  An FTD matures at the end of the specified term, and the proceeds then become available to the Contractowner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option

(4)	Do nothing and allow a new FTD to automatically begin.

9	TIAA-CREF Investment Horizon Annuity Prospectus

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/2 years old. (See “Federal Income Taxes.”)

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contractowner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals.  At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in good order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in good order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation, we will cancel your Contract and all of our obligations to you under the Contract will end. For Non-Qualified Contracts, we will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

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Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals.  If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and cannot be cancelled. Systematic interest withdrawals will continue until the earliest of the following:

•	the date that there is no longer any remaining Contract Accumulation,

•	the date we are notified of your death, or

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

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As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current

TIAA-CREF Investment Horizon Annuity Prospectus	12

FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =	the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

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STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574
Total amount of FTD withdrawal		$11,501

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

Example 2:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)
Total amount of FTD withdrawal		$9,971

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In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%
MVA		$(191)
Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

Annual Maintenance Fee.  For Non-Qualified Contracts, your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the

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Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge. This fee does not apply to Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

Charge When Systematic Interest Withdrawals are Paid By Check.  We may impose a few of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. However, we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge.  We will not assess a surrender charge upon cancellation of your Contract during the “free look” period. We also do not assess a surrender charge on surrenders or withdrawals from FTDs, nor from withdrawals from the Short-Term Holding Account. We calculate the surrender charge and MVA independently of one another, each calculated based on the amount that you withdraw before any of the other adjustments.

RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”—“Charges”—“Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contractowner’s 90th

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birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date will be the first day of a month and cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive, in good order at our Administrative Office, all information and documentation necessary for the Income Option you have picked. If you have Contract Accumulation for which we have not received all the necessary information in good order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in good order, but not beyond the Annuitant’s or any Contractowner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

If your Contract Accumulation is less than or equal to $25,000 and you want to begin receiving income, you must convert your entire Contract Accumulation to annuity income. If your Contract Accumulation is greater than $25,000 and you want to begin receiving income, you must convert at least $25,000 of your Contract Accumulation to annuity income.

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

•	the length of the guaranteed period you choose, if applicable,

•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•	Fixed-Period Annuities. This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years for non-qualified Contracts and not less than

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five years or more than 30 years for tax-qualified Contracts. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contractowner.

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contractowner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to federal income tax.

DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefits payee(s) if any Contractowner or Annuitant dies while there is a Contract Accumulation remaining. We will pay the death benefit on the date that we receive due proof of your death. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contractowner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal adviser.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Contractowner dies, the surviving spouse can either choose to continue as the Contractowner as pertains to the Contract Accumulation, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive (in good order) proof of the Contractowner’s death, the spouse will automatically become the Contractowner as pertains to the Contract Accumulation, and no death benefit will be paid to the surviving spouse. The surviving spouse will also become the Annuitant if the deceased owner was the Annuitant.

The right of a spouse to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held Section 3 of the federal Defense of Marriage Act (which purportedly did not recognize same-sex marriages, even those that are permitted under individual state laws) to be unconstitutional. Therefore, same sex marriages recognized under state law will be recognized for federal law purposes. The Department of Treasury and the Internal Revenue Service have recently determined that for

TIAA-CREF Investment Horizon Annuity Prospectus	18

federal tax purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated irrespective of the law of the state in which the person resides. However, some uncertainty remains regarding the treatment of same-sex spouses. Consult a tax adviser for more information on this subject.

This option does not apply to Contracts issued as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs. For Non-Qualified Contracts that contain both FTDs, the FTD may be continued by the spouse.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any. Each payee’s death benefit payable date is the date when we have received due proof of death of either the Contractowner or the Annuitant, and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in good order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs will be terminated, and all FTD Values will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

We will pay each death benefit payee’s portion of the death benefit in one payment. Death benefit payments must be made within five years of your death. Upon payment of the death benefit, the Contract will terminate. Because Beneficiaries may provide the required information to us on different days, Beneficiaries may receive differing amounts, even where all Beneficiaries have been designated so as to share equally in the death benefit proceeds.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Sections 72(s) or 401(a)(9) of the IRC, as applicable to your Contract.

FEDERAL INCOME TAXES

The following discussion is based on our understanding of current federal income tax law, which is subject to change. For complete information on your personal tax situation, you should check with a qualified tax adviser.

TAXATION OF ANNUITIES

The following discussion assumes the Contracts qualify as “annuity contracts” for federal income tax purposes:

In General.  IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually will not be taxed on increases in the value of a Contract until there is a distribution (i.e., the Contractowner withdraws all or part of the Contract Accumulation or takes annuity payments.) Assigning, pledging, or agreeing to assign or pledge any part of the Contract Accumulation usually will also be considered a distribution.

Withdrawals of accumulated investment earnings will be taxable as ordinary income. The IRC generally requires withdrawals under your Non-Qualified Contract to be first allocated to investment earnings.

The owner of a Non-Qualified Contract who is not a natural person (such as a corporation or trust) generally must treat any increases in the value of the Contract during the taxable year as income. There are some exceptions to this rule, and a prospective Contractowner who is not a natural person should discuss these potential exceptions with a qualified tax adviser.

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The following discussion applies generally to Non-Qualified Contracts owned by a natural person:

Withdrawals.  If you make a withdrawal from your Contract, the IRC generally treats the withdrawal as first coming from earnings and then from your Premium(s). Such withdrawn earnings are includable in your income in the calendar year when the withdrawal occurs. In the absence of direct guidance under the IRC, we will treat all payments under the Contract as withdrawals for tax reporting purposes, except as described under “Annuity Payments” below. Please consult your tax adviser for more information about your particular situation.

The Contract Accumulation immediately before a withdrawal occurs may have to be increased by any positive MVA. There is no definitive guidance on the proper tax treatment of MVAs, and you may want to consult a qualified tax adviser if you receive an MVA as part of a withdrawal.

Annuity Payments.  Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing your “investment in the contract” on the annuity commencement date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable from your gross income.

The remainder of each annuity payment you receive is includable in your gross income. Once your “investment in the contract” has been fully recovered through the receipt of excludable portions of annuity payments, the full amount of any additional annuity payments will be includable in your gross income and will be taxed as ordinary income.

Congress recently enacted legislation providing that payments for at least 10 years or lifetime income payments may be taxed as annuity payments even where they represent only part of the taxpayer’s interest in the annuity contract. In the absence of further guidance under the IRC, we will generally treat payments under guaranteed annuity options as annuity payments for tax reporting purposes. Please consult your tax adviser for more information about your particular situation.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of your “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return.

Required Distributions.  In order for your Contract to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the IRC requires that it contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of the Contractowner. Specifically, Section 72(s) requires that (a) if any Contractowner dies when Income Payments remain due, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Contractowner’s death; and (b) if any Contractowner dies prior to the Annuity Starting Date, the entire interest in the Contract will be distributed within five years after the date of such Contractowner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Contractowner (as defined under federal law), the Contract may be continued with the surviving spouse as the new Contractowner. (See “Death Benefits” – “Special Option for Spouses”).

The Contract contains provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review the applicable provisions in the Contract and modify them, if necessary, to assure that they comply with the IRC requirements when such requirements are clarified by the IRS, by regulation, or otherwise.

Early Distribution Tax Penalty.  The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10%

TIAA-CREF Investment Horizon Annuity Prospectus	20

of the amount that is includable in income. Some withdrawals will be exempt from the tax penalty. They include any amounts:

(1)	paid on or after you reach age 59 1/2;

(2)	paid after you die;

(3)	paid if the you become totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity (as that term is defined in the IRC); or

(6)	that come from purchase payments made prior to August 14, 1982.

With respect to (4) above, if the series of substantially equal periodic payments is modified (unless the modification is made under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax that would have been imposed (the 10% tax penalty) but for the exception, plus interest for the tax years in which the exception was used.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments or Exchanges of a Contract.  Transferring Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, designating an Annuity Starting Date, or exchanging a Contract can have other tax consequences that we do not discuss here. If you are thinking about any of those transactions, contact a qualified tax adviser.

Multiple Contracts.  In determining gross income, Section 72(e) will treat as one contract all TIAA-CREF Life non-qualified and TIAA non-qualified deferred annuity contracts issued to the same contract owner during any calendar year. This treatment could affect when income from withdrawals is taxable and how much might be subject to the 10% IRS tax penalty on earnings (see above). You should consult a qualified tax adviser before buying more than one deferred annuity contract in any calendar year from us and/or TIAA for the purpose of gaining a tax advantage.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a non-qualified annuity contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that a distribution from either of the contracts involved in the direct partial exchange within 12 months of the exchange would result in the exchange being treated as a taxable distribution from the first contract, followed by a payment for the second contract, except in limited circumstances, including a lifetime event such as divorce, disability, or loss of employment which occurred between the date of the partial direct exchange and the withdrawal. Contractowners should consult their own qualified tax advisers prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Beginning in 2013, distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. ) Please consult a tax adviser for more information.

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INDIVIDUAL RETIREMENT ANNUITIES AND ACCOUNTS

Traditional and Roth IRAs: You and your spouse can each open a traditional IRA with an annual contribution of up to $5,500 each or by rolling over funds from another IRA or an eligible retirement plan. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contribution to a traditional IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2014; different dollar limits may apply in future years.)

You or your spouse can each open a Roth IRA with an annual contribution of up to $5,500 or with a rollover from another IRA. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contributions to a traditional IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2014; different dollar limits may apply in future years.)

Both traditional and Roth IRAs are issued directly to you (or, if applicable, the trustee or custodian of your IRA account). Joint accounts are not permissible.

SEP IRA and SIMPLE IRA.  Your employer may offer SEP IRAs (Simplified Employee Pension Plans) and SIMPLE IRAs (Savings Incentive Match Plan for Employees), which are subject to different rules for contributions.

Taxation of Distributions.  Distributions from traditional IRAs, SEP IRAs and SIMPLE IRAs generally are subject to federal income tax as ordinary income (except to the extent attributed to any nondeductible contributions you made to the IRA) and you may have to pay an additional 10% early distribution tax on the taxable amount if you are under age 59 1/2. For SIMPLE IRAs, the 10% penalty is increased to 25% if the distribution occurs within the first two years after the commencement of your participation in the plan.

Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You will not have to pay this tax in certain circumstances.

Rollovers or direct transfers among IRAs or eligible retirement plans may not be subject to tax, if certain requirements are met. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years.

Please consult your tax adviser for more information before requesting a distribution.

Minimum Distribution Requirements: For traditional IRAs, SEP IRAs and SIMPLE IRAs, payments must begin by April 1 of the year after you reach age 70 1/2. If you do not begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. Your traditional IRA, Roth IRA SEP IRA or SIMPLE IRA is also subject to minimum distribution rules on your death, which may require distribution of the entire interest in your Contract within five years of your death. You or your beneficiary is responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax adviser for more information.

Transfers, Assignments or Exchanges of a Contract. For any Qualified Contract, transferring Contract ownership, pledging the Contract as security for a loan, or designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, and certain other transactions may have adverse tax consequences.

TIAA-CREF Investment Horizon Annuity Prospectus	22

WITHHOLDING

Distributions are usually subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

POSSIBLE CHARGE FOR TIAA-CREF LIFE’S TAXES

Currently, we do not charge the Contracts for any federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

OTHER TAX ISSUES

Federal estate taxes, Gift and Generation-Skipping Transfer Taxes.  While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, you should keep in mind that the value of a Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the Contract, the value of the annuity included in the gross estate may be the value of the lump sum amount payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. You should consult a qualified estate planning adviser for more information.

Under certain circumstances, the IRC may impose a “generation skipping transfer tax” (“GST”) when all or part of a Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contractowner. Regulations issued under the IRC may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2014, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $5,340,000 and 40%, respectively.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Federal Defense of Marriage Act. The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held Section 3 of the federal Defense of Marriage Act (which purportedly did not recognize same-sex marriages, even those which are permitted under individual state laws) to be unconstitutional. Therefore, same-sex marriages recognized under state law will be recognized for federal law purposes. The Department of Treasury and the Internal Revenue Service have recently determined that for federal tax purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated irrespective of the law of the state in which the person resides. However, some uncertainty remains regarding the treatment of same-sex spouses. Consult a tax adviser for more information on this subject.

Annuity purchases by residents of Puerto Rico. The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity purchases by nonresident aliens. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers who are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions

23	TIAA-CREF Investment Horizon Annuity Prospectus

from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign tax credits. We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under federal tax law.

Possible tax law changes.  Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult your tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contact and do not intend the above discussion as tax advice.

TAX ADVICE

What we tell you here about federal and other taxes is not comprehensive and is for general information only. It does not cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, you should check with a qualified tax adviser.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the state of New York on November 20, 1996. We commenced operations under our former name, TIAA Life Insurance Company, and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We are subject to regulation by the New York Department of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are annuities, life insurance, funding agreements and separate account guaranteed interest contracts (“SAGIC”). The annuities and life insurance products are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. The SAGIC product is an unallocated, non-participating deposit type contract in the separate account and is designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. Our individual products are available to the general public. We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA, and beginning May, 2012, TC Life expanded its marketing reach beyond its historic TIAA customer base to target general public prospects that may not have any affiliation with TIAA or TC Life, using independent third party insurance distributors. TIAA provides retirement annuities and insurance coverage to more than 4.8 million active and retired individuals primarily at more than 17,000 educational, research, and cultural institutions, other nonprofit organizations and certain governmental entities across the United States.

We operate four primary business segments, which are defined as our major products: Individual Annuities, Life Insurance, Funding Agreements and SAGIC. Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

TIAA-CREF Investment Horizon Annuity Prospectus	24

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual after-tax annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2013, the general account reserves associated with our outstanding individual annuities were approximately $1,397.8 million, and total separate account liabilities associated with outstanding individual annuities were approximately $1,246.6 million.

Life Insurance

The Life Insurance business segment distributes term life insurance, universal life insurance and variable universal life insurance. We sell our life insurance products through non-commissioned agents appointed by us and through commissioned agents appointed by us but who operate under distribution agreements between us and the independent distribution agencies with which they are affiliated. Those non-commissioned agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. Those commissioned independent agents selling variable insurance products are also registered representatives of independent broker dealers who enter into selling agreements with our affiliated principal underwriting broker-dealer. Our primary marketing efforts for term life insurance products involve direct mail and an Internet web site to direct potential policyholders to a call center staffed by licensed agents.

The term life insurance product line includes annually renewable term and level premium term life insurance policies, both of which offer level death benefit coverage until the policies’ expiration dates. Universal life insurance policies include single life and last survivor individual non-participating flexible premium adjustable life insurance contracts. Variable universal life insurance policies include single life and last survivor individual non-participating flexible premium variable life insurance contracts. Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Underwriting.  We establish underwriting policies for risk selection and classification. The information that we use to perform our underwriting includes information from the insurance application, inspection reports, attending physician statements, medical examinations or other pertinent information. This information is then used to determine whether we will issue the policy as applied for or other than applied for (i.e., with modifications that are acceptable to us), or whether we will reject the insurance application. The various requirements for the information that we use in our underwriting vary by the age of the applicant and by the amount of coverage being requested. For certain risks, we may also use reinsurers to assist us in the evaluation of the risk.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with

25	TIAA-CREF Investment Horizon Annuity Prospectus

another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured live and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2013, we had total life insurance in force of approximately $35.4 billion, of which approximately $25.8 billion was ceded through reinsurance. At December 31, 2013, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $547.1 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $112.8 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with eleven states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There are 34 funding agreements in 11 states that have current state 529 plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015. At December 31, 2013, the general account reserves associated with our Funding Agreements were approximately $1,946.8 million.

Separate Account Guaranteed Interest Contracts

TC Life issued its first SAGIC contract in 2012. The contracts will generally be issued to the trustees of stable value funds (commingled and custom single client funds) and will represent one of the funding vehicles of such funds. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. Deposits on the SAGIC product totaled $1.54 billion in 2013. At December 31, 2013, the separate account reserves associated with the SAGIC product were $2,269.1 million.

Additional Business Considerations

In addition to the preceding description of the products that we distribute through our three primary business segments, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, mortgage loans secured by commercial real estate, cash, short-term investments and other long-term investments. Our total assets were approximately $7,988.6 million at December 31, 2013. Of this total amount, the assets in the separate accounts equaled approximately $3,668.7 million, and those in the general account equaled approximately $4,319.9 million. Our overall general account portfolio quality was very high with 98.5% of our total invested assets classified as investment grade with approximately 1.5% of our portfolio below investment grade.

TIAA-CREF Investment Horizon Annuity Prospectus	26

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to federal income tax utilizing rules similar to those applied to other corporations. However, the IRC contains specific provisions relevant to life insurance companies that impact the amount and timing of certain income and deductible amounts. Such items include, but are not limited to, the treatment of our policy and contract reserves, acquisition costs and utilization of non-life company losses in a consolidated return filing.

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned by TIAA in New York and North Carolina pursuant to an inter-company service agreement between the two companies.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing

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them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer life insurance protection products, cash value accumulation life insurance products and annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

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If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to federal regulation. Various federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Repeal of the federal estate tax; or

•	Changes in the availability of individual retirement accounts.

Existing federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the federal tax law that would establish new tax-advantaged retirement and life savings plans could reduce the relative tax advantage of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

We cannot predict what changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our

29	TIAA-CREF Investment Horizon Annuity Prospectus

business, financial condition and operating results. In addition, a downgrade in the our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

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Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

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We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, we distribute life insurance products through independent distributors where we do not control their activity as we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

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Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

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A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of April 18, 2014, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

In 2013, 2012 and 2011, we paid no dividends on our common stock to TIAA. We have no plans to pay dividends in 2014.

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office toll-free at 877-694-0305.

You can also use the TIAA-CREF Web Center’s account access feature to check your Contract Accumulation. To use the Web Center’s account access feature, access the TIAA-CREF Internet home page at www.tiaa-cref.org.

CONTACTING TIAA-CREF LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call toll-free at 877-694-0305, and we will send it to you.

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DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contractowner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA-CREF Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

For Non-Qualified Contracts, you may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in good order and approved by us. The rights of the Contractowners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax adviser before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments.

For Qualified Contracts, neither you nor any other person may assign, pledge, or transfer ownership of the Contract or any benefits under its terms. Any such action will be void and of no effect.

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PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA-CREF Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in good order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment has been recovered by us with appropriate adjustments.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

OTHER INFORMATION

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Policy Owners, Insureds, Beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

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Policy Owners are urged to keep their own, as well as their Insureds’, Beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company, Administrative Office, P.O. Box 724508, Atlanta, Georgia 31139, by calling us between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday-Friday, toll-free at 877 694-0305, or 24 hours a day via our website www.tiaa-cref.org.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly-owned subsidiary of TIAA. TC Services is registered with the SEC as a broker dealer, and is a member of the Financial Industry Regulatory Authority, or FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of TC Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by TC Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

PricewaterhouseCoopers LLP is the independent auditor of TIAA-CREF Life Insurance Company and Teachers Insurance and Annuity Association of America.

TIAA-CREF Life Insurance Company Statutory Basis Financial Statements

The statutory basis financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, located at 300 Madison Avenue, New York, New York 10017, given on the authority of said firm as experts in auditing and accounting.

Teachers Insurance and Annuity Association of America Statutory Basis Financial Statements

The statutory basis financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, located at 300 Madison Avenue, New York, New York 10017, given on the authority of said firm as experts in auditing and accounting.

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LEGAL MATTERS

Meredith Kornreich, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TC Life”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and Summary Information and Risk Factors included elsewhere in this report.

FORWARD-LOOKING STATEMENTS

This discussion reviews TC Life’s financial condition and results of operations, including liquidity and capital resources, for the periods covered by the audited statutory-basis financial statements included in this report. Historical information is presented and discussed and, where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and TC Life cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect TC Life’s future results. A copy of this report and TC Life’s registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

TC LIFE’S BUSINESS

Overview

TC Life is a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under the former name, TIAA Life Insurance Company. It changed its name to TIAA-CREF Life Insurance Company on May 1, 1998. It is a wholly-owned subsidiary of Teachers Insurance and Annuity Association (“TIAA”). It is subject to regulation by the State of New York Superintendent of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. It is licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

TIAA-CREF Investment Horizon Annuity Prospectus	38

TC Life’s primary products are individual annuities, life insurance, funding agreements, and separate account guaranteed interest contracts (“SAGIC”). The individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 college savings and scholarship plans. The SAGIC product is an unallocated, non-participating deposit type contract in the separate account and is designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. TC Life’s individual products are available to the general public; however, it markets primarily to the individuals who own retirement annuities or insurance policies issued by TC Life’s parent, TIAA. TC Life also distributes life insurance and annuity products through third party channels including M Financial Group (“M Financial”) and registered investment advisors.

During the fourth quarter of 2011, TC Life and M Financial announced an exclusive agreement to offer TC Life’s life insurance products to M Financial’s member firms and their clients. M Financial Group is owned by approximately 130 member firms in 36 states and Canada, and is comprised of several entities, including the parent company, which serves as a general insurance marketing entity, two broker-dealers, an investment advisor, a reinsurance company, and four proprietary mutual funds. The 130 M Financial member firms include approximately 600 individual insurance producers who have been appointed as TC Life’s independent agents.

TC Life also distributes life insurance and annuity products within an external registered investment advisor channel. These are supported external advisors that use TC Life for life insurance and annuity solutions.

TIAA provides retirement annuities and insurance coverage to more than 4.8 million active and retired individuals participating at more than 17,000 educational, research and cultural institutions, as well as other nonprofit organizations and certain governmental entities across the United States.

The majority of the services required for TC Life’s business operations are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, investment management, administrative, and selling and distribution agreements. Under these agreements, TC Life reimburses TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. TC Life believes such services meet operational needs and minimize the duplication of costs among TIAA and its subsidiaries. TC Life does not currently have any employees.

Financial Highlights

For 2013, TC Life recognized a net loss of $29.3 million compared to $18.1 million net income for 2012. In 2013, the net loss was driven by a net increase of $316.4 million in total benefits and expenses partially offset by a net increase in total premiums and other considerations of $196.9 million, an increase of $2.6 million in net investment income, an increase of $16.9 million in ceded commissions and expense allowances, an increase in ceded reserve adjustments of $48.8 million, and an increase of $7.1 million in other revenue. The decrease in net income for 2013 was impacted by an increase in federal income tax expense of $5.7 million compared to 2012. The increase in federal income tax was primarily due to statutory to tax adjustments of approximately $13.0 million as well as the nonrecurring tax benefit of approximately $8.2 million from the prior year election under Section 166 of the Internal Revenue Code, partially offset by a tax benefit from the underlying decrease in statutory net income of $15.4 million. In addition, net realized losses decreased by $2.4 million in 2013 compared to 2012, primarily driven by net capital gains/(losses) after transfers to interest maintenance reserve, partially offset by taxes on these net realized gains/(losses). At December 31, 2013, total assets were $7,988.6 million, and statutory capital and surplus was $373.8 million.

TC Life’s Segments

TC Life provides financial services through the production, sale, distribution, and administration of individual annuities, life insurance, funding agreements, and SAGIC. TC Life operates these business segments,

39	TIAA-CREF Investment Horizon Annuity Prospectus

distinguished by broad product categories and each having a strategic focus. Premiums and deposits by segment for 2013 and 2012 are set forth in the following table (in millions):

	For the years ended December 31,
Segment	2013	2012	2011
Individual Annuities	$223.0	$172.8	$166.4
Life Insurance	258.8	112.1	59.0
Total premiums	$481.8	$284.9	$225.4

Funding Agreements*	$567.6	$716.0	$725.1
SAGIC*	$1,540.0	$725.0	$—
Total deposits received	$2,107.6	$1,441.0	$725.1

*	The deposits received on funding agreements and SAGIC are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities and Deposit-type Contracts.

Individual Annuities.  TC Life markets a variety of individual after-tax annuity products. Its annuity products are distributed through captive agents appointed by TC Life. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of TC Life’s affiliated broker-dealers. TC Life’s strategy is to include distribution through fee-based advisor channels, third party, and other strategic relationships. TC Life offers both flexible premium deferred annuities and single premium immediate annuities.

TC Life’s variable annuities offer contract owners the opportunity to invest in various investment subaccounts of TC Life’s separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through TC Life’s general account, which guarantees principal and a minimum interest rate. The separate accounts that support TC Life’s variable annuities are registered with the Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds. The variable annuities do not offer any living benefit riders. TC Life is, therefore, not exposed to the liabilities associated with such living benefit riders.

In 2013, due to the low yield on money market funds, investors continued to look for alternative investment options. Although no longer available for new sales, investors who owned TC Life’s Personal Annuity Select (“PAS”) products continued to contribute premiums to the fixed account because of the attractive relative interest rate. Contributions to this fixed account in 2013 were $52.6 compared to $57.9 million in 2012.

In addition, Intelligent Variable Annuity (“IVA”) and Investment Horizon Annuity (“IHA”) are two deferred annuity products which complement each other to meet contract owners’ risk profiles and to provide contract owners with a variety of variable annuity investment subaccount options and fixed term deposits.

The IVA facilitates an individual’s overall portfolio asset diversification offering over 50 investment choices that include 10 proprietary TIAA-CREF Life funds and more than 40 non-proprietary funds. IVA will be adding a TC Life balanced account to its proprietary choices in early 2014. The IVA experienced continued growth resulting in premiums of $153.8 million during 2013 compared to $94.7 million in 2012, an increase of 62.5%. TC Life believes the low cost feature of the IVA has continued to attract additional assets.

The IHA is designed to offer guaranteed periods from 1 to 10 years and guarantees principal and a stated interest rate if not withdrawn before the maturity date. The interest rate for each guaranteed period is based upon current interest rates. It allows investors to use a “laddered” approach for fixed investing. Since November 1, 2012, the 1 through 5 year durations of the IHA have not been available for investment due to the continued low interest rate environment. However, some rise in interest rates allowed for the reopening of the 5 year duration in August 2013 but there has been little interest on the part of investors to lock in interest rates at the offered rate for 5 years or more. In contrast to the IVA, the IHA experienced a decline in premiums from $1.7 million in 2012 to $0.4 million in 2013. The decline in the IHA product is reflective of the continued low interest rate environment.

TIAA-CREF Investment Horizon Annuity Prospectus	40

Additionally, TC Life markets a single premium immediate annuity which complements the deferred annuities and provides immediate income benefits. In 2013, TC Life issued 35 such contracts with premiums of approximately $5.6 million. The investment choices include a fixed account as well as eight TIAA-CREF Life funds.

Life Insurance.  TC Life distributes and sells term life insurance, universal life insurance, and variable universal life insurance products through captive agents appointed by TC Life, and for certain products, through third party agents. Those captive agents selling variable insurance products are also registered representatives of TC Life’s affiliated broker-dealers. The primary marketing efforts for term life insurance products involve direct mail and an Internet web site which is designed to direct potential policyholders to a call center staffed by licensed agents. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. The separate account is registered with the SEC as a unit investment trust and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other non-proprietary funds.

Life insurance premiums increased $146.7 million to $258.8 million in 2013 from $112.1 million in 2012. This positive variance was primarily due to an increase in universal life premiums of $145.2 million.

In 2012, TC Life and M Financial introduced two new variable universal life products and one new fixed universal life product designed for high net worth clients that are marketed exclusively through M Financial and its affiliated licensed producers. In 2013, TC Life and M Financial added fixed and variable survivorship products under this agreement and also added a term life insurance product.

Funding Agreements.  T TC Life’s Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after Section 529 of the Internal Revenue Code), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. TC Life provides funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. TC Life also makes available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

TC Life currently has funding agreements with eleven states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There were 37 funding agreements in these eleven states that have current state 529 college savings plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015.

Separate Account Guaranteed Interest Contracts.  TC Life issued its first SAGIC contract in 2012. The contracts are generally issued to the trustees of stable value funds (commingled and custom single client funds) and represent one of the funding vehicles of such funds. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. Deposits on the SAGIC product increased $815.0 million to $1,540.0 million in 2013 from $725.0 million in 2012.

KNOWN TRENDS AND UNCERTAINTIES

The various trends that could impact TC Life’s future results of operations and financial condition include, but are not limited to, general economic conditions, including the interest rate environment and equity market returns, changes in those general economic conditions, and changes in life expectancy trends, which could impact the Individual Annuity and Life Insurance businesses. TC Life’s future business results could also be affected by the following uncertainties:

•	TC Life operates in a mature, highly competitive industry that could limit the ability to gain or maintain a competitive position in the industry, which could negatively affect future profitability.

•	Substantial regulation of the insurance and annuity industry may adversely affect TC Life’s business.

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•	Future changes in laws and regulation, including the tax treatment of the products TC Life sells, may adversely affect TC Life’s business.

•	A downgrade in TC Life’s ratings or TIAA’s ratings from the nationally recognized ratings agencies could materially and adversely affect many aspects of TC Life’s business.

•	TC Life’s operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing products.

•	TC Life’s ability to maintain a competitive cost structure is dependent upon generating a sufficient level of sales and achieving projected persistency of existing business.

•	Interest rate fluctuations and market volatility may affect sales of products and the profitability of TC Life’s businesses.

•	Equity market volatility and downturns in the equity markets could negatively impact TC Life’s business.

•	TC Life’s investments are subject to market and credit risks.

•	TC Life could be forced to sell investments at a loss to pay contract benefits or cover contract owner withdrawals.

•	TC Life is dependent on the performance of others.

•

TC Life’s reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect TC Life’s business, its operating results or its organizational reputation.

•

Financial services companies are sometimes the targets of litigation, including class action litigation, which could result in substantial judgments. Although TC Life is not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

•

TC Life’s computer systems (or those of TC Life’s service providers) may fail or their security may be compromised, which could damage TC Life’s business and adversely affect the financial condition and results of operations.

•	TC Life is exposed to unanticipated risks, such as natural disasters, pandemics, and malicious or terrorist acts, which could adversely affect operations.

•	TC Life may be exposed to risks in the future that it has not yet identified or that it does not currently consider being material risks.

CRITICAL ACCOUNTING POLICIES

TC Life’s accounting policies require management to make interpretative and valuation judgments and to make estimates based on assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in its statutory-basis financial statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. Additionally, actual amounts may differ from TC Life’s estimates. A discussion of the statutory basis of presentation and the business factors that affect critical accounting policies is presented below.

Basis of Presentation

TC Life’s statutory-basis financial statements have been prepared on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Financial Services (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

TIAA-CREF Investment Horizon Annuity Prospectus	42

The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, TC Life cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP. The effects of the differences between GAAP and NAIC SAP, while not determined, are presumed to have a material effect on TC Life’s statutory-basis financial statements, and the primary differences are summarized in the Notes to TC Life’s Statutory-Basis Financial Statements.

Reclassifications.  Certain prior year amounts in the financial statements have been reclassified to conform to the 2013 presentation. These reclassifications did not affect the total assets, liabilities, net income or surplus previously reported.

Accounting for Investments

Because of the types of products that are issued from the general account, TC Life primarily invests in fixed income investments; the general account investment portfolio consists of bonds, preferred stocks, common stocks, cash, cash equivalents, short-term investments, and other long-term investments. In accordance with NAIC SAP, the majority of TC Life’s invested assets are carried at amortized cost and, therefore, the investment balances do not reflect the investments’ current fair values. At December 31, 2013, $4,106.0 million of the general account’s invested assets was invested in bonds. Other invested asset categories included preferred stock, common stocks, cash, cash equivalents, short-term investments, contract loans, and other long-term investments. The overall general account portfolio quality was very high at December 31, 2013, with approximately 98.4% of TC Life’s bond portfolio classified as investment grade (NAIC 1 or 2 rated securities).

The selection and management of the general account investment portfolio reflect the asset/liability analyses that TC Life performs for the various business segments and the specific products that are issued. TC Life’s investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments that TC Life makes, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, TC Life’s Board of Directors establishes investment limits that are followed in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. TC Life also utilizes a risk management department that is independent of the investment management function to monitor the risk exposures that are represented in the investment portfolio. TC Life utilizes a formal investment impairment review process that is performed for the entire portfolio at least once each quarter. The investment impairment review process is co-led by the finance and valuation departments, which are also both independent of the investment management function.

Because TC Life’s invested assets comprise such a large percentage of total assets, and because the performance of the investment portfolio has such a dramatic effect on overall performance, the accounting policies which guide the valuation of TC Life’s investments represent some of its most critical accounting policies. Because TC Life prepares statutory-basis financial statements, it follows the investment valuation requirements promulgated by the NAIC, but the application of statutory accounting principles still requires management to make interpretive and valuation judgments.

TC Life’s bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities. A significant portion of TC Life’s portfolio is invested in high quality, publicly-traded bonds to maintain and manage liquidity and to reduce the risk of credit default in the portfolio. TC Life does, however, also make investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. To control risk when utilizing privately-placed securities, TC Life relies upon broader access to management information, stronger (negotiated) protective covenants, call protection features, and a higher level of collateralization than can customarily be achieved in the public market.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the

43	TIAA-CREF Investment Horizon Annuity Prospectus

prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an other-than-temporary impairment (“OTTI”) has occurred because TC Life does not expect to recover the entire amortized cost basis of the security even with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because TC Life intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI for a loan-backed or structured security, TC Life accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services or valuations from the NAIC. For privately placed long term bond investments without readily ascertainable market value, such values were determined using information from independent pricing services including discounted cash flow methodologies based on coupon rates, maturity provisions, and credit assumptions.

TC Life’s preferred stock portfolio consisted of three publicly-traded securities of which 92.6% was designated as high quality investment grade securities at the end of 2013.

The NAIC Securities Valuation Office (“SVO”) rates investment credit risk of bonds and preferred stocks based upon the issuer’s credit quality. NAIC ratings designations range from 1 through 6. An NAIC designation of 1 denotes obligations of the highest quality in which credit risk is at its lowest and the issuer’s credit profile is stable; an NAIC designation of 6 is assigned to obligations that are in, or near, default. Classes 1 and 2 are considered to be investment grade and Classes 3 through 6 are non-investment grade. The vast majority of TC Life’s bond and preferred stock portfolios, including privately-placed securities, are investment grade.

Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

All investments are subjected to TC Life’s investment impairment process, which is performed at least quarterly. TC Life may perform investment impairment monitoring and analysis procedures more frequently, including during periods of market turmoil. Management considers evidence to evaluate the potential impairment of its investments. The investment quarterly impairment review process utilizes, but is not limited

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to, a screening process based on the fair values of the investments. Management considers a wide range of factors in the impairment review process, including, but not limited to, the following:

(a)	The extent to which and the length of time the fair value has been below TC Life’s amortized cost basis.

(b)	The financial condition and near-term prospects of the issuer.

(c)	Whether the issuer is current on contractually-obligated interest and principal payments.

(d)	TC Life’s ability and intent to retain the investment for a sufficient period of time to allow for a recovery in its fair value or for the investment to be repaid.

(e)	Information obtained from regulators and ratings agencies.

(f)	The potential for impairments in an industry sector or sub-sector.

(g)	The potential for impairments in economically-depressed geographic regions.

(h)	The potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities.

All securities are subjected to TC Life’s process for identifying OTTI. TC Life writes down securities that it deems to have an other-than-temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Where impairment is considered to be other-than-temporary, TC Life recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. TC Life does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, TC Life continues to review the impaired security for appropriate valuation on an ongoing basis.

Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair value of preferred stocks uses prices provided by third party pricing services or valuations from the NAIC.

Other Critical Accounting Policies

Non-Admitted Assets.  TC Life’s nonadmitted assets include deferred premiums and deferred federal income tax (“DFIT”) assets. The portion of deferred premiums asset nonadmitted is calculated based on a pro-rata share of reinsurance reserve credit on the underlying policies. The DFIT asset admittance is calculated under a structured formula in accordance with New York SAP. All changes in nonadmitted assets are charged or credited directly to surplus and are not recorded in the statement of operations.

Policy and Contract Reserves.  Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest rates (ranging from 3.50% to 6.75% and averaging approximately 3.67%), mortality, and other insured risks. Such reserves are designed to be sufficient for all contractual benefits guaranteed under policy and contract provisions. These reserves reflect both management’s assumptions, which must be in line with the Department’s requirements, and the activity that has occurred in relation to the policies and contracts in-force (e.g., new issues, lapses, surrenders, etc.). The period-to-period changes in these reserves directly increase or decrease TC Life’s results of operations.

Reserves for deposit-type funds, which do not contain life contingencies, are equal to the sum of the deposits received and the interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder. These reserves do not entail significant management judgment, and other than the interest credited to these contracts; the changes in these reserves do not affect TC Life’s results of operations.

Reinsurance.  TC Life uses reinsurance to manage risk by ceding (i.e., transferring) some of its life insurance reserve liabilities to other insurance and reinsurance companies. This includes yearly renewable term,

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coinsurance, and modified coinsurance agreements. When TC Life enters into a reinsurance contract with another insurance or reinsurance company, it will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. As a result, TC Life evaluates the financial stability of an insurance or reinsurance company before it enters into a reinsurance contract, which is often long-term in nature. The financial stability of an insurance or reinsurance company is re-evaluated annually and monitored quarterly by TC Life’s Risk Management Department. TC Life’s maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. For contracts issued after May 1, 2012, the maximum retention is $15.0 million on one insured life and $20.0 million for two insured lives. The maximum retention is less for certain issue ages and underwriting classifications.

Asset Valuation Reserve.  The Asset Valuation Reserve (“AVR”), which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses related to TC Life’s investment portfolio. Reserve components of the AVR are maintained for each of TC Life’s asset classes. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components, and the formulae are primarily based on NAIC determined factors applied to asset classes. Insurance companies may also establish additional reserves for any AVR component, at management’s discretion; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. TC Life did not make any voluntary contributions to the AVR in 2013 or 2012. The net change in the AVR is reported as a change in surplus in TC Life’s Statutory-Basis Statements of Changes in Capital and Surplus. The net realized capital gains and losses that are credited to or charged against the AVR are also a component of the Statutory-Basis Statements of Operations.

Interest Maintenance Reserve.  The Interest Maintenance Reserve (“IMR”) is a formulaic reserve required by NAIC SAP, which accumulates realized interest rate-related capital gains and losses, as defined by NAIC SAP, on sales of fixed income investments. Such capital gains and losses are recognized as a liability and are amortized under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Separate Account Assets and Liabilities.  Separate accounts are established in conformity with insurance laws, and the separate account assets are segregated from TC Life’s general account. Separate accounts are generally maintained for the benefit of separate account holders. Seed money investments that remain in the separate accounts are included in separate account assets.

Income Taxes. A consolidated federal income tax return is filed with TC Life’s parent, TIAA, and its affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their net operating losses or other tax attributes they have generated when utilized in the consolidated return, subject to the limitations imposed under the Internal Revenue Code.

The consolidated group is subject to the domestic federal statutory rate of 35%. TC Life’s effective federal tax rates for the periods presented differ from the statutory rate based on adjustments from statutory to tax basis reporting. NAIC SAP No. 101 – Income Taxes, A Replacement of SAP No. 10R and SAP No. 10, became effective January 1, 2012 as the statutory accounting principle used to determine and record TC Life’s current and deferred income taxes. NAIC SAP No. 101 did not have a material effect on the current and deferred taxes as presented under NAIC SAP No. 10R. The recognition of the DFIT asset as an admitted asset is subject to a limitation of the lesser of 15% of adjusted statutory capital and surplus or the amount that will be realized within the next three years. The deferred federal income tax assets that are greater than the statutory limits are deemed nonadmitted and are therefore not recognized under statutory reporting.

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RESULTS OF OPERATIONS

Year Ended December 31, 2013, Compared to Year Ended December 31, 2012

The following table sets forth TC Life’s statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2013	2012	$	%
REVENUES
Individual annuity premiums and other considerations	$223.0	$172.8	$50.2	29.1%
Life insurance premiums	258.8	112.1	146.7	130.9%
Total premiums and other considerations	481.8	284.9	196.9	69.1%
Net investment income	150.3	147.7	2.6	1.8%
Commissions and expense allowances on reinsurance ceded	29.6	12.7	16.9	133.1%
Reserve adjustments on reinsurance ceded	58.6	9.8	48.8	498.0%
Other revenue	16.6	9.5	7.1	74.7%
TOTAL REVENUES	736.9	464.6	272.3	58.6%

EXPENSES
Policy and contract benefits	118.2	131.7	(13.5)	(10.3%)
Increase in policy and contract reserves	320.0	128.5	191.5	149.0%
Insurance expenses and taxes (excluding Federal income taxes)	110.3	83.0	27.3	32.9%
Commissions on premiums	31.8	5.4	26.4	488.9%
Interest on deposit-type contracts	26.8	26.4	0.4	1.5%
Net transfers to separate accounts	143.2	58.0	85.2	146.9%
Other benefits and expenses, net	9.0	9.9	(0.9)	(9.1%)
TOTAL BENEFITS AND EXPENSES	759.3	442.9	316.4	71.4%
(Loss) income before federal income taxes and net realized capital losses	(22.4)	21.7	(44.1)	(203.2%)
Federal income tax expense	6.9	1.2	5.7	475.0%
Net realized capital gains (losses), net of taxes and after transfers to the interest maintenance reserve	0.0	(2.4)	2.4	100.0%
NET (LOSS) INCOME	$(29.3)	$18.1	$(47.4)	(261.9%)

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $481.8 million for 2013 compared to $284.9 million for 2012, an increase of $196.9 million, or 69.1%.

On a year-over-year basis, individual annuity premiums and other considerations increased $50.2 million, or 29.1%, in 2013. This increase in premiums and other considerations was primarily due to increases in the Intelligent Variable Annuity (“IVA”) products of $59.2 million, partially offset by decreases in the Personal Annuity Select (“PAS”), Single Premium (“SPIA”), Investment Horizon Annuity (“IHA”), Lifetime Variable Select (“LVS”) products, and Supplementary Contracts of $3.4 million, $2.4 million, $1.4 million, $1.3 million, and $0.5 million, respectively. The increases in the variable products appear to be driven by participant behavior in response to the overall increase in equity markets and the low interest rate environment. The IHA product was closed for new sales in the 1 through 5 year durations as a result of the low interest rate environment.

Life insurance premiums increased $146.7 million in 2013 compared to 2012. This increase in life insurance premiums was primarily attributable to an increase of $145.2 million in universal life premiums.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve. Net investment income

47	TIAA-CREF Investment Horizon Annuity Prospectus

totaled $150.3 million for 2013 compared to $147.7 million for 2012, an increase of $2.6 million, or 1.8%. This increase in net investment income was primarily driven by an increase in the average invested asset balance of approximately $460.1 million for the year ended December 31, 2013 versus December 31, 2012. This increase was partially offset by a decrease of approximately 37 basis points in the earned rates combined with a decrease in amortization of IMR and an increase in investment expenses for 2013 compared to 2012.

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2013	2012	$	%
Bonds	$151.3	$145.9	$5.4	3.7%
Preferred stocks	0.1	0.4	(0.3)	(75.0%)
Mortgages	—	0.5	(0.5)	(100.0%)
Cash, cash equivalents and short-term investments	—	0.4	(0.4)	(100.0%)
Other long term investments	1.2	1.0	0.2	20.0%
TOTAL GROSS INVESTMENT INCOME	152.6	148.2	4.4	3.0%
Less investment expenses	(3.8)	(2.8)	(1.0)	(35.7%)
Net investment income before amortization of net interest maintenance reserve gains	148.8	145.4	3.4	2.3%
Amortization of net interest maintenance reserve gains	1.5	2.3	(0.8)	(34.8%)
TOTAL NET INVESTMENT INCOME	$150.3	$147.7	$2.6	1.8%

*	Derivative instruments are included in other liabilities.

Commissions and Expense Allowances on Reinsurance Ceded.  Commissions and expense allowances on reinsurance ceded totaled $29.6 million for 2013 compared to $12.7 million for 2012, an increase of $16.9 million, or 133.1%. This increase was primarily due to an increase in commissions on reinsurance ceded related to continued growth on traditional and universal life products that are marketed exclusively through M Financial and its affiliated licensed producers.

Reserve Adjustments on Reinsurance Ceded.  Reserve adjustments on reinsurance ceded increased $48.8 million from $9.8 million for the prior year to $58.6 million for the year ended December 31, 2013 due to the growth in the fixed and variable universal life business distributed by M Financial. This reserve adjustment of $58.6 million reflects the change in the amount equal to the gross statutory reserves on the portion of policies reinsured on a modified coinsurance (“modco”) basis, net of interest credited on the modco reserves to the reinsurer. The change in modco reserves for fixed and variable universal life products of $37.4 million and $23.3 million, respectively, was partially offset by interest credited on modco reserves of $2.1 million.

Other Revenue.  Other revenue totaled $16.6 million for 2013 compared to $9.5 million for 2012, an increase of $7.1 million, or 74.7%. The increase was primarily due to an increase in separate account fee income and net gain from operations from Separate Account of $5.9 million and $3.2 million, respectively, partially offset by surrender fees of $2.1 million for the withdrawal on the California plan in 2012 with no corresponding activity in 2013.

Policy and Contract Benefits.  Policy and contract benefits totaled $118.2 million for 2013 compared to $131.7 million for 2012, a decrease of $13.5 million, or 10.3%. This increase was primarily due to a decrease of $3.3 million in benefits and $10.2 million in surrenders.

Increase in Policy and Contract Reserve.  Increase in policy and contract reserves increased to $320.0 million during 2013 compared to $128.5 million during 2012. The increase in reserves of $320.0 million was primarily composed of increases for individual life insurance, individual annuity, and group life insurance products of

TIAA-CREF Investment Horizon Annuity Prospectus	48

$173.2 million, $48.0 million and $98.8 million, respectively. The increase was primarily driven by net premiums and interest credited on reserves, partially offset by policyholder benefit payments and transfers to separate accounts.

Insurance Expenses and Taxes (excluding federal income taxes).  Insurance expenses and taxes (excluding federal income taxes) increased to $110.3 million during 2013 compared to $83.0 million during 2012. The increase was primarily driven by an increase in expenses related to continued business growth, marketing, and distribution.

Commissions on Premiums.  Commissions on premiums increased to $31.8 million during 2013 compared to $5.4 million during 2012. The commissions of $31.8 million were composed of activity for fixed universal, variable universal, and term life products of $17.0 million, $14.4 million, and $0.4 million, respectively. The increase was driven by an increase in commissions related to continued growth on universal and traditional life products that are marketed exclusively through M Financial and its affiliated licensed producers.

Interest on Deposit-type Contracts.  Interest on deposit-type contracts increased to $26.8 million during 2013 compared to $26.4 million during 2012. The increase was driven by an increase in average assets on deposit, partially offset by a decline in the average credited rates, primarily on the guaranteed funding agreements with the various 529 college savings plans.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $143.2 million for 2013 compared to $58.0 million for 2012. The year-over-year increase was primarily the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2013, current federal income tax expense was $6.9 million resulting in an effective tax rate of -31.1% compared to the statutory tax rate of 35%. The difference between the effective rate and the statutory rate is the result of taxable income of $20.0 million as compared to a pre-tax statutory loss before federal income taxes and net realized capital losses of $22.4 million. Driving the difference between taxable income and pre-tax statutory income were $42.4 million of statutory-to-tax differences, primarily relating to adjustments for reserves and deferred acquisitions costs.

Net Realized Capital Losses.  The net realized capital loss decreased by $2.4 million to virtually $0.0 million for 2013 from a loss of $2.4 million for 2012. The Net Realized Capital loss of $37 thousand for the period ended December 31, 2013 was primarily driven by net gains from sales of long term bonds during the period of $2.3 million reduced for transfers to IMR of $2.4 million.

49	TIAA-CREF Investment Horizon Annuity Prospectus

Year Ended December 31, 2012, Compared to Year Ended December 31, 2011

The following table sets forth TC Life’s statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2012	2011	$	%
REVENUES
Individual annuity premiums and other considerations	$172.8	$166.4	$6.4	3.8%
Life insurance premiums	112.1	59.0	53.1	90.0%
Total premiums and other considerations	284.9	225.4	59.5	26.4%
Net investment income	147.7	132.7	15.0	11.3%
Commissions and expense allowances on reinsurance ceded	12.7	8.5	4.2	49.4%
Reserve adjustments on reinsurance ceded	9.8	—	9.8	N/A
Other revenue	9.5	5.2	4.3	82.7%
TOTAL REVENUES	464.6	371.8	92.8	25.0%

EXPENSES
Policy and contract benefits	131.7	128.3	3.4	2.7%
Increase in policy and contract reserves	128.5	83.7	44.8	53.5%
Insurance expenses and taxes (excluding Federal income taxes)	83.0	56.2	26.8	47.7%
Commissions on premiums	5.4	—	5.4	N/A %
Interest on deposit-type contracts	26.4	17.6	8.8	50.0%
Net transfers to separate accounts	58.0	37.9	20.1	53.0%
Other benefits and expenses, net	9.9	17.3	(7.4)	(42.8)
TOTAL BENEFITS AND EXPENSES	442.9	341.0	101.9	29.9%
Income before federal income taxes and net realized capital losses	21.7	30.8	(9.1)	(29.5%)
Federal income tax expense	1.2	10.5	(9.3)	(88.6%)
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(2.4)	9.2	(11.6)	(126.1%)
NET INCOME	$18.1	$29.5	$(11.4)	(38.6%)

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $284.9 million for 2012 compared to $225.4 million for 2011, an increase of $59.5 million, or 26.4%.

On a year-over-year basis, individual annuity premiums and other considerations increased $6.4 million, or 3.8%, in 2012. This increase in premiums and other considerations was primarily due to increases in the Intelligent Variable Annuity (“IVA”), Lifetime Variable Select (“LVS”), and Personal Annuity Select (“PAS”) products of $10.1 million, $1.1 million, and $1.1 million respectively, partially offset by decreases in the Single Premium (“SPIA”) and Investment Horizon Annuity (“IHA”) products of $3.5 million and $2.2 million respectively. The increases in the variable products appear to be driven by participant behavior in response to the overall increase in equity markets and the low interest rate environment. The IHA product was closed for new sales in the 1 through 5 year durations as a result of the low interest rate environment.

Life insurance premiums increased $53.1 million in 2012 compared to 2011. This increase in life insurance premiums was primarily attributable to an increase of $50.0 million in universal life premiums.

Net Investment Income. Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $147.7 million for 2012 compared to $132.7 million for 2011, an increase of $15.0 million, or 11.3%. This increase in net investment income was primarily driven by an increase in the average invested asset

TIAA-CREF Investment Horizon Annuity Prospectus	50

balance of approximately $561.6 million for the year ended December 31, 2012 versus December 31, 2011, and an increase in amortization of IMR for 2012 compared to 2011. These increases were partially offset by a decrease of approximately 29 basis points in the earned rates during 2012 combined with an increase in investment expenses.

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2012	2011	$	%
Bonds	$145.9	$131.4	$14.5	11.0%
Preferred stocks	0.4	0.5	(0.1)	(20.0%)
Mortgages	0.5	1.0	(0.5)	(50.0%)
Cash, cash equivalents and short-term investments	0.4	0.5	(0.1)	(20.0%)
Other long term investments	1.0	0.5	0.5	100.0%
TOTAL GROSS INVESTMENT INCOME	148.2	133.9	14.3	10.7%
Less investment expenses	(2.8)	(2.2)	(0.6)	(27.3%)
Net investment income before amortization of net interest maintenance reserve gains	145.4	131.7	13.7	10.4%
Amortization of net interest maintenance reserve gains	2.3	1.0	1.3	130.0%
TOTAL NET INVESTMENT INCOME	$147.7	$132.7	$15.0	11.3%

*	Derivative instruments are included in other liabilities.

Commissions and Expense Allowances on Reinsurance Ceded.  Commissions and expense allowances on reinsurance ceded totaled $12.7 million for 2013 compared to $8.5 million for 2012, an increase of $4.2 million, or 49.4%. This increase was primarily due to an increase in commissions on reinsurance ceded related to new growth on universal life products that are marketed exclusively through M Financial and its affiliated licensed producers.

Reserve Adjustments on Reinsurance Ceded.  Reserve adjustments on reinsurance ceded were $9.8 million for the year ended December 31, 2012 due to the new growth in the fixed and variable universal life business distributed by M Financial. This reserve adjustment of $9.8 million reflects the change in the amount equal to the gross statutory reserves on the portion of policies reinsured on a modified coinsurance (“modco”) basis, net of interest credited on the modco reserves to the reinsurer. The change in modco reserves for fixed and variable universal life products of $5.4 million and $4.5 million, respectively, was partially offset by interest credited on modco reserves of $0.1 million.

Other Revenue.  Other revenue totaled $9.5 million for 2012 compared to $5.2 million for 2011, an increase of $4.3 million, or 82.7%. The increase was primarily due to an increase in separate account fee income of $2.3 million and surrender fees of $2.1 million for the withdrawal on the California plan in 2012 with no corresponding activity in 2011, partially offset by a decrease in net gain from operations from Separate Account of $0.1 million.

Policy and Contract Benefits.  Policy and contract benefits totaled $131.7 million for 2012 compared to $128.3 million for 2011, an increase of $3.4 million, or 2.7%. This increase was primarily due to an increase of $1.6 million in benefits and $1.8 million in surrenders.

Increase in Policy and Contract Reserve.  Increase in Policy and contract reserves increased to $128.5 million during 2012 compared to $83.7 million during 2011. The increase was primarily driven by interest credited on reserves and net premiums, partially offset by policyholder benefit payments and transfers to separate accounts.

51	TIAA-CREF Investment Horizon Annuity Prospectus

Insurance Expenses and Taxes (excluding federal income taxes).  Insurance expenses and taxes (excluding federal income taxes) increased to $83.0 million during 2012 compared to $56.2 million during 2011. The increase was driven by an increase in expenses related to continued business growth, marketing, and distribution.

Commissions on Premiums.  Commissions on premiums were $5.4 million during 2012. The commissions of $5.4 million were composed of activity for fixed universal and variable universal life products of $3.2 million and $2.2 million, respectively and were directly related to new growth on universal life products marketed exclusively through M Financial and its affiliated licensed producers.

Interest on Deposit-type Contracts.  Interest on deposit-type contracts increased to $26.4 million during 2012 compared to $17.6 million during 2011. The increase was driven by an increase in average assets on deposit, partially offset by a decline in the average credited rates, primarily on the guaranteed funding agreements with the various 529 college savings plans.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $58.0 million for 2012 compared to $37.9 million for 2011. The year-over-year increase was primarily the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2012, federal income tax expense was $1.2 million resulting in an effective tax rate of 5.7% compared to the statutory tax rate of 35%. Driving the decline in the effective tax rate were $18.2 million of statutory to tax basis deductions which reduced the statutory basis of income before federal income taxes and net realized capital losses of $21.7 million to a tax basis of $3.5 million. This included a nonrecurring tax benefit of approximately $8.2 million from the current year election under Section 166 of the Internal Revenue Code.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $2.8 million and $1.3 million for 2012 and 2011, respectively) decreased by $11.6 million, to $2.4 million for 2012 from net realized capital gains of $9.2 million for 2011. This decrease was primarily driven OTTI on long term bonds of $8.3 million, partially offset by net gains from sales of long term bonds during the period (net of transfers to IMR, net of taxes) of $2.9 million, and a tax capital benefit of $3.0 million.

TIAA-CREF Investment Horizon Annuity Prospectus	52

FINANCIAL CONDITION

The following table sets forth TC Life’s statutory-basis statements of admitted assets, liabilities, and capital and surplus (in millions, except percentages):

	December 31,		Increase/(decrease)
	2013	2012	$	%
ADMITTED ASSETS
Bonds	$4,106.0	$3,684.5	$421.5	11.4%
Preferred stocks	2.5	2.5	—	0.0%
Common Stocks	0.6	0.3	0.3	100.0%
Cash, cash equivalents and short-term investments	114.9	87.9	27.0	30.7%
Contract loans	10.5	7.1	3.4	47.9%
Other long term investments	12.8	12.8	—	0.0%
Investment income due and accrued	39.0	37.9	1.1	2.9%
Invested Assets	4,286.3	3,833.0	453.3	11.8%
Income tax recoverable from TIAA	—	9.6	(9.6)	(100.0%)
Net deferred income tax asset	11.8	6.3	5.5	87.3%
Other assets	21.8	17.6	4.2	23.9%
Total general account assets	4,319.9	3,866.5	453.4	11.7%
Separate account assets	3,668.7	1,789.8	1,878.9	105.0%
TOTAL ADMITTED ASSETS	$7,988.6	$5,656.3	$2,332.3	41.2%

LIABILITIES
Reserves for life and health, annuities and deposit-type contracts	$3,914.3	$3,440.7	$473.6	13.8%
Asset valuation reserve	17.9	14.2	3.7	26.1%
Interest maintenance reserve	7.8	6.9	0.9	13.0%
Federal income tax payable to TIAA	2.5	—	2.5	N/A %
Other liabilities	33.6	21.1	12.5	59.2%
Total general account liabilities	3,976.1	3,482.9	493.2	14.2%
Separate account liabilities	3,638.7	1,760.5	1,878.2	106.7%
TOTAL LIABILITIES	7,614.8	5,243.4	2,371.4	45.2%
CAPITAL AND SURPLUS
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2.5	2.5	—	0.0%
Additional paid-in capital	357.5	357.5	—	0.0%
Surplus	13.8	52.9	(39.1)	(73.9%)
TOTAL CAPITAL AND SURPLUS	373.8	412.9	(39.1)	(9.5%)
TOTAL LIABILITIES, CAPITAL AND SURPLUS	$7,988.6	$5,656.3	$2,332.3	41.2%

Admitted Assets

Total Admitted Assets.  Total admitted assets of $7,988.6 million as of December 31, 2013, increased $2,332.3 million, or 41.2%, from $5,656.3 million as of December 31, 2012. Contributing to the increase of $2,332.3 million were increases in general account and separate account assets of $453.4 million and $1,878.9 million, respectively. The $453.4 million increase in the general account assets was primarily driven by deposits from the guaranteed funding agreement with the various 529 college savings plans. The $1,878.9 million increase in the separate account assets during 2013 was primarily driven by deposits on the SAGIC product.

Bonds.  As of December 31, 2013 bonds totaled $4,106.0 million compared to $3,684.5 million as of December 31, 2012 an increase of $421.5 million, or 11.4%. Bonds represented 96.7% of TC Life’s invested asset portfolio, excluding investment income due and accrued, at December 31, 2013. The portfolio consisted

53	TIAA-CREF Investment Horizon Annuity Prospectus

of publicly traded bonds of $3,433.1 million and privately placed bonds of $672.9 million as of December 31, 2013. During 2013, write-downs on bonds resulting from impairments that are considered to be other-than-temporary were $0.9 million.

The following table sets forth TC Life’s bond portfolio by industry (in millions, except percentages):

	December 31, 2013		December 31, 2012
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
Manufacturing	$968.4	23.6%	$921.2	25.0%
Finance and financial services	679.5	16.5%	456.9	12.4%
Public utilities	505.9	12.3%	504.8	13.7%
Oil and gas	354.1	8.6%	298.4	8.1%
Residential mortgage-backed securities	267.0	6.5%	335.3	9.1%
US and other government	234.6	5.7%	143.7	3.9%
Mining	182.6	4.4%	132.6	3.6%
Transportation	170.6	4.2%	129.0	3.5%
Communication	162.7	4.0%	180.5	4.9%
Revenue and special obligations	112.5	2.7%	88.4	2.4%
Asset-backed securities	109.5	2.7%	117.9	3.2%
Services	107.8	2.6%	106.9	2.9%
REIT	93.2	2.3%	114.2	3.1%
Commercial mortgage-backed securities	80.5	2.0%	88.4	2.4%
Retail and wholesale trade	71.1	1.9%	66.3	1.8%
Total	$4,106.0	100.0%	$3,684.5	100.0%

The table below sets forth the NAIC Securities Valuation Office (“SVO”) credit quality ratings for TC Life’s bond portfolio (in millions, except percentages):

	December 31, 2013		December 31, 2012
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
1	$2,519.5	61.3%	$2,351.9	63.8%
2	1,521.4	37.1%	1,277.5	34.7%
Investment grade	4,040.9	98.4%	3,629.4	98.5%
3	61.8	1.5%	46.9	1.3%
4	—	0.0%	7.1	0.2%
5	3.3	0.1%	1.1	0.0%
6	—	0.0%	—	0.0%
Below investment grade	65.1	1.6%	55.1	1.5%
Total	$4,106.0	100.0%	$3,684.5	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	54

The table below sets forth TC Life’s bond portfolio statutory carrying values and estimated fair values by contractual maturity (in millions, except percentages):

	December 31, 2013			December 31, 2012
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$355.3	8.7%	$359.9	$338.0	9.2%	$345.7
Due after one year through five years	1,354.1	33.0%	1,378.9	1,362.0	37.0%	1,422.4
Due after five years through ten years	1,002.4	24.4%	1,003.6	827.6	22.5%	891.6
Due after ten years	937.2	22.8%	951.9	619.5	16.7%	727.8
Subtotal	3,649.0	88.9%	3,694.3	3,147.1	85.4%	3,387.5
Residential mortgage-backed securities	267.0	6.5%	276.3	333.5	9.0%	354.4
Commercial mortgage-backed securities	80.5	1.9%	80.9	87.3	2.4%	85.6
Asset-backed securities	109.5	2.7%	112.3	116.6	3.2%	123.4
Subtotal	457.0	11.1%	469.5	537.4	14.6%	563.4
Total	$4,106.0	100.0%	$4,163.8	$3,684.5	100.0%	$3,950.9

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable. Mortgage-backed and asset-backed securities are shown separately in the table above, as they are not due at a single maturity date.

TC Life uses third party pricing vendors and, to a lesser extent, broker quotes in determining the fair value of its loan-backed and structured securities. Bonds in the portfolio are priced individually.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the experience for a particular transaction and vary by security type and vintage.

Preferred Stock.  The Preferred Stock portfolio stayed unchanged at $2.5 million at December 31, 2013 compared to December 31, 2012. As of December 31, 2013, approximately 92.6% of the preferred stock portfolio was classified as investment grade and 100.0% of the portfolio was comprised of publicly traded securities.

Common Stock.  The Common Stock portfolio increased $0.3 million from $0.3 million at December 31, 2012 to $0.6 million as of December 31, 2013. As of December 31, 2013, the portfolio consisted of one holding which was classified as an investment grade and publicly traded security.

Cash, Cash Equivalents and Short-Term Investments.  These investments totaled $114.9 million as of December 31, 2013, compared to $87.9 million as of December 31, 2012, an increase of $27.0 million.

Contract Loans.  These investments totaled $10.5 million as of December 31, 2013, compared to $7.1 million as of December 31, 2012, an increase of $3.4 million.

Other Long-Term Investments.  Other long-term investments of $12.8 million remained essentially flat from December 31, 2012 and consists primarily of investments in surplus notes of other insurance companies.

Net Deferred Federal Income Tax Asset.  Net deferred federal income tax asset increased $5.5 million, or 87.3%, to $11.8 million at December 31, 2013, compared to $6.3 million at December 31, 2012. This increase was primarily due to the recognition of tax benefits that will be utilized within three years from December 31, 2013 as compared to the corresponding amount as of December 31, 2012.

Separate Account Assets.  Total separate account assets were $3,668.7 million as of December 31, 2013, compared to $1,789.8 million as of December 31, 2012. Included in this increase is approximately

55	TIAA-CREF Investment Horizon Annuity Prospectus

$225.0 million resulting from net appreciation and investment income/capital gains activity. There were also increases from net deposit-type contract activity and discretionary contractholder activity (defined as deposits less withdrawals) of $1,541.2 million and $145.5 million, respectively. Change in liabilities and fees paid resulted in $20.6 million and $12.2 million decreases for the period. The increase in deposit-type contracts was primarily driven by deposits on the SAGIC product of $1,540.0 million.

Liabilities, Capital and Surplus

Total Liabilities.  Total liabilities were $7,614.8 million as of December 31, 2013 compared to $5,243.4 million as of December 31, 2012. This increase of $2,371.4 million, or 45.2%, was due to increases in general account liabilities and separate account liabilities of $493.2 million and $1,878.2 million, respectively. The increase in general account liabilities was primarily driven by increases in reserves for life and health, annuities and deposit-type contracts, asset valuation reserve and other liabilities. The increase in reserves was primarily due to net deposits from the guaranteed funding agreement with the various 529 college savings plans as well as growth in the life and annuity products. The increase in separate account liabilities resulted primarily from the appreciation in the equity markets and discretionary contract-holder activity, including the continued growth of the SAGIC product.

Reserves for Life and Health, Annuities and Deposit-type Contracts.  Reserves for life and health, annuities and deposit-type contracts were $3,914.3 million as of December 31, 2013, compared to $3,440.7 million as of December 31, 2012, an increase of $473.6 million, primarily due to increases in policyholder reserves of $320.0 million and deposit-type contract liabilities of $154.0 million. The $320.0 million increase was primarily driven by net premiums and interest credited on policies exceeding policyholder benefit payments. The increase in deposit-type liabilities was driven by net deposits and investment earnings, and was primarily driven by deposits from guaranteed funding agreements for 529 savings plan.

Asset Valuation Reserve.  The AVR of $17.9 million as of December 31, 2013, compared to $14.2 million as of December 31, 2012, increased $3.7 million. The change in the current period was driven by $6.8 million in reserve contributions and formulaic adjustments offset by realized and unrealized net capital losses of $3.1 million.

Interest Maintenance Reserve.  The IMR of $7.8 million as of December 31, 2013, increased approximately $0.9 million from $6.9 million as of December 31, 2012, primarily due to net realized gains transferred to the IMR exceeding amortization during the year.

Separate Account Liabilities.  These liabilities totaling $3,638.7 million as of December 31, 2013, compared to $1,760.5 million as of December 31, 2012, increased $1,878.2 million, or 106.7%, primarily due to discretionary contract-holder activity and investment performance. This included deposits on the SAGIC product of $1,540.0 million.

Other Liabilities.  Other liabilities consist mainly of unauthorized reinsurance, funds withheld, payables to TC Life’s parent, agent commissions, and suspense. The increase of $12.5 million was primarily due to an increase in unauthorized reinsurance, funds withheld, payables to parent, and agent commission, partially offset by decreases in suspense balances at December 31, 2013 compared to December 31, 2012.

Capital and Surplus.  Capital and surplus totaled $373.8 million as of December 31, 2013, compared to $412.9 million as of December 31, 2012. This decrease of $39.1 million in capital and surplus was primarily due to the net loss of $29.3 million, nonadmitted assets of $11.8 million, liability for reinsurance in unauthorized companies of $6.8 million, AVR of $3.7 million, and surplus in separate accounts statement of $3.7 million, partially offset by an increase of $16.0 million in gross deferred income tax asset.

LIQUIDITY AND CAPITAL RESOURCES

TC Life has a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that it will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital

TIAA-CREF Investment Horizon Annuity Prospectus	56

and surplus necessary to maintain the capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain the financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA. TC Life did not receive any capital contributions from TIAA during 2013.

TC Life also maintains a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2013, $30.0 million of this facility was maintained on a committed basis for which a commitment fee of 9.0 basis points was paid on the unused committed amount. During 2013, 85 draw-downs were made which totaled approximately $228.5 million, of which no amount was outstanding at December 31, 2013.

TC Life has no material off-balance sheet arrangements for financing or other purposes.

The following table presents TC Life’s total adjusted capital, which, as defined by the NAIC, includes the AVR, by period (in millions):

	December 31,
	2013	2012
Total Adjusted Capital
Total Capital and Surplus	$373.8	$412.9
Asset Valuation Reserve	17.9	14.2
Total Adjusted Capital	$391.7	$427.1

TC Life’s total adjusted capital decreased by $35.4 million from $427.1 million at December 31, 2012 to $391.7 million at December 31, 2013. This decrease of $35.4 million in total adjusted capital was primarily due to the net loss of $29.3 million, nonadmitted assets of $11.8 million, liability for reinsurance in unauthorized companies of $6.8 million, and surplus in separate accounts statement of $3.7 million, partially offset by an increase of $16.0 million in gross deferred income tax asset in 2013.

TC Life’s financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings, and Aaa (Excellent) from Moody’s Investors Service. Each ratings agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of TC Life’s general account.

A significant portion of TC Life’s general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. TC Life carefully reviews its liquidity position on an ongoing basis.

The following table illustrates TC Life’s cash flows provided by or used in operating, investing, and financing activities for the following periods (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2013	2012	$	%	2011	$	%

Net cash provided by operations	$316.9	$159.4	$157.5	98.8%	$144.3	$15.1	10.5%
Net cash used in investments	(423.6)	(492.1)	68.5	13.9%	(650.3)	158.2	24.3%
Net cash (used in ) provided by financing and other	133.6	314.1	(180.5)	57.5%	524.5	(210.4)	40.1%

Net change in cash, cash equivalents and short-term investments	$26.9	$(18.6)	$45.5	244.6%	$18.5	$(37.1)	200.5%

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As an insurance entity, the positive cash flows generated from premiums received and net investment income earned, are offset by benefits and surrenders paid and customers’ net transfers to separate accounts. Total net cash flow provided by operations includes premiums and investment income received less benefit payments, operating expenses, federal income tax, and net transfers to separate accounts. Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, expenses paid, and customer decisions to move funds in or out of separate accounts.

The net cash provided by operations was $316.9 million for 2013 compared to $159.4 million for 2012. The $157.5 million increase in net cash provided by operations was primarily due to increases in premiums and miscellaneous income, decreases in policy and contract benefits and decrease in federal income tax, partially offset by increases in commissions, operating expenses, and net transfers to separate accounts.

Net cash used in investments decreased $68.5 million to $423.6 million for 2013 from $492.1 million for 2012. The decrease in cash used in investments primarily resulted from an increase in proceeds from long-term investments sold, matured or repaid of $91.6 million and an increase in purchases of investments of $23.1 million during the period.

The $180.5 million decrease in net cash provided by financing and other between 2013 and 2012 was primarily the result of a decrease of $190.0 million in net deposit activity on deposit-type contracts.

Impact of Inflation

The level of inflation during the periods covered by the statutory-basis financial statements has not had a significant impact on TC Life’s revenues, expenses, or net income.

Increased levels of inflation tend to increase the need for life insurance. Many policyholders may increase their life insurance coverage to provide the same relative financial benefit and protection in anticipation of higher inflation. Higher interest rates can also result in higher sales of TC Life’s individual fixed annuities.

The higher interest rates that have traditionally accompanied inflation could also affect certain other aspects of operations. Policy loans generally increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of existing annuity account balances and individual life policy cash values may increase customer withdrawals. The fair value of TC Life’s fixed-rate, long-term investments may decrease. TC Life’s margins, representing the difference between the interest rate earned on investments and the interest rate credited to life insurance and annuity products, may also be adversely affected by rising interest rates.

Inflation could also increase the costs TC Life might incur in the future to operate the business. Should inflation increase future operating costs, TC Life would attempt to adjust the crediting rates that it provides on the individual fixed annuity, life insurance (to the extent applicable), and funding agreement contracts that are issued in order to maintain its margins.

Contractual Obligations

As of December 31, 2013, TC Life does not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations. The table below sets forth TC Life’s estimated future contractual obligations as of December 31, 2013 related to contract owner and policyholder obligations (in millions):

Amounts Due By Period
One year or less	$726.0
After one through three years	1,238.2
After three through five years	1,160.5
After five years	6,899.0
Total	$10,023.7

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The estimated due dates for the estimated contractual obligations are based on various assumptions, including mortality and lapse assumptions of the individual annuity and life insurance lines of business, using historical experience. These estimated obligations are based on TC Life’s actual general account and fixed separate account balance sheet values and include interest expected to be credited during the remaining periods; due to the significance of the assumptions used, the amounts presented could materially differ from actual future results. (Variable separate account liabilities are separated from the general account and are expected to be fully funded by the separate account assets.) Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Recently Issued Accounting Standards

The NAIC promulgates Statutory Accounting Principles primarily through the issuance of Statements of Statutory Accounting Principles. See “Application of New Accounting Pronouncements” in Note 2 of the audited statutory-basis financial statements included elsewhere in this report.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

TC Life is primarily exposed to market risk through investment and insurance activities; however, the majority of investments are carried at amortized cost and not at fair value. Because investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on the financial position or results of operations unless investment positions are determined to have OTTI.

TC Life’s financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, changes in foreign currency rates, and equity price risks. These market risks may impact prospective earnings on future investments, which may, in turn, affect the interest that will be prospectively credited on the general account products. TC Life analyzes and manages the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. The ALM process involves the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

The primary focus of the ALM program is the management of interest rate risk within the insurance operations. This includes the aforementioned monitoring of asset and liability durations to provide an appropriate balance between risk and profitability for each product line as well as TC Life as a whole. As of December 31, 2013, the difference between TC Life’s assets and liabilities once guaranteed minimum interest rates and assets supporting capital and surplus were excluded was approximately 0.4 years. This level of asset/liability matching indicates that the fair value sensitivity of assets and liabilities to interest rate movements is nominal. It is generally TC Life’s policy to maintain relatively small differences in asset and liability durations.

TC Life believes its ALM programs and procedures and certain product features provide protection against the effects of changes in interest rates under various scenarios. Additionally, it believes the ALM programs and procedures provide sufficient liquidity to enable TC Life to fulfill its obligation to pay benefits under its various insurance and deposit contracts. However, the ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors and the effectiveness of TC Life’s asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions.

TC Life’s investment portfolio (“Portfolio”) is subject to broad market risk as well as specific interest rate risk. Market risk relates to the potential loss in value resulting from adverse changes in market sentiment of risk and prices. Interest rate risk is the potential loss in fair value resulting from adverse changes in interest rates relative to the interest rate characteristics of interest bearing assets and liabilities. TC Life manages these risks

59	TIAA-CREF Investment Horizon Annuity Prospectus

through an integrated ALM process that includes asset allocation and individual exposure limits based on internal risk measurements. The ALM process involves the aforementioned continuous monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the pro-active rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

At December 31, 2013, TC Life’s Fixed Account Portfolios had durations of approximately 4 years. Based on this calculation, it is estimated that a 100 basis point immediate, parallel increase in interest rates across the entire yield curve (“rate shock”) would decrease the fair value of both TC Life’s assets and liabilities by approximately 4%, or approximately $242 million. The selection of a 100 basis point immediate increase in interest rates should not be interpreted as TC Life’s prediction of future market events, but only as an illustration of the effect of such an event.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in TC Life’s Portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, TC Life could fail to recoup some or all of the initial investment in these securities, since the original price paid was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, TC Life could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social, and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

EXECUTIVE OFFICERS AND DIRECTORS

Directors

All directors are employees of TIAA, the parent company of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), and do not receive additional compensation for their board service. Directors are selected by the Nominating Committee of the Board. The election of Directors generally occurs at the annual meeting of the stockholder. The annual meeting is held each year on the second Wednesday of November. At such annual meeting, all Directors are elected for the ensuing year. The names, ages and a description of the business experience, principal occupation and employment during at least the last five years of each of the directors of TIAA-CREF Life are set forth below:

David M. Anderson, 52, has served as Senior Managing Director, Insurance Services, TIAA (since 2013). Senior Managing Director, Insurance and ATA Products, TIAA (2012-2013). Chairman and Manager, TIAA-CREF Life Insurance Agency, LLC (since 2012). Senior Managing Director, Head of Enterprise Performance and Integration, TIAA, TIAA (September 10 – September 17 2012). Senior Managing Director, Interim Head of HR, TIAA (March 31, 2012 – September 10, 2012). Senior Managing Director, Head of Enterprise Integration, TIAA (2010-March 31, 2012). Senior Vice President, Thrivent Financial for Lutherans (1983 – 2010).

Kathie Andrade, 53, has served as Executive Vice President, Head of Individual Services, TIAA (since 2013). Manager, President & CEO of T-C Services (since 2012). Senior Managing Director, Head of Wealth Management and Distribution, TIAA (2011 – 2013). Managing Director, Head of Wealth Management Sales & Service, TIAA (2008 – 2011). Chief Operating Officer, Alternative Investments and other positions, Bank of America (1986-2008). She served as COO, Alternative Investments and other positions at Bank of America (1986 – 2008). Ms. Andrade was elected to the Board in 2012.

Elizabeth D. Black, 54, has served as Senior Managing Director, Global Public Markets, TIAA (since 2012). Managing Director, Head of Public Portfolio Management, TIAA (2011 – 2012). Managing Director, Head of

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Public Trading, TIAA (2010 – 2011). Managing Director, Head of Fixed Income Trading, TIAA (2010). Head of Fixed Income Portfolio Management, TIAA (2006 to 2009). Trustee, University-Liggett School (Grosse Pointe Farms, MI) (since 2009).

Matthew Halperin, 51, has served as Senior Managing Director, Head of Strategic & Prod Risk, TIAA (since 2013). Senior Managing Director, Head of RM-Risk Policy/Analytics, TIAA (2007 – 2013).

Nancy Heller, 57, has served as Senior Managing Director, Globalization & COO of Diversified Financial Services, TIAA (since 2012). Senior Managing Director, Head of New Business, TIAA (2009 – 2011). Senior Managing Director, Head of Institutional Relationships, TIAA (2007 – 2009).

Eric T. Jones, 52, has served as Senior Managing Director, Advisory Solutions & Product Development, TIAA (since 2013). Senior Managing Director, Head of Advice & Product Solutions, TIAA (2012 – 2013). Senior Vice President, Individual Products, TIAA (2006 – 2012). Manager of T-C Services (since 2008). Chairman, President and Chief Executive Officer, TIAA-CREF Life (2008 – 2010). Self employed as a research consultant (2006). Senior Vice President, UBS Financial Services (1992 – 2005).

Matthew Kurzweil, 46 has served as Senior Vice President and Corporate Controller, TIAA (since 2009). Manager (since 2008) and Chairman (since 2010) of T-C Services. Vice President and Controller, TIAA (2006 – 2009). Partner, Financial Services Advisory Practice, Ernst & Young (1989 – 2006). Member, American Institute of Certified Public Accountants.

Russell Noles, 55, has served as Senior Managing Director, Chief Strategy Officer (since 2013). Senior Vice President, Corporate Strategy & Development, TIAA (2011 – 2013). Director, Covariance (since 2010). Manager, Kaspick (since 2008). Senior Vice President, Trust Products, (2008 – 2011), Senior Vice President, Internal Audit (2006-2008), Vice President & Acting Chief Financial Officer (2005 – 2006), Vice President, Internal Audit (2004 – 2005), TIAA. Vice President, St. Paul Travelers Companies (2001 – 2004). Vice President, Qwest/US WEST Communications (1984 – 2001). Member, American Institute of Certified Public Accountants.

Ronald R. Pressman, 55, has served as Executive Vice President and Chief Operating Officer (since 2012) of TIAA, and Executive Vice President of the TIAA-CREF Fund Complex (since 2012). Director, Covariance (since 2012). Manager, Kaspick & Company, LLC (“Kaspick”) (since 2012). Manager, President and Chief Executive Officer, TIAA-CREF Redwood, LLC (since 2013). Director, Aspen Insurance Holdings, LLC (since 2011). Trustee, Hamilton College (since 2009). President and Chief Executive Officer of General Electric Capital Real Estate (2007 – 2011).

Martin Snow, 52, has served as Vice President, Actuarial (since 2013). Vice President, Senior Actuary, TIAA (1996 – 2013).

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA-CREF Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, SUBJECT TO APPLICABLE LAW. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA-CREF Life. The Board has a Nominating Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA-CREF Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA-CREF Life.

Executive Officers

All officers are employees of TIAA and do not receive any compensation from TIAA-CREF Life for their services. The names, ages, position and a description of the business experience, principal occupation and employment during at least the last five years of each of the officers of TIAA-CREF Life are set forth below:

61	TIAA-CREF Investment Horizon Annuity Prospectus

David M. Anderson, 52, for Mr. Anderson’s business experience, principal occupation and employment history, see information under “Director.”

Elizabeth S. DeBenedictis, 45, has served as Vice President, Third Party Insurance Wholesaling, TIAA (since 2011). National Vice President, Sun Life Financial (2007 – 2011). Member, Association for Advanced Life Underwriting.

Linda S. Dougherty, 64, has served as Vice President and Assistant Controller, TIAA (since 2006). CFO of 730 Holdings, LLC (since 2011). Vice President, Covariance (since 2010). Vice President of TIAA-CREF Life Insurance Agency, LLC (since 2005). Controller of TPIS (since 2012). Controller of TCAM (since 2010). Vice President of T-C Services (since 2010). Controller of T-C Services (since 2012). Controller of Redwood (since 2010). Director, Accounting, TIAA (1999 – 2006). Vice President, Prudential Financial (1988 – 1998).

Margarita Echevarria, 63, has served as Vice President, Senior Compliance Officer, TIAA (since 2011). Senior Vice President-Compliance, Insurance Services and other positions, HSBC (2001 – 2010).

Jorge Gutierrez, 52, has served as Vice President (since 2009) and Treasurer (since 2008), TIAA. Treasurer of TIAA subsidiaries. Treasurer of 730 Holdings LLC (since 2011). Manager, Treasury Services and Assistant Treasurer, TIAA (2004 – 2008). Manager, Treasury Services, TIAA (2000 – 2004).

Meredith Kornreich, 57, has served as Managing Director, Division General Counsel, TIAA (since 2013). Managing Director and General Counsel, Retirement & Insurance, TIAA (2008 – 2013). General Counsel for TIAA-CREF Asset Management and Chief Counsel Investment Products and Corporate Finance Law, TIAA (2000 – 2008)

Marjorie Pierre-Merritt, 47, has served as Vice President (since 2007) and Assistant Corporate Secretary (since 2006) of TIAA. Secretary of TIAA subsidiaries. Assistant Corporate Secretary, The Dun & Bradstreet Corporation (2003-2006). Counsel, The New York Times Company (2001 – 2003). Assistant General Counsel, Pfizer (1998-2000). Member, Society of Corporate Secretaries.

Jeremy W. Ragsdale, 38, has served as Vice President, Product Management, TIAA (since 2012). Managing Director, Product Management, TIAA (2010 – 2012). Director (2012), President and Chief Executive Officer (2012), Managing Director, Product Management (2011 – 2012) of TIAA-CREF Life. Manager (since 2012) and President (since 2013), TIAA-CREF Insurance Agency, LLC. Corporate Vice President, New York Life Insurance Company (2008 – 2010). Executive Director, USAA Life Insurance Company (2006 – 2008). Senior IT Manager, Principal Financial Group (1998 – 2006).

Audit Committee Financial Expert

On November 15, 2012, the Board of Directors of TIAA-CREF Life determined that Russell Noles was qualified and would serve as the Audit Committee financial expert on TIAA-CREF Life’s Audit Committee. Mr. Noles is not independent of TIAA-CREF Life’s management.

Code of Ethics

The Board of Trustees of TIAA has a code of ethics for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. As employees of TIAA, the Board of Directors and Executive Officers of TIAA-CREF Life must adhere to the code of ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. In addition, TIAA-CREF Life has a code of ethics for senior financial officers, including its principal executive officers, principal financial officers, principal accounting officers or controllers, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of ethics for TIAA-CREF Life is filed as an exhibit to this report.

During the period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of ethics.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We do not currently have any employees. Our operational needs are met by TIAA and certain of its direct and indirect wholly-owned subsidiaries. All employees who provide services to us are TIAA employees and are paid by TIAA. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing service to TIAA-CREF Life, or as general corporate overhead, based primarily on assets under management. Our directors and officers are not specifically compensated for their work for TIAA-CREF Life. The description of the compensation plans and the compensation-related information presented below is primarily related to TIAA. The compensation tables contain the compensation-related costs allocated from TIAA to TIAA-CREF Life for the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for TIAA executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help TIAA recruit and retain qualified executives, and motivate executives by providing rewards that are linked to performance while also aligning the interests of executives with those of TIAA’s institutional clients and individual customers (referred to in this Executive Compensation section as “participants”).

The design of specific programs is based on the following guiding principles:

Performance

TIAA believes that the best way to accomplish alignment of compensation plans with the interest of its participants is to link pay directly to individual, business area and company-wide performance. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom TIAA competes for talent. In general, programs are considered competitive when they are targeted at the competitive median of these competitor companies and vary based on level of performance. Benefits programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of TIAA’s participants are considered.

Comparator Groups

The relevant comparator group for compensation and benefit programs consists of financial services firms, including insurance companies, mutual funds and other investment companies. Information regarding compensation and benefit programs of the firms included in the comparator group is provided to TIAA by independent compensation survey providers. The survey data further enables the Human Resources Committee of TIAA’s Board of Trustees (the “Committee”) to compare the competitiveness of the compensation of its executive officers with those firms with which TIAA competes for talent.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to TIAA’s non-executive workforce. TIAA believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.

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Components of Total Compensation

TIAA’s executive compensation and benefits package consists of direct compensation and company-sponsored benefit plans. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by TIAA’s executives.

Direct Compensation

Direct compensation consists of base salary and variable compensation (which includes an Annual Cash Award and a Long Term Performance Plan Award). All elements of compensation are targeted at the competitive median. Both elements of variable compensation are linked to performance—individual, business area and company-wide. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median. By creating these links, TIAA seeks to achieve its objectives of performance-based, cost-effective compensation programs.

Base Salary

Base salary is determined with reference to competitive pay practices and is aligned with the individual’s relative role and responsibilities.

Variable Compensation

Variable compensation, comprised of Annual Cash Awards and Long Term Performance Plan Awards, is designed to place a significant portion of total compensation at risk—that is, linked directly to performance.

Annual Cash Award

Annual Cash Awards, together with base salary, comprise the annual total cash compensation payable to executives. Annual Cash Awards are discretionarily determined with reference to the competitive market and vary based on performance.

Long Term Performance Plan Award

Awards under the LTPP are determined as dollar amounts and granted as plan units that vest over a specified performance period. The number of units awarded is determined by dividing the dollar value of the individual’s award by the plan’s unit value as of December 31st of the preceding year. Units vest on the third anniversary of the grant date. The cash value of the units is payable upon vesting and, generally, individuals must be employed on the vesting date in order to receive a payment.

The LTPP was designed to mirror equity-related plans offered by most organizations with which TIAA competes for talent. The plan enables executives to align their interests with those of participants and to participate in the success of the enterprise.

Company-Sponsored Benefit Plans

TIAA provides company-sponsored insurance, retirement and severance benefit plans to executives. The benefits package is designed to assist executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Insurance Plans

The core insurance package includes health, dental, disability and basic group life insurance coverage. In general, executives participate in these benefits on the same basis as other TIAA employees.

Retirement and Deferred Compensation Plans

TIAA provides qualified (under the IRC) and non-qualified retirement and deferred compensation benefits to executives. All employer contributions deferred under the plans are fully vested after three years of service.

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Retirement Plan

The TIAA Retirement Plan is a tax-qualified defined contribution plan intended to help provide for an employee’s financial security in retirement. TIAA employees who are age 21 or older are eligible to participate in the plan. TIAA makes contributions that may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Contributions are expressed as a percentage of base salary and the percentage increases upon attainment of certain ages. TIAA does not offer a defined benefit retirement plan.

Equalization Plan

The TIAA Retirement Benefit Equalization Plan (“Equalization Plan”) is a non-qualified plan that covers all employees for whom TIAA’s annual contributions to the TIAA Retirement Plan are restricted by IRC limitations. Under the Equalization Plan, TIAA contributes an amount equal to what would otherwise have been provided under the TIAA Retirement Plan except for the restrictions imposed by tax law. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the TIAA Retirement Plan. In 2008, benefits were payable from the Equalization Plan following the executive’s separation from service and at the same time as benefits were payable under the TIAA Retirement Plan. Due to a change in the tax law effective in 2009, amounts under the Equalization Plan are now payable independently from the TIAA Retirement Plan.

TIAA 401(k) Plan and Excess Plan

TIAA’s 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) plan on the same basis as all other TIAA employees. Beginning in 2011, TIAA started matching 100% of the first 3% of base salary contributed by an employee. Contributions made may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Employees whose deferrals (including matching contributions) are subject to IRC limits may defer excess amounts under the TIAA 401(k) Excess Plan (“Excess Plan”), a non-qualified plan. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the 401(k) plan.

Severance Plan

Executives whose employment terminates involuntarily because their positions are eliminated, relocated, or their job duties change due to company reorganization qualify for competitive severance benefits under TIAA’s severance plan. Executives participate in the severance plan on the same basis as other TIAA employees. In general, the level of severance benefit is based on the number of years of completed service and is tiered based on the employee’s base salary. The minimum severance benefit is six weeks of salary and the maximum is 52 weeks of salary.

Employees who are eligible for benefits under the Severance Plan are also eligible to receive a payment based on their prior year Annual Cash Award. Also, any outstanding performance units awarded in 2005 or later under the LTPP will continue to vest per the vesting schedule under which the awards were granted. Awards granted prior to 2005 will vest on a prorated basis. All severance benefits are conditional on the executive signing a Separation and Release Agreement.

Perquisites

There were no perquisites for the Named Executive Officers.

Determining Benefit Levels

These benefit levels, in aggregate, are reviewed periodically to ensure that the plans and programs provided are generally competitive and cost-effective for TIAA and support TIAA’s human capital needs. Benefit levels are not directly tied to company-wide, business area, or individual performance.

65	TIAA-CREF Investment Horizon Annuity Prospectus

Establishing Compensation Levels

Direct compensation levels (base salary, Annual Cash Award and LTPP Award) are established based on several factors: competitive benchmarking and company-wide, business area and individual performance.

Competitive Benchmarking

Each year, competitive compensation levels are established through the use of market data provided by third party surveys and public disclosures by relevant comparator companies. These comparator companies include: both public and private asset managers; insurance companies; other financial services organizations; and other general industry companies, as appropriate. The data sources for the analysis are obtained from two independent compensation survey providers. These market analyses include base salary, annual cash awards and long-term awards. Based on the competitive market data, compensation guidelines are established for each position. These guidelines provide information on the 25th, 50th (median) and 75th percentile pay levels in the competitive market.

Company Performance

The actual amount of total funding recommended for the Annual Cash Award and LTPP Award for all employees is dependent on overall company performance of TIAA, as determined by the Committee. The Corporate Scorecard is the key measure of certain company performance indicators. Subject to affordability, when Corporate Scorecard performance is at target, the overall recommended funding for variable compensation awards is intended to approximate the competitive median. When Scorecard performance is below target, overall recommended funding will generally be below the competitive median; similarly, when Scorecard performance exceeds target, overall recommended funding may be above the competitive median.

Determining Incentive Compensation Allocation—Annual and Long-Term Incentives

Overall variable compensation funding is established with reference to company performance at TIAA against the Corporate Scorecard and is ultimately subject to a discretionary adjustment based on the judgment of the Committee regarding affordability, and to ensure appropriate alignment with the interests of participants.

TIAA executive management allocates the combined variable compensation pool to business and support areas, based on their relative contributions to TIAA’s overall performance.

Determining Individual Compensation Levels

Executives

Individual compensation levels for executives are determined based on overall company-wide, business area and individual performance and is subject to funding availability as described above in “Company Performance.” Within the approved funding levels, executives whose performance exceeds expectations will generally receive total compensation above the competitive median of their compensation guideline; executives whose performance meets expectations will receive total compensation comparable to the competitive median of their guideline; and executives with below-expectation performance will receive total compensation below the competitive median of their guideline.

Base Salary

TIAA does not typically grant regular, annual base salary increases to executives. Instead, increases to base salary are awarded when necessary to address significant changes in the external competitive market for a given position, to recognize an executive for assuming significant additional responsibilities, or to achieve an appropriate competitive level due to a promotion to a more senior position.

Annual Cash Award and Long Term Performance Plan Award

In determining the amount of an executive’s variable compensation—the Annual Cash Award and the LTPP Award—TIAA uses the market-based compensation guidelines described above. Within those guidelines, TIAA considers the overall funding available for variable compensation awards and the executive’s performance. TIAA does not employ the use of incentive target percentages for the annual or long-term award,

TIAA-CREF Investment Horizon Annuity Prospectus	66

and does not use any formula-based approach in determining individual awards. Rather, discretion is exercised in determining the overall total compensation to be awarded to the executive. Once Total Compensation level is established, the mix of cash bonus and LTPP award for each employee is determined based on a scale applicable to all employees. As a result, the amounts delivered in the form of an Annual Cash Award and in the form of a LTPP Award are designed to work together in conjunction with base salary to deliver an appropriate total compensation level to the executive.

TIAA believes that the discretionary design of its variable compensation programs support its overall compensation objectives by allowing for significant differentiation of pay based on performance; by providing the flexibility necessary to ensure that pay packages for the executive group are competitive relative to the external market; and by providing TIAA with the ability to deliver compensation in a manner that is linked to results that benefit TIAA’s participants as well as being internally equitable and appropriately reflecting the contributions of each executive to the short- and long-term success of the organization.

The Annual Compensation Process

The Committee reviews the benchmarking and performance results presented by management in determining the appropriate aggregate compensation levels for the performance year. In conducting its review, the Committee considers quantitative performance results, the overall need of the organization to attract, retain and incent the executive team, and the total cost of compensation programs. Following the Committee’s decisions on overall funding levels, TIAA management determines the appropriate individual compensation levels for executives.

Compensation in the Last Fiscal Year

Summary Compensation Table*

For the Years Ended December 31, 2013, 2012 and 2011

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anderson, David M. [4] Chairman, President and CEO	2013 2012 2011	296,400 285,994 34,560	296,400 265,566 —	— — —	— — —	— — —	— — —	— 2,075 —	592,800 553,635 68,792
Dougherty, Linda S. Vice President and CFO	2013 2012 2011	35,114 37,088 34,560	26,788 38,148 27,245	— — —	— — —	14,100 9,663 12,488	— — —	— 428 —	76,002 85,327 74,293
Debenedictis, Elizabeth S. [5] Vice President, Third Party Insurance Wholesaling	2013 2012 2011	200,000 196,769 —	117,770 54,111 —	— — —	— — —	68,845 — —	— — —	— 1,370 —	386,615 252,250 —
Ragsdale, Jeremy W. VP, Product Management	2013 2012 2011	192,800 196,782 192,000	39,692 103,300 62,400	— — —	— — —	— — —	— — —	— 447 —	414,704 300,529 254,400
Rupp, Dennis Director of Insurance Wholesaling	2013 2012 2011	144,000 155,144 96,369	91,240 100,250 52,716	— — —	— — —	40,605 20,977 15,974	— — —	— — —	275,845 276,371 165,059
Steinberg, Stephen VP, Actuarial	2013 2012 2011	159,120 118,409 108,564	79,560 59,338 54,830	— — —	— — —	58,532 31,132 31,382	— — —	— — —	297,212 208,879 194,776

*	Amounts represent the executives’ compensation allocated to TIAA-CREF Life.

[1]	The amounts shown represent the base salary earnings for the 2013, 2012 and 2011 calendar years and are not reduced to reflect elections for tax-qualified benefits or to defer compensation.

[2]	The amounts shown represent annual cash awards earned for the 2013, 2012 and 2011 performance cycles, payable in the following year under the TIAA’s Annual Cash Award program.

67	TIAA-CREF Investment Horizon Annuity Prospectus

[3]	The amounts shown represent the payout made for the years presented based on the performance unit values for previous grants that vested during the periods.

[4]	Mr. Anderson was appointed as President and CEO of TIAA-CREF Life during 2012. The amount shown represents TIAA-CREF Life’s allocation of the annualized rate of salary.

[5]	Ms. Debenedictis was appointed as Vice President of TIAA-CREF Life during 2011. The amount shown represents TIAA-CREF Life’s allocation of the annualized rate of salary.

Non-Qualified Contribution and Other Deferred Compensation Plans

As of Year Ended December 31, 2013

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance at Last FYE ($)
Anderson, David M. President and CEO	15,149	—	4,624	—	40,953
Dougherty, Linda S. Vice President and CFO	14,100	—	5,297	—	69,059
Debenedictis, Elizabeth S. Vice President, Third Party Insurance Wholesaling	—	—	—	—	—
Ragsdale, Jeremy W. VP, Product Management	—	—	—	—	—
Rupp, Dennis Director of Insurance Wholesaling	—	—	—	—	—
Steinberg, Stephen VP, Actuarial	—	—	—	—	—

Contributions consist of executive contributions to the Excess Plan and TIAA-CREF Life’s allocation of TIAA’s contributions to the Equalization Plan, of which each plan is described above under Company-Sponsored Benefit Plans.

Payments and Benefits Triggered by Termination

Named Executive Officers.  The amount of compensation (if any) that is payable to the Named Executive Officers upon termination of employment depends on the nature and circumstances under which employment is ended. All such Named Executive Officers are entitled to severance benefits under the Severance Plan under the same terms as are applicable to all TIAA employees.

Resignation by the Executive.  If a Named Executive Officer voluntarily resigns from TIAA, no Annual Cash Award is payable and no amounts under the LTPP will be payable unless the Named Executive Officer meets the retirement requirements under that plan at the time of termination. The Named Executive Officer may be entitled to receive benefits from the TIAA Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of the plan and he or she has met the vesting requirements of the plan. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Termination by TIAA Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that meet the eligibility provisions of the TIAA’s Severance Plan (generally an involuntary termination due to their position being eliminated or relocated or a change in their job duties due to company reorganization), described in the “Compensation Discussion and Analysis” section, he or she will be entitled to receive the following:

•	Earned and vested amounts under the TIAA Retirement Plan, Retirement Equalization Plan, 401(k) Plan and TIAA 401(k) Excess Plan.

•	Severance benefits based on salary and years of service.

TIAA-CREF Investment Horizon Annuity Prospectus	68

•

A payment based on the Named Executive Officer’s last Annual Cash Award payment and his or her Termination Date. If the Termination Date occurs before Annual Cash Awards have been paid for the prior year, the amount of payment will be equal to 100% of the last Annual Cash Award that the Named Executive Officer was actually paid, plus 75% of the amount of the last paid Annual Cash Award, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date. If the Termination Date occurs after the Annual Cash Awards have been paid for the prior year, the executive will receive 75% of the last Annual Cash Award that he or she was actually paid, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date.

•	For LTPP Awards granted, the award will continue to vest and be paid based on the terms under which the award was granted.

Termination by TIAA Not Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that do not meet the eligibility provisions of the Severance Plan, no amounts are generally payable under the plan. In addition, if the Named Executive Officer is terminated for misconduct or other serious infraction of TIAA policy, all LTPP performance units will be forfeited regardless of whether the Named Executive Officer qualifies for retirement under the LTPP. The Named Executive Officer may be entitled to receive benefits from the Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of such plans and he or she has met the vesting requirements of such plans. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Change in Control

TIAA has no post-employment compensation programs designed to provide benefits upon the change in control of TIAA. In addition, none of TIAA’s compensation and benefit plans contain provisions for payments in connection with a change in control.

Discussion of Potential Payments Triggered by Termination

The values set forth on the “Payments and Benefits Triggered by Termination” table below list the estimated additional compensation that would have been payable to each of the Named Executive Officers if employment had been terminated as of December 31, 2013 under various scenarios (generally corresponding to those described above).

The Named Executive Officers are generally eligible for benefits under the Severance Plan in the event of an applicable termination. With respect to payments shown for “Severance Plan Eligible” terminations:

•	amounts listed under “Salary” reflect the portion of the Severance Plan benefit that is based on salary level and years of service,

•	amounts listed under “Annual Cash Award” are based on a pro-rata portion of any unpaid bonus attributable to Named Executive Officer’s employment in the year in which such termination occurs, and

•

amounts listed under “Vesting of Previously Granted LTPP Awards” represent the value of previously-granted LTPP awards held by the Named Executive Officers as of December 31, 2012 that become vested due to the termination and which would otherwise have been forfeited upon termination of employment (other than due to death or disability).

In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2013 would vest in accordance with LTPP, as listed in the “Vesting of Previously Granted LTPP Awards” column in the following table.

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Payments and Benefits Triggered by Termination*

As of December 31, 2013

	Vesting of Previously Granted LTPP Awards[4]	Severance		Total
Name and Reason for Termination		Salary (2)	Annual Cash Award (3)

Anderson, David M.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	1,043,510	68,400	222,300	1,334,210
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	1,043,510	—	—	1,043,510
Dougherty, Linda S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	63,628	30,725	20,091	114,444
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	63,628	—	—	63,628
Debenedictis, Elizabeth
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	158,308	46,154	88,328	292,790
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	158,308	—	—	158,308
Ragsdale, Jeremy W.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	273,902	44,492	186,678	505,072
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	273,902	—	—	273,902
Rupp, Dennis
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	182,234	96,923	85,538	364,695
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	182,234	—	—	182,234
Steinberg, Stephen
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	264,810	136,000	82,875	483,685
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	264,810	—	—	264,810
*	Amounts represent the executives’ payments and benefits which would be allocable to TIAA-CREF Life.

[1]	In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2013 would vest in accordance with the LTPP.

[2]	Amounts represent the executives’ portion of the Severance Plan that is based on salary level and years of service.

[3]	“Severance—Annual Cash Award” payments reflect the pro-rated Annual Cash Award payable under the Severance Plan, based on 75% of the prior Annual Cash Award for the period.

[4]

“Vesting of Previously Granted LTPP Awards” reflects the value of previously-granted LTPP awards held by the named officers that are payable following a termination that is (a) Severance Plan eligible or (b) not Severance Plan eligible (not including misconduct), in each case, pursuant to the terms of either the Severance Plan or the LTPP, and which otherwise would have been forfeited upon termination of employment. These values corresponding to Severance Plan eligible terminations represent the unvested portion of LTPP Awards previously granted during the period of 2011 – 2013 and are not increased due to termination (other than any inherent increase in value attributable to the acceleration of a payment).

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA-CREF Life and any related person since January 1, 2009, nor are any such related person transactions currently being contemplated for which disclosure would be required.

TIAA-CREF Investment Horizon Annuity Prospectus	70

TIAA is the sole stockholder of TIAA-CREF Life, and TIAA-CREF Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the federal income tax payments that we would be obligated to pay the federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute contracts products issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA contracts.

Since May 1, 2012, these services are provided via a direct agreement between us and TC Services. Prior to May 1, 2012, these services were provided via agreements between TIAA and/or us and Teachers Personal

71	TIAA-CREF Investment Horizon Annuity Prospectus

Investor Services, Inc. (“TPIS”), also a subsidiary of TIAA, which subcontracted distribution services to TC Services for the IHA product pursuant to an Amended and Restated Distribution Agreement. Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services. During fiscal years 2013, 2012, and 2011, we paid TC Services $29,965, $153,213, $221,488, respectively, for distribution of all the Contracts.

Note Purchase Agreement

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2013, $30 million of this facility was maintained on a committed basis for which the Company paid a commitment fee of 9 basis points on the undrawn committed amount. During 2013 we made sixty draw downs which totaled approximately $148 million, and 25 draw downs on the uncommitted portion of the line, which totaled approximately $80.5 million, of which no amount was outstanding at December 31, 2013.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA-CREF Asset Management, LLC is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $121.5 million in total fees to TIAA during the year ended December 31, 2013.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA-CREF Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

TIAA-CREF Investment Horizon Annuity Prospectus	72

INDEX TO STATUTORY–BASIS FINANCIAL STATEMENTS

TIAA-CREF LIFE INSURANCE COMPANY

December 31, 2013

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

73	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF MANAGEMENT RESPONSIBILITY

April 7, 2014

To the Shareholder of TIAA-CREF Life Insurance Company:

The accompanying statutory-basis financial statements of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Department of Financial Services. The financial statements of TIAA-CREF Life have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA-CREF Life internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA-CREF Life’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2013, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (originally published in 1992). Based on that assessment, management concluded that, as of December 31, 2013, TIAA-CREF Life’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework (published in 1992).
The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA-CREF Life for the years ended December 31, 2013, 2012 and 2011. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA-CREF Life’s policy that any management advisory or consulting service, which is not in accordance with TIAA-CREF Life’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion in all material respect on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA-CREF Life Board of Directors meets regularly with management, representatives of the independent accounting firm and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA-CREF Life statutory-basis financial statements, the New York State Department of Financial Services and other state insurance departments regularly examine the operations and financial statements of TIAA-CREF Life as part of their periodic corporate examinations.

/s/ David M. Anderson	/s/ Linda S. Dougherty
David M. Anderson	Linda S. Dougherty
President and Chief Executive Officer	Vice President and Chief Financial Officer

TIAA-CREF Investment Horizon Annuity Prospectus	74

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

TIAA-CREF Life Insurance Company:

We have audited the accompanying statutory financial statements of TIAA-CREF Life Insurance Company (the “Company”), which comprise the statutory statements of admitted assets, liabilities and capital and surplus as of December 31, 2013 and 2012, and the related statutory statements of operations and changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2013.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BASIS FOR ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2013 and 2012, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2013.

OPINION ON STATUTORY BASIS OF ACCOUNTING

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2013 and 2012, and the results of its operations, changes in capital and surplus and its cash flows for each of the three years in the period ended December 31, 2013, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ PricewaterhouseCooper LLP

New York, New York

April 7, 2014

75	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND SURPLUS

	December 31,
(in thousands)	2013	2012

ADMITTED ASSETS
Bonds	$4,105,952	$3,684,513
Preferred stocks	2,470	2,470
Common stocks	573	271
Cash, cash equivalents and short-term investments	114,882	87,953
Contract loans	10,467	7,129
Other long-term investments	12,773	12,803
Investment income due and accrued	39,261	37,935
Federal income tax recoverable from TIAA	—	9,581
Net deferred federal income tax asset	11,799	6,272
Other assets	21,793	17,586
Separate account assets	3,668,669	1,789,814

Total admitted assets	$7,988,639	$5,656,327

LIABILITIES, CAPITAL AND SURPLUS
Liabilities
Reserves for life and health, annuities and deposit-type contracts	$3,914,277	$3,440,716
Asset valuation reserve	17,937	14,164
Interest maintenance reserve	7,769	6,934
Federal income tax payable	2,516	—
Other liabilities	33,566	21,093
Separate account liabilities	3,638,741	1,760,489

Total liabilities	7,614,806	5,243,396

Capital and Surplus
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2,500	2,500
Additional paid-in capital	357,500	357,500
Surplus	13,833	52,931

Total capital and surplus	373,833	412,931
Total liabilities, capital and surplus	$7,988,639	$5,656,327

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	76

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in thousands)	2013	2012	2011

REVENUES
Insurance and annuity premiums and other considerations	$481,814	$284,892	$225,388
Net investment income	150,329	147,749	132,685
Commissions and expense allowances on reinsurance ceded	29,607	12,674	8,504
Reserve adjustments on reinsurance ceded	58,534	9,764	—
Other revenue	16,626	9,497	5,271

Total revenues	$736,910	$464,576	$371,848

EXPENSES
Policy and contract benefits	$118,156	$131,742	$128,247
Increase in policy and contract reserves	320,016	128,507	83,741
Insurance expenses and taxes (excluding Federal income taxes)	110,293	83,007	56,214
Commissions on premiums	31,785	5,366	—
Interest on deposit-type contracts	26,752	26,374	17,580
Net transfers to separate accounts	143,230	57,976	37,938
Other benefits and expenses	9,020	9,858	17,268

Total expenses	$759,252	$442,830	$340,988

Income before federal income tax and net realized capital gains (losses)	(22,342)	21,746	30,860
Federal income tax expense	6,949	1,243	10,545
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(37)	(2,360)	9,190

Net income	$(29,328)	$18,143	$29,505

See notes to statutory-basis financial statements

77	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total

Balance, December 31, 2010	$2,500	$357,500	$10,581	$370,581

Net income			29,505	29,505
Net unrealized capital gain on investments			2,723	2,723
Change in asset valuation reserve			(2,789)	(2,789)
Change in surplus in separate accounts			(82)	(82)
Change in net deferred income tax			(14,040)	(14,040)
Change in non-admitted assets:
Deferred federal income tax asset			13,773	13,773
Amount recoverable from reinsurers			225	225
Deferred premium asset limitation			(1,070)	(1,070)
Incremental deferred federal income tax asset			(441)	(441)

Balance, December 31, 2011	$2,500	$357,500	$38,385	$398,385

Net income			18,143	18,143
Net unrealized capital gains on investments			129	129
Change in asset valuation reserve			(3,570)	(3,570)
Change in surplus in separate accounts			1,978	1,978
Change in liability for reinsurance in unauthorized companies			(1,190)	(1,190)
Change in net deferred income tax			(7,005)	(7,005)
Change in non-admitted assets:
Deferred federal income tax asset			7,836	7,836
Deferred premium asset limitation			(1,775)	(1,775)

Balance, December 31, 2012	$2,500	$357,500	$52,931	$412,931

Net income			(29,328)	(29,328)
Net unrealized capital gains on investments			314	314
Change in asset valuation reserve			(3,773)	(3,773)
Change in surplus in separate accounts			(3,680)	(3,680)
Change in liability for reinsurance in unauthorized companies			(6,837)	(6,837)
Change in net deferred income tax			16,015	16,015
Change in non-admitted assets:
Deferred federal income tax asset			(10,488)	(10,488)
Deferred premium asset limitation			(1,321)	(1,321)

Balance, December 31, 2013	$2,500	$357,500	$13,833	$373,833

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	78

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2013	2012	2011

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$500,895	$288,626	$223,405
Miscellaneous income	34,259	19,036	12,494
Net investment income	149,421	146,894	132,287

Total Receipts	684,575	454,556	368,186
Policy and contract benefits	76,543	131,364	126,558
Commissions and expenses paid	150,895	97,489	68,319
Federal income tax (benefit) expense	(4,426)	7,097	(7,346)
Net transfers to separate accounts	144,632	59,157	36,345

Total Disbursements	367,644	295,107	223,876

Net cash from operations	316,931	159,449	144,310

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	594,673	484,231	383,016
Stocks	—	5,129	—
Mortgage loans	—	13,726	38,926
Miscellaneous proceeds	12	(8)	51
Cost of investments acquired:
Bonds	1,014,981	992,311	1,067,103
Miscellaneous applications	—	—	4,990
Net increase in contract loans	3,338	2,901	202

Net cash from investments	(423,634)	(492,134)	(650,302)

CASH FROM FINANCING AND OTHER
Net deposits on deposit-type contracts funds	127,392	317,384	520,049
Other cash provided (applied)	6,240	(3,248)	4,437

Net cash from financing and other	133,632	314,136	524,486

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	26,929	(18,549)	18,494
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	87,953	106,502	88,008

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$114,882	$87,953	$106,502

See notes to statutory-basis financial statements

79	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—organization and operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company and changed its name to TIAA-CREF Life Insurance Company (“TIAA-CREF Life” or the “Company”) on May 1, 1998. TIAA-CREF Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, fixed and variable universal life contracts, funding agreements, book value separate account agreements, term-life insurance and single premium immediate annuities.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and surplus between NAIC SAP and New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of contractually guaranteed interest rates and mortality tables.

The deferred premium asset limitation results from the Department requiring that any deferred premium asset established along with the corresponding mean reserve should be reduced by the proportionate amount reinsured on a coinsurance basis. Under this approach the deferred premium asset for reinsurance is adjusted based upon the premium mode of the direct policy rather than the premium mode of the reinsurance agreement.

	For the Years Ended December 31,
(in thousands)	2013	2012	2011

Net Income, New York SAP	$(29,328)	$18,143	$29,505
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	340	349	107
Deferred and Payout Annuities issued after 2000	—	—	—

Net Income, NAIC SAP	$(28,988)	$18,492	$29,612

Capital and Surplus, New York SAP	$373,833	$412,931	$398,385
New York SAP Prescribed Practices:
Deferred Premium Asset Limitation	29,068	27,747	25,972
Additional Reserves for:
Term Conversions	1,929	1,589	1,240
Deferred and Payout Annuities issued after 2000	2	2	2

Capital and Surplus, NAIC SAP	$404,832	$442,269	$425,599

TIAA-CREF Investment Horizon Annuity Prospectus	80

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows.

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•

Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss is projected to occur;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

81	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•

Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP;

•

Certain reinsurance transactions are accounted for as financing transactions and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes. Transactions recorded as financing under GAAP have no impact on premiums or losses incurred, while for statutory purposes, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses.

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain prior year amounts in the financial statements have been reclassified to conform to the 2013 presentation. These reclassifications did not affect the total assets, liabilities, net income or surplus previously reported.

Use of Estimates: The preparation of the Company’s statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the date of the financial statements. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life insurance (and health), annuities and deposit-type contracts and the valuation of deferred tax assets.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

TIAA-CREF Investment Horizon Annuity Prospectus	82

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For loan-backed and structured securities, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured securities’ effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the securities or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI recognized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed and structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

83	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Other Long-term Investments: Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation. The carrying amount of the Company’s investments in surplus notes was $11,633 thousand and $11,676 thousand at December 31, 2013 and 2012, respectively.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase, and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, asset-liability management and asset replication purposes. Derivatives that can be used by the Company may include swaps, forwards, futures and options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders.

TIAA-CREF Investment Horizon Annuity Prospectus	84

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Separate accounts are generally accounted for at fair value, except the Stable Value Separate Account (“SVSA”) products which are accounted for at book value in accordance with NAIC guidance.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. The non-admitted portion of the Deferred Federal Income Tax (“DFIT”) asset was $26,886 thousand and $16,398 thousand at December 31, 2013 and 2012, respectively. The non-admitted portion of deferred premium assets was $29,068 thousand and $27,747 thousand at December 31, 2013 and 2012, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was never a 6 during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold may be interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

85	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction. OTTI for non-loan backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

APPLICATION OF NEW ACCOUNTING PRONOUNCEMENTS:

Effective January 1, 2012, the Company adopted SSAP No. 101 – Income Taxes, a Replacement of SSAP No. 10R—Income Taxes, A Temporary Replacement of SSAP No. 10 and SSAP No. 10—Income Taxes effective January 1, 2012. For purposes of accounting for federal and foreign income taxes, the Company adopted FASB Statement No. 109, Accounting for Income Taxes (FAS 109) with modifications for state income taxes, the realization criteria for deferred tax assets, and the recording of the impact of changes in deferred tax balances. Adoption of SSAP No. 101 did not have a material impact on the current and deferred taxes that had been presented under SSAP No. 10R.

TIAA-CREF Investment Horizon Annuity Prospectus	86

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 3—long term bonds, preferred stocks and common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31 are shown below (in thousands):

	2013
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$279,098	$6,748	$(8,860)	$276,986
All other governments	19,402	—	(443)	18,959
States, territories & possessions	38,287	357	(1,666)	36,978
Political subdivisions of states, territories, & possessions	13,727	71	(860)	12,938
Special revenue & special assessment, non-guaranteed agencies & government	322,629	13,348	(7,113)	328,864
Industrial & miscellaneous	3,417,454	111,127	(55,722)	3,472,859
Credit tenant loans	7,046	704	—	7,750
Hybrids	8,309	123	—	8,432
Total bonds	4,105,952	132,478	(74,664)	4,163,766
Preferred stocks	2,470	3,859	—	6,329
Total bonds and preferred stocks	$4,108,422	$136,337	$(74,664)	$4,170,095

	2012
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$204,896	$13,802	$(7)	$218,691
States, territories & possessions	25,287	1,446	—	26,733
Political subdivisions of states, territories, & possessions	11,957	119	(50)	12,026
Special revenue & special assessment, non-guaranteed agencies & government	373,789	23,452	(186)	397,055
Industrial & miscellaneous	3,052,644	235,989	(9,171)	3,279,462
Credit tenant loans	7,619	762	—	8,381
Hybrids	8,321	301	—	8,622
Total bonds	3,684,513	275,871	(9,414)	3,950,970
Preferred stocks	2,470	849	—	3,319
Total bonds and preferred stocks	$3,686,983	$276,720	$(9,414)	$3,954,289

87	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, rating agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2013 and 2012, were not deemed to be other-than-temporarily impaired.

Unrealized Losses on Bonds and Preferred Stocks: The gross unrealized losses and estimated fair values for bonds and preferred stocks by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2013
All other bonds	$1,400,475	$(58,205)	$1,342,270	$112,629	$(9,430)	$103,199
Loaned-backed and structured bonds	150,655	(4,630)	146,025	33,140	(2,399)	30,741
Total bonds	$1,551,130	$(62,835)	$1,488,295	$145,769	$(11,829)	$133,940
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$1,551,130	$(62,835)	$1,488,295	$145,769	$(11,829)	$133,940

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2012
All other bonds	$152,915	$(843)	$152,072	$21,960	$(1,332)	$20,628
Loaned-backed and structured bonds	—	—	—	71,292	(7,239)	64,053
Total bonds	$152,915	$(843)	$152,072	$93,252	$(8,571)	$84,681
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$152,915	$(843)	$152,072	$93,252	$(8,571)	$84,681

TIAA-CREF Investment Horizon Annuity Prospectus	88

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2013, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in manufacturing (19%), U.S. and other governments (12%) and public utilities (11%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2013, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in communication (27%), U.S. and other governments (14%), and commercial mortgage-backed securities (12%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in public utilities (28%), revenue and special obligations (21%) and manufacturing (12%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (55%) and residential mortgage-backed securities (21%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline is primarily attributable to increased market yields for these particular securities since acquisition caused principally by credit spreads. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other–than-temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (dollars in thousands):

	December 31, 2013			December 31, 2012
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$355,309	8.7%	$359,893	$338,034	9.2%	$345,739
Due after one year through five years	1,354,124	33.0	1,378,917	1,361,867	37.0	1,422,373
Due after five years through ten years	1,002,342	24.4	1,003,560	827,612	22.5	891,555
Due after ten years	937,191	22.8	951,935	619,507	16.7	727,905
Subtotal	3,648,966	88.9	3,694,305	3,147,020	85.4	3,387,572
Residential mortgage-backed securities	266,957	6.5	276,293	333,499	9.0	354,369
Commercial mortgage-backed securities	80,522	1.9	80,900	87,345	2.4	85,587
Asset-backed securities	109,507	2.7	112,268	116,649	3.2	123,442
Subtotal	456,986	11.1	469,461	537,493	14.6	563,398
Total	$4,105,952	100.0%	$4,163,766	$3,684,513	100.0%	$3,950,970

For the year ended December 31, 2013, the preceding table includes no NAIC 6 long-term bond investments.

89	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For the year ended December 31, 2013, the preceding table includes sub-prime mortgage investments totaling $10,456 thousand under residential mortgage-backed securities. 100% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2012, the preceding table includes no NAIC 6 long-term bond investments.

For the year ended December 31, 2012, the preceding table includes sub-prime mortgage investments totaling $13,248 thousand under residential mortgage-backed securities. 68% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2013	2012
Manufacturing	23.6%	25.0%
Finance and financial services	16.5	12.4
Public utilities	12.3	13.7
Oil and gas	8.6	8.1
Residential mortgage-backed securities	6.5	9.1
U.S. and other governments	5.7	3.9
Mining	4.4	3.6
Transportation	4.2	3.5
Communication	4.0	4.9
Asset Backed Securities	2.7	3.2
Revenue and Special Obligation	2.7	2.4
Services	2.6	2.9
Real estate investment trusts	2.3	3.1
Commercial mortgage backed securities	2.0	2.4
Retail and wholesale trade	1.9	1.8
Total	100.0%	100.0%

Troubled Debt Restructuring: There were no troubled debt restructurings during 2013 or 2012.

Exchanges: The Company acquired bonds and stocks through exchanges aggregating $120,379 thousand and $14,961 thousand during the year ended December 31, 2013 and 2012, respectively. When exchanging securities, the Company generally accounts for assets at their fair value with any gain or loss realized at the date of exchange, unless the exchange was as a result of restricted securities under SEC rule 144A exchanged for unrestricted securities, which are accounted for at book value.

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

The Company had no OTTI on securities which it lacked the ability to hold or had the intent to sell for the year ended December 31, 2013.

TIAA-CREF Investment Horizon Annuity Prospectus	90

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following represents OTTI on securities with the intent to sell or the inability to retain for the year ended December 31, 2012 (in thousands):

	1	2		3
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss
		2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized
a. Intent to sell	$7,731	$1,486	$2,111	$4,134
b. Inability to retain	—	—	—	—
Total	$7,731	$1,486	$2,111	$4,134

The Company had no loan-backed or structured securities where the present value of cash flows expected to be collected was less than amortized cost and did not recognize any OTTI for the year ended December 31, 2013.

OTHER DISCLOSURES:

At December 31, 2013 and 2012, the carrying value of common stock denominated in foreign currency was $573 thousand and $271 thousand, respectively. The Company had no bonds denominated in foreign currency as of December 31, 2013 or 2012.

Debt securities amounting to approximately $8,324 thousand and $8,401 thousand at December 31, 2013 and 2012, respectively, were on deposit with governmental authorities or trustees, as required by law.

The Company had no restricted stock as of December 31, 2013 or 2012.

Note 4—mortgage loans

As of December 31, 2013, the Company did not have any mortgage loans. The Company did not originate conventional loans or acquire mezzanine loans during 2013 or 2012; therefore, there was no coupon rate or maximum percentage of any one loan to the value of the security at the time of the originated loans for 2013 or 2012.

Note 5—subsidiaries and affiliates

TIAA-CREF Life Insurance Agency (“Agency”) is the sole operating subsidiary of TIAA-CREF Life. The Company has no investments in subsidiary, controlled and affiliated entities that exceed 10% of its admitted assets. Agency’s carrying value of $1,140 thousand and $1,128 thousand at December 31, 2013 and 2012, respectively, is included in other long-term investments on the statutory-basis statements of admitted assets, liabilities and capital and surplus. The carrying value of Agency was not audited or other-than-temporarily impaired for the years ended December 31, 2013 or 2012.

At December 31, 2013 and 2012, respectively, the Company reported $14,254 thousand and $11,744 thousand as amounts due to parent, subsidiaries and affiliates.

Note 6—commitments

At December 31, 2013, the Company had no outstanding commitments to fund future investments.

91	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 7—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, were as follows (in thousands):

	2013	2012	2011
Bonds	$151,290	$145,961	$131,395
Stocks	151	385	491
Mortgage loans	—	496	1,006
Cash, cash equivalents and short-term investments	28	441	514
Other long-term investments	1,181	1,047	457
Total gross investment income	$152,650	$148,330	$133,863
Less investment expenses	(3,846)	(2,831)	(2,224)
Net investment income before amortization of IMR	148,804	145,499	131,639
Amortization of IMR	1,525	2,250	1,046
Net investment income	$150,329	$147,749	$132,685

The Company had no due and accrued income excluded from net income for the years ended December 31, 2013, 2012 or 2011.

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31 were as follows (in thousands):

	2013	2012	2011
Bonds	$3,031	$(2,804)	$(5,022)
Stocks	—	256	—
Cash, cash equivalent and short-term investments	13	(7)	51
Total before capital gain (loss) tax and transfers to IMR	3,044	(2,555)	(4,971)
Transfers to IMR	(2,360)	(2,757)	(1,299)
Capital loss tax benefit (expense)	(721)	2,952	15,460
Net realized capital gains (losses) less capital gains tax, after transfers to IMR	$(37)	$(2,360)	$9,190

Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31 (in thousands):

	2013	2012	2011
Other-than-temporary impairments:
Bonds	$876	$8,287	$8,243
Total	$876	$8,287	$8,243

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2013, 2012 and 2011 were $66,840 thousand, $199,747 thousand and $104,382 thousand, respectively. Gross gains of $4,605 thousand, $5,668 thousand and $5,143 thousand, and gross losses, excluding impairments considered to be other-than-temporary, of $698 thousand, $184 thousand and $1,922 thousand were realized during 2013, 2012 and 2011, respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	92

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Wash Sales: The Company does not engage in the practice of wash sales, however, in isolated cases in the course of asset management activities, a security may be sold and repurchased in whole or in part within thirty days of the sale. There were no securities with a NAIC designation of 3 or below, or unrated, that were sold and reacquired within 30 days of the sale date during 2013, 2012 or 2011.

Unrealized Capital Gains and Losses: For the years ended December 31, 2013, 2012 and 2011, the net change in unrealized capital gains in investments, resulting in a net increase in carrying value of investments was $314 thousand, $129 thousand and $2,723 thousand, respectively.

Note 8—disclosures about fair value of financial instruments

FAIR VALUE OF FINANCIAL INSTRUMENTS

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2013 (in thousands):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Assets:
Bonds	$4,163,766	$4,105,952	$—	$4,148,745	$15,021	$—
Common Stock	573	573	573	—	—	—
Preferred Stock	6,329	2,470	6,329	—	—	—
Separate Accounts	3,657,612	3,668,669	1,376,020	2,281,592	—	—
Contract Loans	10,467	10,467	—	—	10,467	—
Cash, Cash Equivalent and Short Term Investments	114,886	114,882	34,304	80,582	—	—
Total	$7,953,633	$7,903,013	$1,417,226	$6,510,919	$25,488	$—

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Liabilities:
Deposit-type Contracts	$2,013,451	$2,013,451	$—	$—	$2,013,451	$—
Separate Account	3,638,741	3,638,741	—	—	3,638,741	—
Total	$5,652,192	$5,652,192	$—	$—	$5,652,192	$—

93	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2012 (in thousands):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Assets:
Bonds	$3,950,970	$3,684,513	$—	$3,919,926	$31,044	$—
Common Stock	271	271	271	—	—	—
Preferred Stock	3,319	2,470	3,319	—	—	—
Separate Accounts	1,797,512	1,789,814	967,553	829,959	—	—
Contract Loans	7,129	7,129	—	—	7,129	—
Cash, Cash Equivalent and Short Term Investments	87,951	87,953	22,457	65,494	—	—
Total	$5,847,152	$5,572,150	$993,600	$4,815,379	$38,173	$—

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Liabilities:
Deposit-type Contracts	$1,859,466	$1,859,466	$—	$—	$1,859,466	$—
Separate Account	1,760,489	1,760,489	—	—	1,760,489	—
Total	$3,619,955	$3,619,955	$—	$—	$3,619,955	$—

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2013 and 2012. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs that are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

TIAA-CREF Investment Horizon Annuity Prospectus	94

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

Financial assets and liabilities measured and reported at fair value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value at December 31 (in thousands):

	2013
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Common Stock
Industrial and miscellaneous	$573	$—	$—	$573
Separate accounts assets, net	1,309,909	79,037	—	1,388,946
Total assets at fair value	$1,310,482	$79,037	$—	$1,389,519

Total liabilities at fair value	$—	$—	$—	$—

	2012
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Common Stock
Industrial and miscellaneous	$271	$—	$—	$271
Separate accounts assets, net	960,225	82,876	—	1,043,101
Total assets at fair value	$960,496	$82,876	$—	$1,043,372

Total liabilities at fair value	$—	$—	$—	$—

For assets and liabilities held at December 31, 2013 and 2012, the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy. The Company’s policy is to recognize transfers between levels at the actual date of the event or change in circumstances that caused the transfer.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stocks and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange traded equities.

Level 2 financial instruments

Separate account assets in Level 2 consist principally of corporate bonds, short term government agency notes and commercial paper.

Level 3 financial instruments

There are no securities measured and reported at fair value in Level 3 as of December 31, 2013 and 2012.

95	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because such instruments do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using tools such as matrix pricing model. Such models estimate fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

At December 31, 2013 and 2012, there were no assets or liabilities measured and reported at fair value using Level 3 inputs. The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Note 9—restricted assets

The following table provides information on amounts and the nature of any assets pledged to others as collateral or otherwise restricted by the Company.

Restricted Assets at December 31, 2013 (dollars in thousands):

	Gross Restricted								Percentage
	Current Year
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
On deposit with states	$8,324	$—	$—	$—	$8,324	$8,402	$(78)	$8,324	0.103%	0.104%
Total Restricted Assets	$8,324	$—	$—	$—	$8,324	$8,402	$(78)	$8,324	0.103%	0.104%

Note 10—derivative financial instruments

The Company uses derivative instruments for hedging and income generation. The Company does not engage in derivative financial instrument transactions for speculative purposes. As of December 31, 2013, the Company did not hold any derivative instruments and no collateral was held or posted.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. The Company did not enter into any foreign currency swap contracts for the years ended December 31, 2013 and 2012.

TIAA-CREF Investment Horizon Annuity Prospectus	96

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as economic cash flow hedges and allow the Company to lock in a fixed interest rate and to transfer the risk of rate changes. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The Company also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as economic fair value hedges in connection with certain interest sensitive products, and are carried at fair value as hedge accounting is not applied. For the years ended December 31, 2013 and 2012, the Company did not enter into any interest rate swap contracts.

Credit Default Swaps: The Company purchases credit default swaps as protection against unexpected adverse credit events in selective investments in the Company’s portfolio. This type of derivative is traded over-the-counter, and the Company is exposed to market, credit, and counterparty risk. When these swap contracts are designated as hedges, the premium payment to the counterparty is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. For the years ended December 31, 2013 and 2012, the Company did not enter into any credit default swaps contracts.

Note 11—separate accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2013, the Company reported separate account assets and liabilities for the following products: Variable Life, Variable Annuity, Group Life, Modified Guaranteed Annuity and Group Annuity Guaranteed Investment Contract (“GIC”).

The Company’s Separate Account VLI-1 (“VLI-1”) is a unit investment trust and was organized on May 23, 2001, and established under New York Law for the purpose of issuing and funding flexible premium variable universal life insurance policies. The assets of this account are carried at market value.

The Company’s Separate Account VLI-2 (“VLI-2”) is a unit investment trust and was organized on February 15, 2012 and established under New York Law for the purpose of issuing and funding group and individual variable life insurance policies. The assets of this account are carried at market value.

The Company’s Separate Account VA-1 (“VA-1”) was established on July 27, 1998 to fund individual non-qualified variable annuities. VA-1 is registered with the Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Investment Company Act of 1940. The assets of this account are carried at market value.

The Company’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized Separate Account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The Company has $20,000 thousand of seed money in the Company’s MVA-1 product since 2008 when the separate account was established. The assets of this account are carried at fair value.

The Company’s Stable Value Separate Account-1 (“SVSA-1”) was established on May 14, 2012 as a non-unitized guaranteed separate account that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The assets of this account are carried at book value.

The Company’s Stable Value Separate Account-2 (“SVSA-2”) was established on May 21, 2012 as a non-unitized guaranteed separate account that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The assets of this account are carried at book value.

97	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company’s Stable Value Separate Account-3 (“SVSA-3”) was established on November 13, 2013 as a non-unitized guaranteed separate account that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The assets of this account are carried at book value.

For the SVSA accounts participant withdrawals are subject to restrictions and would typically be funded through a cash buffer account managed outside of the contract. Any excess benefit withdrawals would then be paid by the Company from the contract at book value. Plan sponsor withdrawals and certain participant-initiated withdrawals in excess of the cash buffer account are paid at the lesser of book or market value or at book value if 12 months advance notice is provided.

The Company does not engage in securities lending transactions within the separate accounts.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classifications of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TC Life VLI—1	Variable Life	Section 4240 of the New York Insurance Law
TC Life VLI—2	Variable Life/Group Life	Section 4240 of the New York Insurance Law
TC Life VA—1	Variable Annuity	Section 4240 of the New York Insurance Law
TC Life MVA—1	Modified Guaranteed Annuity	Section 4240 of the New York Insurance Law
TC Life SVSA—1	Group Annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law
TC Life SVSA—2	Group Annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law
TC Life SVSA—3	Group Annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law

In accordance with the products recorded within the separate account, some assets are considered legally insulated while others are not legally insulated from the general account. The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, the Company’s separate account statement included assets legally insulated from the general account for the following products (in thousands):

	2013		2012
Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
TC Life VLI—1	$83,355	$—	$59,367	$—
TC Life VLI—2	29,494	—	6,277	—
TC Life VA—1	1,189,555	—	886,060	—
TC Life MVA—1	—	86,542	—	91,397
TC Life SVSA—1	1,014,856	—	746,713	—
TC Life SVSA—2	514,387	—	—	—
TC Life SVSA—3	750,480	—	—	—
Total	$3,582,127	$86,542	$1,698,417	$91,397

TIAA-CREF Investment Horizon Annuity Prospectus	98

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In accordance with the specific rules for products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

As of December 31, 2013 and 2012, the general account of the Company had a maximum guarantee for separate account liabilities of $1,945 thousand and $3,801 thousand, respectively. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

As of December 31, 2013, the general account of the Company had paid (received) $(11) thousand towards separate account guarantees. The total separate account guarantees paid (received) by the general account for the preceding four years ending at December 31, are as following (in thousands):

2012	$203
2011	$197
2010	$111
2009	$341

Although the Company owns the assets of these separate accounts, the separate accounts’ income, investment gains and investment losses are credited to or charged against the assets of the separate accounts without regard to the Company’s other income, gains or losses.

Information regarding separate accounts of the Company is as follows (in thousands):

	December 31, 2013
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$1,540,355	$—	$247,444	$1,787,799
Reserves at 12/31/2013 for accounts with assets at:
Fair value	$34,473	$22,367	$1,300,243	$1,357,083
Amortized cost	2,269,111	—	—	2,269,111
Total reserves	$2,303,584	$22,367	$1,300,243	$3,626,194

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$34,473	$22,367	$—	$56,840
At fair value	2,269,111	—	1,300,243	3,569,354
At book value without fair value adjustment and with current surrender charge less than 5%	—	—	—	—
Total reserves	$2,303,584	$22,367	$1,300,243	$3,626,194

99	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	December 31, 2012
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$726,731	$—	$152,204	$878,935
Reserves at 12/31/2012 for accounts with assets at:
Fair value	$35,999	$24,499	$952,048	$1,012,546
Amortized cost	728,526	—	—	728,526
Total reserves	$764,525	$24,499	$952,048	$1,741,072

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$32,123	$24,214	$—	$56,337
At fair value	728,526	—	952,048	1,680,574
At book value without fair value adjustment and with current surrender charge less than 5%	3,876	285	—	4,161
Total reserves	$764,525	$24,499	$952,048	$1,741,072

	December 31, 2011
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$3,979	$—	$118,256	$122,235
Reserves at 12/31/2011 for accounts with assets at:
Fair value	$41,352	$29,235	$777,106	$841,693
Amortized cost	—	—	—	—
Total reserves	$41,352	$23,235	$777,106	$841,693

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$32,839	$23,216	$—	$56,055
At fair value	—	—	777,106	777,106
At book value without fair value adjustment and with current surrender charge less than 5%	8,513	19	—	8,532
Total reserves	$41,352	$23,235	$777,106	$841,693

TIAA-CREF Investment Horizon Annuity Prospectus	100

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in thousands):

	2013	2012	2011
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$266,154	$167,500	$133,624
Transfers from Separate Accounts	(122,691)	(109,352)	(96,582)
Net transfers to Separate Accounts	143,463	58,148	37,042

Reconciling Adjustments:
Fund transfer exchange gain (loss)	(233)	(172)	896
Transfers as reported in the Statements of Operations of the Life, Accident & Health Annual Statement	$143,230	$57,976	$37,938

Note 12 – related party transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense reimbursement payments under the Service Agreement are made quarterly by TIAA-CREF Life to TIAA based on TIAA’s costs for providing such services. The Company also reimburses TIAA, at cost, on a quarterly basis for certain investment management services, according to the terms of an Investment Management Agreement. Reimbursements of $91,136 thousand, $71,383 thousand and $47,383 thousand were made to TIAA for the years ended December 31, 2013, 2012 and 2011, respectively.

Teachers Advisors, Inc. (“Advisors”), a subsidiary of TIAA-CREF Asset Management LLC (“TCAM”), which is a wholly owned subsidiary of TIAA, provides investment advisory services and other administrative services for the TIAA-CREF Life Separate Accounts in accordance with an Investment Management Agreement. Teachers Personal Investors Services, Inc. (“TPIS”), a subsidiary of TCAM and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for the Separate Accounts. Reimbursement of $2,229 thousand, $702 thousand and $0 were made to Advisors for the years ended December 31, 2013, 2012 and 2011, respectively.

Effective May 1, 2012, the Company reimbursed TPIS and Services, on an at cost basis, for distribution services for variable life and after tax annuities. Prior to May 1, 2012, the distribution services were paid for under a fee arrangement. Expenses associated with the distribution services agreement were $11,807 thousand, $7,062 thousand and $705 thousand for the years ended December 31, 2013, 2012 and 2011, respectively.

Services for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TCAM, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a service agreement between the Company and TFI. Payments associated with this service agreement were $8,754 thousand, $6,544 thousand and $4,621 thousand for the years ended December 31, 2013, 2012 and 2011, respectively.

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA.

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of July 14, 2014. As of December 31, 2013, $30 million of this facility was maintained on a

101	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

committed basis for which the Company paid a commitment fee of 9.0 basis points on the unused committed amount. During the period ending December 31, 2013, 85 draw-downs totaling $228.5 million were made under this line of credit arrangement, with $76 thousand interest paid on these draw-downs, of which none were outstanding as of December 31, 2013.

Note 13—federal income taxes

The Company has recorded current and deferred taxes in accordance with SSAP No. 101 Income Taxes – A Replacement of SSAP No. 10R and SSAP No. 10. The Company has exceeded the highest RBC threshold level which allows the Company to apply the smallest limitations to admit deferred tax assets under SSAP 101. The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. As of December 31, 2013 and December 31, 2012, the Company has not recorded a valuation allowance on deferred tax assets.

The components of Net Deferred Tax Assets (“DTA”) and Deferred Tax Liabilities (“DTL”) at December 31 are as follows (in thousands):

	12/31/2013			12/31/2012			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$36,627	$6,218	$42,845	$18,299	$9,521	$27,820	$18,328	$(3,303)	$15,025
b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (a – b)	36,627	6,218	42,845	18,299	9,521	27,820	18,328	(3,303)	15,025
d) Deferred Tax Assets Nonadmitted	22,078	4,808	26,886	7,321	9,077	16,398	14,757	(4,269)	10,488
e) Subtotal Net Admitted Deferred Tax Asset (c – d)	14,549	1,410	15,959	10,978	444	11,422	3,571	966	4,537
f) Deferred Tax Liabilities	2,750	1,410	4,160	5,055	95	5,150	(2,305)	1,315	(990)
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e – f)	$11,799	$—	$11,799	$5,923	$349	$6,272	$5,876	$(349)	$5,527

	12/31/2013			12/31/2012			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 101
a) Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$11,799	$—	$11,799	$5,923	$349	$6,272	$5,876	$(349)	$5,527
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From 2(a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b) 2 below)	—	—	—	—	—	—	—	—	—
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date.	—	—	—	—	—	—	—	—	—
2. Adjusted Gross DTA Allowed per Limitation Threshold.	—	—	—	—	—	—	—	—	—
c) Adjusted Gross DTA (Excluding The Amount of DTA From (a) and (b) above) Offset by Gross DTL.	2,750	1,410	4,160	5,055	95	5,150	(2,305)	1,315	(990)
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$14,549	$1,410	$15,959	$10,978	$444	$11,422	$3,571	$966	$4,537

TIAA-CREF Investment Horizon Annuity Prospectus	102

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2013	2012
(a) Ratio Percentage Used to Determine Recovery Period and Threshold limitation Amount	891%	1,576%
(b) Amount Of Adjusted Capital And Surplus Used To Determine Recovery Period And Threshold Limitation In (b)2 Above	391,771	427,095

Impact of Tax Planning Strategies (in thousands):

	12/31/2013		12/31/2012		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary		(6) (Col 2–4) Capital
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage.
1. Adjusted Gross DTAs amount from Note 9A1 (c)	$36,627	$6,218	$18,299	$9,521	$18,328		$(3,303)
2. Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—	—	—	—	—		—
3. Net admitted Adjusted Gross DTAs amount from Note 9A1 (e)	$14,549	$1,410	$10,978	$444	$3,571		$966
4. Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—	—	—	—	—		—
Does the Company’s tax-planning strategy include the use of reinsurance?					Yes	☐	No	☒

Current income taxes incurred consist of the following major components (in thousands):

	12/31/2013	12/31/2012	Change
Current Income Tax:
Federal income taxes expense	$7,007	$1,240	$5,767
Foreign taxes	—	—	—
Subtotal	7,007	1,240	5,767
Federal income taxes expense (benefit) on capital gains (losses)	720	(2,844)	3,564
Other	(57)	(106)	49
Federal and foreign income taxes expense (benefit)	$7,670	$(1,710)	$9,380

103	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2013	12/31/2012	Change
Deferred Tax Assets:
Ordinary
Policyholder reserves	$12,214	$4,976	$7,238
Deferred acquisition costs	21,210	12,595	8,615
Other (including items < 5% of total ordinary tax assets	394	312	82
Unauthorized reinsurance	2,809	416	2,393
Subtotal	36,627	18,299	18,328
Nonadmitted	22,078	7,321	14,757
Admitted ordinary deferred tax assets	$14,549	$10,978	$3,571

Capital
Investments	$6,218	$9,521	$(3,303)
Net capital loss carry-forward	—	—	—
Subtotal	6,218	9,521	(3,303)
Statutory valuation allowance (“SVA”) adjustment	—	—	—
Nonadmitted	4,808	9,077	(4,269)
Admitted capital deferred tax assets	1,410	444	966
Admitted deferred tax assets	$15,959	$11,422	$4,537

Deferred Tax Liabilities:
Ordinary
Investments	$2,750	$5,055	$(2,305)
Capital	1,410	95	1,315
Deferred tax liabilities	$4,160	$5,150	$(990)

Net Deferred Tax Assets / Liabilities:
Assets/Liabilities	$11,799	$6,272	$5,527

The change in the net deferred income taxes is comprised of the following (this analysis is exclusive of non-admitted assets as the Change in Non-admitted Assets is reported separately from the Change in Net Deferred Income Taxes in the surplus section of the Annual Statement) for the years ended December 31 (in thousands):

	2013	2012	Change
Total deferred tax assets	$42,845	$27,820	$15,025
Total deferred tax liabilities	(4,160)	(5,150)	990
Net deferred tax assets/liabilities	38,685	22,670	16,015
Statutory valuation allowance adjustment	—	—	—
Net deferred tax assets/liabilities after SVA	$38,685	$22,670	$16,015

Tax effect of unrealized gains/(losses)			—
Statutory valuation allowance adjustment allocated to unrealized			—
Other intra-period allocation of deferred tax movement			—
Change in net deferred income tax (charge) benefit			$16,015

TIAA-CREF Investment Horizon Annuity Prospectus	104

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2013 are as follows (dollars in thousands):

Description	Amount	Effective Tax Rate
Provision computed at statutory rate	$(6,754)	35.00%
Dividends received deduction	(260)	(1.35)
Amortization of interest maintenance reserve	(534)	2.77
Prior year true-up	350	(1.82)
Other	(68)	0.35
Total	$(7,266)	37.65%

Federal and foreign income tax incurred	$7,670	(39.75)%
Unauthorized reinsurance	2,393	(12.40)
Change in net deferred income tax charge (benefit)	(16,015)	82.99
Tax effect on unrealized capital gain	(1,314)	6.81
Total statutory income taxes	$(7,266)	37.65%

At December 31, 2013, the Company had no net operating loss carry forwards or capital loss carry forwards.

Income tax, ordinary and capital available for recoupment from its parent, TIAA, in the event of future net losses include (in thousands):

Year Incurred	Ordinary	Capital	Total
2013	$7,007	$720	$7,727
2012	1,182	—	1,182
2011	10,379	—	10,379
Total	$18,568	$720	$19,288

There was no deposits reported as admitted assets under IRC Section 6603.

The Company files a consolidated federal income tax return with its parent, TIAA and its affiliates:

1) TIAA-CREF Asset Management, Inc. *

2) Dan Properties, Inc.

3) JV Georgia One, Inc.

4). JWL Properties, Inc.

5) ND Properties, Inc.

6). TCT Holdings, Inc.

7) Teachers Advisors, Inc.

8) Teachers Personal Investors Service, Inc.

9) T-Investment Properties Corp.

10) TIAA-CREF Tuition Financing, Inc.

11) TIAA-CREF Trust Company, FSB.

12) GreenWood Resources, Inc.

13) 730 Texas Forest Holdings, Inc.

14) TIAA Global Markets, Inc.

15) T-C Sports Co., Inc.

16) TIAA Board of Overseers.

17) TIAA Park Evanston, Inc.

105	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

18) Oleum Holding Company, Inc.

19) Covariance Capital Management, Inc.

20) Westchester Group Investment Management, Inc.

21) Westchester Group Asset Management, Inc.

22) Westchester Group Investment Management Holding Company Inc.

23) Westchester Group Farm Management, Inc.

24) Westchester Group Real Estate, Inc.

* TIAA-CREF Asset Management converted from a corporation to an LLC. effective December 31, 2013.

The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

The Company had no federal or foreign income tax loss contingencies as determined in accordance with SSAP No. 5R. Liabilities, Contingencies and Impairments of Assets, with the modifications provided in SSAP No. 101, Income Taxes – A Replacement of SSAP No. 10R and SSAP No. 10, for which it is reasonably possible that the total liability will significantly increase within 12 months of the reporting date.

The IRS examination for tax years 2007, 2008, and 2009 federal income tax returns is currently in progress.

Note 14—pension plan and postretirement benefits

The Company has no employees. The Company’s parent, TIAA, allocates employee benefit expenses based on salaries attributable to the Company. The Company’s share of net expense for the qualified defined contribution plan was approximately $2,499 thousand, $2,022 thousand and $1,334 thousand for the years ended December 31, 2013, 2012 and 2011, respectively and for other postretirement benefit plans was $696 thousand, $463 thousand and $270 thousand for the years ended December 31, 2013, 2012 and 2011, respectively.

Note 15—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 (“AG43”) for variable annuity products and Actuarial Guideline 33 for all other products.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

TIAA-CREF Investment Horizon Annuity Prospectus	106

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31 are as follows (dollars in thousands):

	2013
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$56,840	$—	$56,840	0.8%
At book value less current surrender charge of 5% or more	665	—	—	665	—
At fair value	—	2,269,110	1,189,810	3,458,920	50.3

Total with adjustment or at fair value	$665	$2,325,950	$1,189,810	$3,516,425	51.1%
At book value without adjustment (minimal or no charge or adjustment)	3,253,987	—	—	3,253,987	47.3
Not subject to discretionary withdrawal	108,691	—	—	108,691	1.6

Total (gross)	$3,363,343	$2,325,950	$1,189,810	$6,879,103	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$3,363,343	$2,325,950	$1,189,810	$6,879,103

	2012
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$56,337	$—	$56,337	1.2%
At book value less current surrender charge of 5% or more	562	—	—	562	—
At fair value	—	728,526	886,396	1,614,922	33.3

Total with adjustment or at fair value	$562	$784,863	$886,396	$1,671,821	34.5%
At book value without adjustment (minimal or no charge or adjustment)	3,076,125	4,161	—	3,080,286	63.6
Not subject to discretionary withdrawal	89,688	—	—	89,688	1.9

Total (gross)	$3,166,375	$789,024	$886,396	$4,841,795	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$3,166,375	$789,024	$886,396	$4,841,795

Annuity reserves and deposit-type contract funds for the year ended December 31 are as follows (in thousands):

	2013	2012
General Account:
Total annuities (excluding supplementary contracts with life contingencies)	$1,348,130	$1,305,083
Supplementary contracts with life contingencies	1,762	1,826
Deposit-type contracts	2,013,451	1,859,466
Subtotal	3,363,343	3,166,375

Separate Accounts:
Annuities	1,238,184	942,318
Supplementary contracts with life contingencies	234	186
Deposit-type contracts	2,277,342	732,916
Subtotal	3,515,760	1,675,420
Total	$6,879,103	$4,841,795

107	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table or 2001 CSO Table and interest rates of 3.5% through 4.5%. Term conversion reserves are based on the Company’s term conversion mortality experience and interest at 4.0%.

Based on the asset adequacy analysis, the Company has added an additional $13 million in 2013, which consists of $8 million associated with the deferred annuity business and $5 million associated with the individual life insurance business. This is in addition to the $10 million which was recorded in 2009 for life insurance reserves. In addition, for variable annuities, the excess of the reserve over the accumulation was increased to $7 million. On this basis, it was determined that the Company’s reserves were sufficient to meet its obligations.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and are set equal to a percentage of reserves. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company had no policies where the surrender values were in excess of the legally computed reserves at December 31, 2013 or December 31, 2012. The Company had $29.8 billion and $25.6 billion of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2013 and 2012, respectively.

Premium deficiency reserves related to the above insurance totaled $15,600 thousand and $11,242 thousand at December 31, 2013 and 2012, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

Note 16—reinsurance

In 2004, the Company and TIAA entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of the Company and TIAA, an indemnity reinsurance agreement where the Company and TIAA ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife has been offering the Company policyholders the option of transferring the liability for policies from the Company and TIAA to MetLife. At December 31, 2013 and 2012, there were still premiums in force of $6,548 thousand and $6,242 thousand, respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	108

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include (in thousands):

	2013	2012	2011
Reinsurance ceded:
Aggregate reserve for life and health insurance	$437,220	$397,767	$357,638
Insurance and annuity premiums	$118,103	$56,650	$41,247
Policy and contract benefits	$26,240	$14,005	$15,014
Increase in policy and contract reserves	$39,454	$40,128	$40,654

Note 17—capital and surplus and shareholders’ dividends restrictions

The portion of unassigned surplus increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2013	2012
Net unrealized capital losses	$314	$129
Asset valuation reserve	$(3,773)	$(3,570)
Net deferred federal income tax	$16,015	$(7,005)
Change in non-admitted assets	$(11,809)	$6,061
Change in liability for reinsurance of unauthorized companies	$(6,837)	$(1,190)
Change in surplus of separate accounts	$(3,680)	$1,978

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company generally has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 18—contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; Federal regulators, including the SEC and Federal governmental authorities. The Company cooperates in these inquiries.

Death Claim Notification and Unclaimed Property Practices.

Throughout the U.S. insurance industry, there have been multiple state actions addressing insurer practices regarding death claim notification and escheatment of unclaimed property as they pertain to life insurance, annuities and retained asset accounts.

109	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

On June 6, 2013, the Company was one of many insurers who reached a Global Resolution Agreement resolving any potential claims arising out of a multistate unclaimed property exam conducted by Texas, California, Massachusetts and 26 other states. The Agreement became effective July 12, 2013.

On June 24, 2013, the Company was one of many insurers who agreed to a multi-state settlement with insurance regulators that include the implementation of new business practices related to the payment of life insurance benefits. The Agreement became effective July 9, 2013. Forty-seven states, the District of Columbia, Guam and Puerto Rico have signed on to the Agreement. The settlement included a $203 thousand examination payment made by the Company for the costs incurred by the departments associated with the examination.

Note 19—subsequent event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 7, 2014, the date the financial statements were available to be issued. No such items were identified by the Company.

TIAA-CREF Investment Horizon Annuity Prospectus	110

REPORT OF MANAGEMENT RESPONSIBILITY

April 14, 2014

To the Policyholders of Teachers Insurance and Annuity Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Department of Financial Services. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2013, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (originally published in 1992). Based on that assessment, management concluded that, as of December 31, 2013, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework (published in 1992).

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2013, 2012 and 2011. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion in all material respect on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York Department of Financial Services and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

111	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (the “Company”), which comprise the statutory statements of admitted assets, liabilities, and capital and contingency reserves as of December 31, 2013 and 2012 and the related statutory statements of operations, changes in capital and contingency reserves and cash flows for each of the three years in the period ended December 31, 2013. We also have audited the Company’s internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Management is responsible for the preparation and fair presentation of these financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for maintaining effective internal control over financial reporting, and for its assertion of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management’s Responsibility. Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and, testing and evaluating the design and operating effectiveness of internal control, based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2013 and 2012, or the results of its operations or its cash flows thereof for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and surplus of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended on the basis of accounting described in Note 2. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

TIAA-CREF Investment Horizon Annuity Prospectus	112

A company’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 14, 2014

113	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL
AND CONTINGENCY RESERVES

	December 31,
(in millions)	2013	2012

ADMITTED ASSETS
Bonds	$181,121	$173,954
Preferred stocks	48	38
Common stocks	2,675	3,495
Mortgage loans	14,246	12,956
Real estate	1,812	1,623
Cash, cash equivalents and short-term investments	1,362	1,681
Contract loans	1,466	1,358
Derivatives	60	96
Other long-term investments	20,059	17,973
Investment income due and accrued	1,763	1,772
Federal income taxes	6	—
Net deferred federal income tax asset	3,089	3,235
Other assets	439	437
Separate account assets	22,348	18,420
Total admitted assets	$250,494	$237,038

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$185,946	$180,020
Dividends due to policyholders	1,937	1,854
Interest maintenance reserve	2,283	1,687
Federal income taxes	—	3
Borrowed money	—	52
Asset valuation reserve	4,633	3,424
Derivatives	311	346
Other liabilities	2,262	2,276
Separate account liabilities	22,343	18,067
Total liabilities	219,715	207,729

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	28,776	27,306
Total capital and contingency reserves	30,779	29,309
Total liabilities, capital and contingency reserves	$250,494	$237,038

TIAA-CREF Investment Horizon Annuity Prospectus	114

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in millions)	2013	2012	2011

REVENUES
Insurance and annuity premiums and other considerations	$14,395	$12,085	$12,703
Annuity dividend additions	1,585	1,312	1,325
Net investment income	11,274	11,042	10,910
Other revenue	242	231	182
Total revenues	$27,496	$24,670	$25,120

BENEFITS AND EXPENSES
Policy and contract benefits	$12,900	$11,733	$11,341
Dividends to policyholders	3,409	3,128	3,082
Increase in policy and contract reserves	5,749	4,604	5,460
Net operating expenses	1,035	922	859
Net transfers to separate accounts	1,879	1,518	1,661
Other benefits and expenses	384	318	53
Total benefits and expenses	$25,356	$22,223	$22,456

Income before federal income taxes and net realized capital gains (losses)	$2,140	$2,447	$2,664
Federal income tax (benefit)	(28)	(11)	(139)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(417)	(416)	(444)
Net income	$1,751	$2,042	$2,359

115	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL

AND CONTINGENCY RESERVES

(in millions)	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total
Balance, December 31, 2010	$3	$25,153	$25,156
Net income		2,359	2,359
Net unrealized capital gains on investments		390	390
Change in asset valuation reserve		(802)	(802)
Change in accounting principle		(23)	(23)
Change in surplus of separate accounts		134	134
Change in net deferred income tax		(1,129)	(1,129)
Change in non-admitted assets:
Deferred federal income tax asset		953	953
Other assets		93	93
Balance, December 31, 2011	$3	$27,128	$27,131

Net income		2,042	2,042
Net unrealized capital gains on investments		490	490
Change in asset valuation reserve		(599)	(599)
Change in surplus of separate accounts		64	64
Change in net deferred income tax		(1,119)	(1,119)
Prior year surplus adjustment		(5)	(5)
Change in non-admitted assets:
Deferred federal income tax asset		1,285	1,285
Other assets		20	20
Balance, December 31, 2012	$3	$29,306	$29,309

Net income		1,751	1,751
Net unrealized capital gains on investments		1,193	1,193
Change in asset valuation reserve		(1,209)	(1,209)
Change in surplus of separate accounts		(18)	(18)
Change in net deferred income tax		(1,083)	(1,083)
Change in post-retirement benefit liability		(11)	(11)
Change in non-admitted assets:
Deferred federal income tax asset		937	937
Other assets		(90)	(90)
Balance, December 31, 2013	$3	$30,776	$30,779

TIAA-CREF Investment Horizon Annuity Prospectus	116

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in millions)	2013	2012	2011

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$14,398	$12,084	$12,705
Net investment income	10,770	10,590	10,948
Miscellaneous income	219	199	180
Total receipts	25,387	22,873	23,833
Policy and contract benefits	12,954	11,722	11,321
Operating expenses	1,276	1,127	853
Dividends paid to policyholders	1,741	1,693	1,709
Federal income tax expense (benefit)	(13)	(16)	(141)
Net transfers to separate accounts	1,505	597	1,666
Total disbursements	17,463	15,123	15,408
Net cash from operations	7,924	7,750	8,425

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	26,969	26,689	19,042
Stocks	872	843	669
Mortgage loans and real estate	2,131	2,954	2,162
Other invested assets	3,293	2,184	2,197
Miscellaneous proceeds	12	13	66
Cost of investments acquired:
Bonds	32,998	31,963	24,768
Stocks	936	559	486
Mortgage loans and real estate	3,753	2,784	1,922
Other invested assets	3,482	3,472	5,320
Miscellaneous applications	248	270	448
Net cash from investments	(8,140)	(6,365)	(8,808)

CASH FROM FINANCING AND OTHER
Borrowed money	(51)	(757)	(151)
Net deposits on deposit-type contracts funds	70	53	32
Other cash provided (applied)	(122)	403	(266)
Net cash from financing and other	(103)	(301)	(385)
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(319)	1,084	(768)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	1,681	597	1,365

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$1,362	$1,681	$597

117	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

  •  DECEMBER 31, 2013

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates.

	For the Years Ended December 31,
(in millions)	2013	2012	2011

Net Income, New York SAP	$1,751	$2,042	$2,359
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	2	2	1
Deferred and Payout Annuities issued after 2000	73	63	171

Net Income, NAIC SAP	$1,826	$2,107	$2,531

Capital and Contingency Reserves, New York SAP	$30,779	$29,309	$27,131
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	20	18	16
Deferred and Payout Annuities issued after 2000	3,990	3,917	3,854

Capital and Contingency Reserves, NAIC SAP	$34,789	$33,244	$31,001

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

TIAA-CREF Investment Horizon Annuity Prospectus	118

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations under GAAP rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•

Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

119	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•	The calculation for the post-retirement benefit obligations includes both vested and non-vested employees. Prior to January 1, 2013, non-vested employees were not considered under NAIC SAP;

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•

Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met under GAAP. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes. Transactions recorded as financing under GAAP have no impact on premiums or losses incurred, while for statutory purposes, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses.

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain prior year amounts in the financial statements have been reclassified to conform to the 2013 presentation. These reclassifications did not affect the total assets, liabilities, net income or surplus previously reported.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life insurance (and health), annuities and deposit-type contracts and the valuation of deferred tax assets.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

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If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at the Company’s percentage of the underlying U.S. GAAP, International Financial Reporting Standard or U.S. Tax basis equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation. The carrying amount of the Company’s investments in surplus notes was $91 million for both years ended December 31, 2013 and 2012.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes.

Derivatives used by the Company may include swaps, forwards, futures and options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally a portion of deferred federal income tax (“DFIT”) assets, certain investments in other long-term investments, furniture and equipment, leasehold improvements, and prepaid expenses). The non-admitted portion of the DFIT asset was $8,027 million and $8,964 million at December 31, 2013 and 2012, respectively. Investment related non-admitted assets totaled $187 million and $267 million at December 31, 2013 and 2012, respectively. Other non-admitted assets were $795 million and $625 million at December 31, 2013 and 2012, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The accumulated depreciation on EDP equipment and computer software was $1,246 million and $1,008 million at December 31, 2013 and 2012, respectively. Related depreciation expenses allocated to TIAA were $77 million, $51 million and $34 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The accumulated depreciation on furniture and equipment and leasehold improvements was $455 million and $444 million at December 31, 2013, and 2012, respectively. Related depreciation expenses allocated to TIAA were $10 million, $18 million and $25 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5, or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet, the cash collateral received is invested and reported on the balance sheet and accounted for based on the type of investment. An offsetting liability is reported in “Other liabilities.”

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

APPLICATION OF NEW ACCOUNTING PRONOUNCEMENTS:

Effective January 1, 2013, the Company adopted SSAP No. 92—Accounting for Postretirement Benefits Other Than Pensions, A Replacement of SSAP No. 14. SSAP No. 92 was effective for quarterly and annual reporting periods beginning on or after January 1, 2013 with early adoption permitted. This statement establishes financial accounting and reporting standards for an insurer that offers a defined benefit postretirement plan to its employees. Any unfunded defined benefit amounts, as determined when the projected benefit obligation exceeds the fair value of plan assets, is a liability under SSAP No. 5R and shall be reported in the first quarter statutory financial statements after the transition date with a corresponding entry to unassigned funds (surplus). Net periodic pension cost shall include a component for unrecognized prior service cost for non-vested employees beginning in 2013. The Company determined that SSAP No. 92 did not have a material impact.

Effective January 1, 2012, the Company adopted SSAP No. 101—Income Taxes, a Replacement of SSAP No. 10—Income Taxes and SSAP No. 10R—Income Taxes, A Temporary Replacement of SSAP No. 10. For purposes of accounting for federal and foreign income taxes, reporting entities shall adopt FASB Statement No.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

109, Accounting for Income Taxes (“FAS 109”) with modifications for state income taxes, the realization criteria for deferred tax assets, and the recording of the impact of changes in deferred tax balances. SSAP No. 101 did not have a material impact on the current and deferred taxes presented under SSAP No. 10R.

Effective January 1, 2013, the Company adopted SSAP No. 103—Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SSAP No. 103 was effective for years beginning on and after January 1, 2013 and applied prospectively. Early application is prohibited. This statement must be applied to transfers occurring on or after the effective date. The concept of a qualifying special purpose entity is no longer relevant for statutory accounting purposes. The unit of account for sale treatment is defined to be an entire financial asset or a pro rata participating interest without subordination. The disclosure provisions of this statement are applied to transfers that occurred both before and after the effective date of this statement. SSAP No. 103 did not have an impact on the Company.

Note 3—long-term bonds, preferred stocks, and common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, are shown below (in millions):

		2013 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$41,161	$1,841	$(1,169)	$41,833
All Other Governments	3,929	381	(76)	4,234
States, Territories and Possessions	647	23	(15)	655
Political Subdivisions of States, Territories, and Possessions	491	8	(23)	476
Special Revenue and Special Assessment, Non-guaranteed Agencies and Government	18,862	1,307	(652)	19,517
Credit Tenant Loans	5,796	365	(92)	6,069
Industrial and Miscellaneous	107,416	6,447	(2,155)	111,708
Hybrids	1,002	60	(16)	1,046
Parent, Subsidiaries and Affiliates	1,817	54	—	1,871
Total Bonds	181,121	10,486	(4,198)	187,409
Preferred Stocks	48	40	—	88
Total Bonds and Preferred Stocks	$181,169	$10,526	$(4,198)	$187,497

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

		2012 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$41,456	$5,966	$(55)	$47,367
All Other Governments	3,677	802	(3)	4,476
States, Territories and Possessions	491	76	—	567
Political Subdivisions of States, Territories, and Possessions	345	30	—	375
Special Revenue and Special Assessment, Non-guaranteed Agencies and Government	20,256	2,398	(16)	22,638
Credit Tenant Loans	5,025	431	(23)	5,433
Industrial and Miscellaneous	99,209	10,556	(1,060)	108,705
Hybrids	1,334	90	(28)	1,396
Parent, Subsidiaries and Affiliates	2,161	75	(2)	2,234
Total Bonds	173,954	20,424	(1,187)	193,191
Preferred Stocks	38	13	—	51
Total Bonds and Preferred Stocks	$173,992	$20,437	$(1,187)	$193,242

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2013 and 2012, were not deemed to be other-than-temporarily impaired.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2013
Loan-backed and structured bonds	$16,499	$(1,026)	$15,473	$5,111	$(565)	$4,546
All other bonds	31,179	(1,995)	29,184	5,485	(702)	4,783
Total bonds	$47,678	$(3,021)	$44,657	$10,596	$(1,267)	$9,329
Unaffiliated common stocks	2	—	2	106	(48)	58
Preferred stocks	—	—	—	5	(1)	4
Total bonds and stocks	$47,680	$(3,021)	$44,659	$10,707	$(1,316)	$9,391

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2012
Loan-backed and structured bonds	$1,719	$(47)	$1,672	$7,887	$(1,131)	$6,756
All other bonds	5,988	(154)	5,834	608	(46)	562
Total bonds	$7,707	$(201)	$7,506	$8,495	$(1,177)	$7,318
Unaffiliated common stocks	138	(22)	116	—	—	—
Preferred stocks	10	(2)	8	—	—	—
Total bonds and stocks	$7,855	$(225)	$7,630	$8,495	$(1,177)	$7,318

As of December 31, 2013, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (22%), U.S., Canada and other government (22%) and public utilities (8%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2013, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (25%), U.S., Canada and other government (23%), and residential mortgage-backed securities (14%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S., Canada and other government (25%), asset-backed securities (12%) and manufacturing (11%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (73%) and residential mortgage-backed securities (19%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline is primarily attributable to increased market yields for these particular securities since acquisition caused principally by credit spreads. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other–than-temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (dollars in millions):

	December 31, 2013			December 31, 2012
	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$4,724	2.6%	$4,819	$3,923	2.3%	$4,019
Due after one year through five years	20,503	11.3	22,126	20,380	11.6	22,183
Due after five years through ten years	35,068	19.4	35,983	34,773	20.0	38,505
Due after ten years	45,218	25.0	45,939	38,912	22.4	46,050
Subtotal	105,513	58.3	108,867	97,988	56.3	110,757
Residential mortgage-backed securities	47,094	26.0	49,304	51,170	29.5	56,525
Commercial mortgage-backed securities	10,785	5.9	10,821	9,467	5.4	9,328
Asset-backed securities	17,729	9.8	18,417	15,329	8.8	16,581
Subtotal	75,608	41.7	78,542	75,966	43.7	82,434
Total	$181,121	100.0%	$187,409	$173,954	100.0%	$193,191

For the year ended December 31, 2013, the preceding table includes sub-prime mortgage investments totaling $2,988 million under residential mortgage-backed securities. $2,712 million or 91% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2012, the preceding table includes sub-prime mortgage investments totaling $3,126 million under residential mortgage-backed securities. $2,511 million or 80% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

Sub-prime securities are backed by loans that are in the riskiest category of loans and are typically sold in a separate market from prime loans.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2013	2012
Residential mortgage-backed securities	26.0%	29.4%
U.S. and other governments	11.4	12.2
Manufacturing	10.2	9.8
Asset-backed securities	9.8	8.8
Public utilities	8.3	7.7
Commercial mortgage-backed securities	6.0	5.5
Finance and financial services	5.8	5.5
Oil and gas	5.2	5.1
Services	4.2	3.5
Revenue and special obligations	3.3	2.5
Communications	3.1	3.2
Retail and wholesale trade	1.8	1.8
Mining	1.3	1.4
Transportation	1.3	1.3
Real estate investment trusts	1.1	0.9
Other	1.2	1.4
Total	100.0%	100.0%

At December 31, 2013 and 2012, 93.3% and 92.5%, respectively, of the long-term bond portfolio was comprised of investment grade securities (NAIC 1 and 2).

The following table presents the Company’s carrying value and estimated fair value for the residential mortgage-backed securities portfolio (“RMBS”) at December 31, (in millions):

	2013		2012
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$46,273	$48,511	$48,144	$53,539
2	377	379	1,640	1,667
3	172	153	985	974
4	135	126	175	154
5	116	112	214	176
6	21	23	12	15
Total	$47,094	$49,304	$51,170	$56,525

With respect to the RMBS in the above table, approximately 99% and 97% were rated investment grade (NAIC 1 and 2) at December 31, 2013 and 2012, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in RMBS. Additionally, the Company continues to manage the RMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other-than-temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the RMBS portfolio as an integral component of its overall asset liability management program.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table presents the Company’s carrying value and estimated fair value for the commercial mortgage-backed securities (“CMBS”) portfolio at December 31, (in millions):

	2013		2012
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$9,312	$9,384	$7,301	$7,528
2	271	273	246	230
3	219	212	607	481
4	319	292	585	467
5	469	428	564	409
6	195	232	164	213
Total	$10,785	$10,821	$9,467	$9,328

With respect to the CMBS in the above table, approximately 89% and 80% were rated investment grade (NAIC 1 and 2) and approximately 38% and 66% were issued prior to 2006 (based on carrying value) at December 31, 2013 and 2012, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in CMBS. Additionally, the Company continues to manage the CMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other-than-temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the CMBS portfolio as an integral component of its overall asset liability management program.

Included in the Company’s long-term investments are bonds with a NAIC designation of 6. The statutory carrying value of these investments and related contractual maturity is listed in the following table at December 31, (in millions):

	2013	2012
Due after one year through five years	$68	$3
Due after ten years	2	2
Subtotal	70	5
Residential mortgage-backed securities	21	12
Commercial mortgage-backed securities	195	164
Asset-backed securities	57	53
Total	$343	$234

Troubled Debt Restructuring: There were no troubled debt restructurings during 2013 or 2012.

Exchanges: During 2013 and 2012, the Company also acquired bonds and stocks through exchanges aggregating $2,623 million and $3,094 million, of which approximately $18 million and $26 million were acquired through non-monetary transactions, respectively. When exchanging securities, the Company generally accounts for assets at fair value unless the exchange was as a result of restricted 144As exchanged for unrestricted securities, which are accounted for at book value.

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents OTTI on securities with the intent to sell or the inability to retain for the years ended December 31, (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized, 2013
a. Intent to sell	$237	$20	$10	$207
b. Inability to retain	—	—	—	—
Total 2013	$237	$20	$10	$207

OTTI recognized, 2012
a. Intent to sell	$743	$98	$130	$515
b. Inability to retain	—	—	—	—
Total 2012	$743	$98	$130	$515

At December 31, 2013, the Company held loan-backed and structured securities with an OTTI recognized during 2013 where the present value of cash flows expected to be collected is less than the amortized cost. See Note 25 for listing of securities.

Other Disclosures: During 2013 and 2012, the Company acquired common stocks from other long term private equity fund investment distributions totaling $51 million and $47 million, respectively.

At December 31, 2013 and 2012, the carrying amount of restricted unaffiliated common stock was $494 million and $516 million, respectively. At December 31, 2013 and 2012, the carrying amount of restricted preferred stock was $5 million and $4 million, respectively. The restrictions include share sales, private sales, general partner approval for sale, contractual restrictions and public or free trade restrictions.

At December 31, 2013 and 2012, the carrying amount of bonds and stocks denominated in a foreign currency was $3,394 million and $3,766 million, respectively. Bonds denominated in foreign currency totaled $1,817 million and $2,120 million at December 31, 2013 and 2012, respectively and represent amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates.

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The coupon rates for non-mezzanine commercial mortgage loans originated during 2013 ranged from 3.49% to 4.99% and from 3.80% to 5.71% for 2012. The coupon rates for mezzanine mortgage loans originated during 2013 ranged from 5.00% to 6.25% and from 6.75% to 7.96% for 2012.

The maximum percentage of any one loan to the value of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 70% and 98% for commercial loans for the years ended December 31, 2013 and 2012, respectively. In 2012, there was one loan issued with a loan to value of 98% with a value of $64 million at December 31, 2012. The loan is a full recourse construction loan with a committed tenant.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2013 and 2012 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan. For impaired mortgage loans where the impairments were deemed to be temporary, an allowance for credit losses has been established.

The following table provides information on impaired loans classified as “Commercial—All Other” with or without allowance for credit losses as of December 31, (in millions):

	Commercial—All Other
	2013	2012	2011

With Allowance for Credit Losses	$—	$—	$—
No Allowance for Credit Losses	$202	$206	$248

The following table provides information for investment in impaired loans classified as “Commercial—All Other” —Average Recorded Investment, Interest Income Recognized, Recorded Investment on Nonaccrual Status and Amount of Interest Income Recognized Using a Cash-Basis Method of Accounting as of December 31, (in millions):

	Commercial—All Other
	2013	2012	2011

Average Recorded Investment	$34	$34	$35
Interest Income Recognized	$14	$14	$16
Recorded Investments on Nonaccrual Status	$—	$—	$—
Amount of Interest Income Recognized Using a Cash-Basis Method of Accounting	$14	$14	$16

The Company had no allowance for credit losses for the years ended December 31, 2013 and 2012, respectively.

2011

Allowance for credit losses (in millions):
Balance at the beginning of the period	$2
Additions charged to surplus	—
Direct write-downs/charges against the allowance	—
Recoveries of amounts previously added to surplus	(2)
Balance at the end of the period	$—

For commercial mortgage loans, the primary credit quality indicator is the debt service coverage ratio, which compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The Company also reviews the loan-to-value ratio of its commercial mortgage loan portfolio. Loan–to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually.

For the agricultural mortgage loan, the Company’s primary credit quality indicator is the loan-to-value ratio. The values utilized in calculating this ratio are updated quarterly.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Credit quality of commercial and agricultural mortgage loans

The credit quality of commercial and agricultural mortgage loans held-for-investment, were as follows (dollars in millions):

	Recorded Investment
	Loan-to-value Ratios
	> 90%	81% - 90%	70% - 80%	< 70%	Total	% of Total

December 31, 2013:
Debt Service Coverage Ratios:
Greater than 1.20x	$26	$20	$641	$11,955	$12,642	88.4%
1.05x—1.20x	—	—	141	553	694	4.9
Less than 1.05x	42	17	183	262	504	3.5
Agriculture	—	—	—	265	265	1.9
Construction	188	—	—	—	188	1.3

Total	$256	$37	$965	$13,035	$14,293	100.0%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans (dollars in millions):

		Commercial
	Farm	Insured	All Other	Mezzanine	Total

Year-End 2013
Recorded Investment	$265	$—	$13,543	$485	$14,293
Current
Interest Reduced	$—	$—	$—	$—	$—
Recorded Investment
Number of Loans	—	—	—	—	—
Percent Reduced	—	—	—	—	—

Year-End 2012
Recorded Investment
Current	$265	$—	$12,511	$225	$13,001
Interest Reduced
Recorded Investment	$—	$—	$363	$—	$363
Number of Loans	—	—	3	—	3
Percent Reduced	—	—	0.86%	—	0.86%

Year-End 2011
Recorded Investment
Current	$265	$—	$12,729	$187	$13,181
Interest Reduced
Recorded Investment	$—	$—	$216	$—	$216
Number of Loans	—	—	2	—	2
Percent Reduced	—	—	1.14%	—	1.14%

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution (dollars in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2013		December 31, 2012
	Carrying Value	% of Total	Carrying Value	% of Total

Shopping centers	$4,854	34.1%	$4,278	33.0%
Office buildings	4,774	33.5	4,288	33.1
Industrial buildings	2,068	14.5	2,118	16.4
Apartments	1,825	12.8	1,423	11.0
Land	265	1.9	265	2.0
Mixed use	259	1.8	264	2.0
Hotel	161	1.1	164	1.3
Other	40	0.3	156	1.2

Total	$14,246	100.0%	$12,956	100.0%

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2013		December 31, 2012
	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$3,389	23.7%	$3,312	25.6%
South Atlantic	3,202	22.5	2,908	22.4
Middle Atlantic	2,848	20.0	2,373	18.3
South Central	2,486	17.5	2,199	17.0
North Central	1,223	8.6	1,209	9.3
Mountain	522	3.7	361	2.8
New England	263	1.8	230	1.8
Other	313	2.2	364	2.8

Total	$14,246	100.0%	$12,956	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Middle Atlantic states are PA, NJ and NY

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

Other comprises investments in Australia and Canada.

At December 31, 2013 and 2012, approximately 16.9% and 18.9% of the mortgage loan portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2013 and 2012, approximately 15.9% and 15.3% of the mortgage loan portfolio, respectively, was invested in Texas and is included in the South Central region shown above.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans were as follows (dollars in millions):

	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total

Due in one year or less	$801	5.6%	$804	6.2%
Due after one year through five years	4,938	34.7	6,013	46.4
Due after five years through ten years	5,893	41.4	4,505	34.8
Due after ten years	2,614	18.3	1,634	12.6

Total	$14,246	100.0%	$12,956	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2013 or 2012. When restructuring mortgage loans, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more than 180 days past due at December 31, 2013 or 2012.

During 2013, the Company did not reduce interest rates on any outstanding commercial loans.

During 2012, the Company reduced interest rates on three outstanding commercial loans. The first loan changed from 5.40% to 4.50% from November 1, 2012 through maturity on November 1, 2015. The other two loans changed from 7.50% to 6.69% from August 3, 2012 through maturity on January 1, 2019. The recorded investment excluding accrued interest of these loans was $363 million at December 31, 2012.

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2013 and 2012.

The Company has no reverse mortgages as of December 31, 2013 or 2012.

Mortgage loans of $53 million and $13 million at December 31, 2013 and 2012, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates.

For the years ended December 31, 2013 and 2012, the carrying values of mortgage loans denominated in foreign currency were $313 million and $281 million, respectively.

The Company does not hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5—real estate

At December 31, 2013 and 2012, the Company’s directly owned real estate investments of $1,812 million and $1,623 million, respectively, were carried net of third party mortgage encumbrances. There were no third party mortgage encumbrances as of December 31, 2013 and 2012.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The carrying values of the directly owned real estate portfolio were diversified by property type and geographic region at December 31 as follows (dollars in millions):

	Directly Owned Real Estate by Property Type
	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total

Office buildings	$696	38.4%	$836	51.5%
Industrial buildings	639	35.3	501	30.9
Mixed-use projects	188	10.4	95	5.9
Apartments	160	8.8	59	3.6
Retail	112	6.2	114	7.0
Land under development	17	0.9	18	1.1

Total	$1,812	100.0%	$1,623	100.0%

	Directly Owned Real Estate by Geographic Region
	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$971	53.6%	$605	37.3%
South Atlantic	683	37.7	699	43.1
Middle Atlantic	96	5.3	203	12.5
South Central	62	3.4	116	7.1

Total	$1,812	100.0%	$1,623	100.0%

At December 31, 2013 and 2012, approximately 32.5% and 19.4% of the real estate portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2013 and 2012, approximately 16.4% and 18.5% of the real estate portfolio, respectively, was invested in Virginia and is included in the South Atlantic region shown above.

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is warranted.

OTTI for directly owned real estate investments for the years ended December 31, 2013, 2012 and 2011 were $0, $17 million and $2 million, respectively and these amounts are included in the impairment table in Note 9. The OTTI during 2012 was for directly owned industrial properties in the states of Illinois and Texas and directly owned land in the State of Georgia. $13 million of OTTI during 2012 was a result of the Company’s intent to sell. The impairments were a result of unfavorable market conditions. The OTTI during 2011 was for directly owned land in California. The impairments are included in net realized capital losses in the statutory-basis statements of operations.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2013 and 2012, $0 and $31 million, respectively, of the Company’s real estate investments were classified as held for sale. For the year ended December 31, 2013 and 2012, the Company recognized a net realized gain on real estate sold of $30 million and $84 million, respectively. The gains are included in net realized capital gains (losses) in the statutory-basis statements of operations.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2013, 2012 and 2011, was $51 million, $53 million and $54 million, respectively. The amount of accumulated depreciation at December 31, 2013, 2012 and 2011 was $362 million, $337 million and $478 million, respectively.

There were no real estate properties acquired via the assumption or in satisfaction of debt during 2013, 2012 or 2011.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

As of December 31, 2013, the Company does not have any low income housing tax credits.

Note 6—subsidiaries and affiliates

The Company holds interests in certain subsidiaries and affiliates that are primarily involved in the ownership and management of investments for the Company. The carrying value, OTTI and net investment income of investment subsidiaries and affiliates at December 31 are shown below (in millions):

	2013	2012	2011
Net carrying value of investment subsidiaries and affiliates
Reported as common stock	$633	$1,517	$1,901
Reported as other long-term investments	10,884	8,915	7,532

Total net carrying value	$11,517	$10,432	$9,433

OTTI	$7	$9	$30
Net investment income (distributed from investment subsidiaries and affiliates)	$589	$460	$255

The larger investment subsidiaries and affiliates, included in the above table, are TIAA Global Public Investments, LLC, T-C GA RE Holdings, LLC, Covariance Capital Management Series, LLC (“CCMS 1”), Ceres Agricultural Properties, LLC, TIAA Oil & Gas Investments, LLC, Infra Alpha, LLC, ND Properties, Inc. and TIAA Super Regional Mall Member Sub, LLC.

The carrying value, OTTI and net investment income of operating subsidiaries and affiliates at December 31 are shown below (in millions):

	2013	2012	2011
Net carrying value of operating subsidiaries and affiliates
Reported as common stock	$814	$695	$478
Reported as other long-term investments	1,119	808	623

Total net carrying value	$1,933	$1,503	$1,101

OTTI	$138	$75	$94
Net investment income (distributed from operating subsidiaries and affiliates)	$7	$1	$1

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company’s operating subsidiaries and affiliates primarily consist of, TIAA Global Ag Holdco, LLC, TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), TCT Holdings, Inc., Oleum Holding Company, Inc., TIAA-CREF Asset Management LLC, TIAA Emerging Markets Debt Fund, TIAA-CREF Individual & Institutional Services, LLC and TIAA-CREF Asset Management Distressed Opportunities Fund, LP.

The 2013 and 2012 OTTI relates to a decline in the fair value of subsidiaries and affiliates for which the carrying value is not expected to recover. Fair value of subsidiaries and affiliates is generally determined using the net asset value of the underlying financial statements at the measurement date.

The Company held bonds of affiliates at December 31, 2013 and 2012 for $1,817 million and $2,161 million, respectively. One hundred percent (100%) and ninety eight percent (98%) of these affiliated bonds were issued by ND Properties, Inc. at December 31, 2013 and 2012, respectively.

As of December 31, 2013 and 2012, no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets and the Company does not have any investment in foreign insurance subsidiaries. For the years ended December 31, 2013, 2012 and 2011, the Company did not have any related party transactions which exceeded one-half of 1% of the Company’s admitted assets.

As of December 31, 2013 and December 31, 2012, the net amount due from subsidiaries and affiliates was $235 million and $184 million, respectively. The net amounts due are generally settled on a daily basis except for TIAA Realty, Inc., ND Properties, Inc., Teachers Advisors, Inc. (“Advisors”), TIAA-CREF Tuition Financing, Inc. (“TFI”), Teachers Personal Investors Services, Inc. (“TPIS”), TIAA-CREF Individual and Institutional Services, LLC (“Services”), and TIAA-CREF Asset Management LLC which are settled monthly.

The Company discloses contingencies and guarantees related to subsidiaries and affiliates in Note 22.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach. The financial statements for the downstream non-insurance holding companies listed in the table below are not audited and the Company has limited the value of its investment in these noninsurance holding companies to the value contained in the audited financial statements of the underlying investments and unamortized goodwill resulting from the statutory purchase method of accounting. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table summarizes the Company’s carrying value in each such downstream non-insurance holding company as of December 31, (in millions):

Subsidiary	2013	2012
TIAA Oil & Gas Investments, LLC	$910	$550
Infra Alpha, LLC	637	298
TIAA Global Ag Holdco, LLC	525	289
TIAA Super Regional Mall Member Sub, LLC	430	217
Occator Agricultural Properties, LLC	417	211
Dionysus Properties, LLC	373	432
Mansilla Participacoes LTDA	317	349
TIAA Infrastructure Investments, LLC	171	31
TIAA-CREF Asset Management LLC	122	105
T-C 685 Third Avenue Member, LLC	121	107
T-C SBMC Joint Venture, LLC	60	—
TIAA Stonepeak Investments I, LLC	44	70
Broadleaf Timberland Investments, LLC	30	—
T-C SMA II, LLC	29	26
TIAA-CREF Redwood, LLC	26	29
TIAA SynGas, LLC	22	20
Almond Processors, LLC	21	19
TIAA GTR Holdco, LLC	11	—
T-C SMA III, LLC	8	8
TIAA-CREF LPHC, LLC	2	—
730 Texas Forest Holdings, Inc.	1	1
TIAA Union Place Phase I, LLC	—	73
TIAA Stonepeak Investments II, LLC	—	3
Total	$4,277	$2,838

Note 7—other long-term investments

The components of the Company’s carrying value in other long-term investments at December 31 were (in millions):

	2013	2012
Unaffiliated other invested assets	$7,966	$8,710
Affiliated other invested assets	12,003	9,185
Other long-term assets	90	78
Total other long-term investments	$20,059	$17,973

As of December 31, 2013, unaffiliated other invested assets of $7,966 million includes $7,403 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $563 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2013, affiliated other invested assets of $12,003 million includes investments in securities related holdings of $3,680 million, investments in agriculture and timber related holdings of $3,152 million, investments in real estate related holdings of $2,761 million and investments in energy and infrastructure of $1,891 million. The remaining $519 million of affiliated other invested assets represents other operating subsidiaries and affiliates.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2012, unaffiliated other invested assets of $8,710 million includes $7,611 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $1,099 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2012, affiliated other invested assets of $9,185 million includes investments in agriculture and timber related holdings of $2,659 million, investments in real estate related holdings of $2,163 million, investments in energy and infrastructure of $971 million and investments in securities related holdings of $3,034 million. The remaining $358 million of affiliated other invested assets represents other operating subsidiaries and affiliates.

For the years ended December 31, 2013, 2012 and 2011, OTTI in other long-term investments for which the carrying value is not expected to be recovered were $178 million, $129 million and $233 million, respectively.

For the years ended December 31, 2013 and 2012, other long-term investments denominated in foreign currency were $1,739 million and $1,733 million, respectively.

Note 8 – investments commitments

The outstanding obligation for future investments at December 31, 2013, is shown below by asset category (in millions):

	2014	2015	In later years	Total Commitments
Bonds	$582	$58	$8	$648
Stocks	14	10	21	45
Mortgage loans	895	—	—	895
Real Estate	19	—	—	19
Other long-term investments	1,495	1,005	2,059	4,559
Total	$3,005	$1,073	$2,088	$6,166

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate commitments and mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to the Company’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 9 – investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2013	2012	2011
Bonds	$9,206	$9,391	$9,462
Stocks	61	82	27
Mortgage loans	772	796	810
Real estate	203	244	234
Derivatives	(8)	23	10
Other long-term investments	1,430	960	775
Cash, cash equivalents and short-term investments	7	3	3
Total gross investment income	11,671	11,499	11,321
Less investment expenses	(542)	(574)	(551)
Net investment income before amortization of IMR	11,129	10,925	10,770
Plus amortization of IMR	145	117	140
Net investment income	$11,274	$11,042	$10,910

The total due and accrued income excluded from net income was $1 million each for the years ended December 31, 2013, 2012 and 2011.

Future minimum rental income expected to be received over the next five years under existing real estate leases in effect as of December 31, 2013 (in millions):

	2014	2015	2016	2017	2018	Total
Future rental income	$107	$98	$88	$76	$62	$431

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2013	2012	2011
Bonds	$604	$163	$422
Stocks	(50)	89	40
Mortgage loans	—	13	28
Real estate	30	68	15
Derivatives	(24)	(61)	(236)
Other long-term investments	(115)	(122)	(200)
Cash, cash equivalents and short-term investments	(121)*	9	(16)
Total before capital gains taxes and transfers to IMR	324	159	53
Transfers to IMR	(741)	(575)	(497)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(417)	$(416)	$(444)

*	The realized loss is discussed further in Note 22 – TIAA Global Markets, Inc. Dissolution.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31, (in millions):

	2013	2012	2011
Other-than-temporary impairments:
Bonds	$281	$643	$509
Stocks	77	52	8
Mortgage loans	—	13	3
Real estate	—	17	2
Derivatives	—	8	—
Other long-term investments	178	129	233
Total	$536	$862	$755

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2013, 2012 and 2011 were $8,949 million, $11,211 million and $8,011 million, respectively. Gross gains of $948 million, $917 million and $973 million and gross losses, excluding impairments considered to be other-than-temporary of $74 million, $155 million and $42 million were realized during 2013, 2012 and 2011, respectively.

The Company has no contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings.

Wash Sales: The Company does not engage in the practice of wash sales, however, in isolated cases in the course of asset management activities, a security may be sold and repurchased in whole or in part within thirty days of the sale. There were no securities with a NAIC designation of 3 or below, or unrated, that were sold and reacquired within 30 days of the sale date during 2013 and 2012.

The details by NAIC designation 3 or below securities sold during the year ended December 31, 2011 and reacquired within 30 days of the sale date are (dollars in million):

	Number of Transactions	Book Value of Securities Sold	Cost of Securities Repurchased	Gain (Loss)
NAIC 3	5	$5	$5	$—
NAIC 4	3	$4	$4	$—

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) in investments, resulting in a net increase (decrease) in the carrying value of investments for the years ended December 31 were as follows (in millions):

	2013	2012	2011
Bonds	$138	$172	$(21)
Stocks	123	18	99
Mortgage loans	(21)	(13)	(36)
Derivatives	(9)	(109)	210
Other long-term investments	962	422	138
Total	$1,193	$490	$390

Note 10 – securitizations

When the Company sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities (“SPEs”) that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs during 2013 or 2012. Teachers Advisors, Inc. (“Advisors”), an indirect subsidiary of TIAA, provides investment advisory services for most assets previously securitized by the Company.

The following sensitivity analysis represents changes in the fair value of the securitized assets. The following table as of December 31, 2013 summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2001 (in millions):

					Sensitivity Analysis of Adverse Changes in Key Assumptions
Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value		10% Adverse	20% Adverse
2001	Bonds	$1	$5	(a)	$—	$—
2007	Mortgages	19	18	(b)	1	3
	Total	$20	$23		$1	$3

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2013 was as follows:

a)	The retained interests securitized in 2001 were valued using an independent third-party pricing service. The third-party pricing levels imply a yield rate of 4.70%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

b)	The retained interests securitized in 2007 were valued using an independent third-party pricing service. The third-party pricing levels implied yields for the securities ranging from 6.65% to 31.01%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rates.

Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumptions, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

Note 11 – disclosures about fair value of financial instruments

FAIR VALUE OF FINANCIAL INSTRUMENTS

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2013 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Assets:
Bonds	$187,409	$181,121	$—	$182,835	$4,574	$—
Common Stock	1,228	1,228	663	33	532	—
Preferred Stock	88	48	42	23	23	—
Mortgage Loans	14,823	14,246	—	—	14,823	—
Derivatives	83	60	—	68	15	—
Contract Loans	1,466	1,466	—	—	1,466	—
Separate Accounts	22,349	22,348	6,615	3,344	12,390	—
Cash, Cash Equivalents and Short Term Investments	1,362	1,362	1,078	284	—	—
Total	$228,808	$221,879	$8,398	$186,587	$33,823	$—

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Liabilities:
Deposit-type contracts	$853	$853	$—	$—	$853	$—
Separate account	22,343	22,343	—	—	22,343	—
Derivatives	330	311	—	330	—	—
Total	$23,526	$23,507	$—	$330	$23,196	$—

The following table provided information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2012 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Assets:
Bonds	$193,191	$173,954	$73	$177,418	$15,700	$—
Common Stock	1,178	1,178	619	—	559	—
Preferred Stock	51	38	13	24	14	—
Mortgage Loans	14,228	12,956	—	—	14,228	—
Derivatives	123	96	—	104	19	—
Contract Loans	1,358	1,358	—	—	1,358	—
Separate Accounts	18,425	18,420	4,591	2,707	11,127	—
Cash, Cash Equivalents and Short Term Investments	1,681	1,681	1,126	37	518	—
Total	$230,235	$209,681	$6,422	$180,290	$43,523	$—

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Liabilities:
Deposit-type contracts	$765	$765	$—	$—	$765	$—
Separate account	18,067	18,067	—	—	18,067	—
Derivatives	372	346	—	372	—	—
Total	$19,204	$19,178	$—	$372	$18,832	$—

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2013 and 2012. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, (in millions):

	2013
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$176	$116	$292
Total Bonds	$—	$176	$116	$292
Common Stock
Industrial and Miscellaneous	$663	$33	$532	$1,228
Total Common Stocks	$663	$33	$532	$1,228
Total Preferred Stocks	$—	$—	$3	$3
Derivatives:
Foreign Exchange Contracts	$—	$36	$—	$36
Interest Rate Contracts	—	19	—	19
Credit Default Swaps	—	2	—	2
Total Derivatives	$—	$57	$—	$57
Separate Accounts assets, net	$6,605	$3,120	$12,390	$22,115
Total assets at fair value	$7,268	$3,386	$13,041	$23,695

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$200	$—	$200
Interest Rate Contracts	—	1	—	1
Credit Default Swaps	—	30	—	30
Total liabilities at fair value	$—	$231	$—	$231

	2012
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$23	$322	$345
Total Bonds	$—	$23	$322	$345
Common Stock
Industrial and Miscellaneous	$619	$—	$559	$1,178
Total Common Stocks	$619	$—	$559	$1,178
Total Preferred Stocks	$—	$—	$8	$8
Derivatives:
Foreign Exchange Contracts	$—	$56	$—	$56
Interest Rate Contracts	—	31	—	31
Credit Default Swaps	—	2	—	2
Total Derivatives	$—	$89	$—	$89
Separate Accounts assets, net	$4,584	$2,570	$11,122	$18,276
Total assets at fair value	$5,203	$2,682	$12,011	$19,896

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$198	$—	$198
Credit Default Swaps	—	44	—	44
Total liabilities at fair value	$—	$242	$—	$242

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities and public real estate investment trusts.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Common stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Estimated fair value for privately traded equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Transfers between Level 1 and Level 2

Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company’s policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.

There were no transfers of common stock between Level 1 and Level 2 during 2013 or 2012.

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2013 (in millions):

	Beginning Balance at 01/01/2013	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements		Ending Balance at 12/31/2013
Bonds	$322	$29	[a]	$(250)[b]	$(12)	$32	$1	$—	$(6)		$116
Common Stock	559	19	[c]	—	(36)	(42)	38	(6)	—		532
Preferred Stock	8	—		(5)[d]	—	—	—	—	—		3
Separate Account	11,122	—		—	(13)	1,065	(55)[e]	(436)	707	[e]	12,390
Total	$12,011	$48		$(255)	$(61)	$1,055	$(16)	$(442)	$701		$13,041

(a)	The Company transferred bonds which were not previously measured and reported at fair value into Level 3 primarily due to the Securities Valuation Office (“SVO”) valuation process related to Loan-Backed and Structured Securities. The pricing information used in the valuation of these securities was not readily observable in the market.
(b)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2013.
(c)	The Company transferred common stocks into Level 3 due to the significance of unobservable market data used in the valuation of these securities.
(d)	The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value as of December 31, 2013.
(e)	Purchases and settlements include refinancing and loan settlement activity on mortgage loans for real estate purchased in prior periods.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2012 (in millions):

	Beginning Balance at 01/01/2012	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2012
Bonds	$457	$207	[a]	$(353)[b]	$(52)	$49	$28	$(6)	$(8)	$322
Common Stock	371	154	[c]	(68)[d]	(36)	129	9	—	—	559
Preferred Stock	1	9	[e]	—	(2)	—	—	—	—	8
Separate Account	9,925	—		—	(116)	965	1,378	(685)	(345)	11,122
Total	$10,754	$370		$(421)	$(206)	$1,143	$1,415	$(691)	$(353)	$12,011

(a)	The Company transferred bonds which were not previously measured and reported at fair value into Level 3 primarily due to the Securities Valuation Office (“SVO”) valuation process related to Loan-Backed and Structured Securities. The pricing information used in the valuation of these securities was not readily observable in the market.
(b)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2012.
(c)	The Company transferred common stocks into Level 3 due the significance of unobservable market data used in the valuation of these securities.
(d)	The Company transferred common stocks out of Level 3 due to the availability of observable or corroborated by market data at fair value as of December 31, 2012.
(e)	The Company transferred preferred stocks into Level 3 which were not previously measured and reported at fair value primarily due to the decrease in NAIC rating to 4, 5 or 6.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CHARACTERISTICS OF ITEMS BEING MEASURED FOR LEVEL 2 AND LEVEL 3:

BONDS LEVEL 2 AND LEVEL 3:

As of December 31, 2013, the reported fair value of bonds in Level 2 and Level 3 was $292 million, representing 65 individual bonds. The bonds are carried at fair value due to being rated NAIC 6.

63 of the 65 bonds reported at fair value are categorized as loan-backed and structured securities. Of the loan-backed and structured securities reported at fair value, 40 bonds with a fair value of $241 million are collateralized by commercial mortgage loans, 21 bonds with a fair value of $22 million are collateralized by residential mortgage loans, and 2 bonds with a fair value of $25 million are collateralized by other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.28%.

The remaining 2 bonds reported at fair value are categorized as Corporate securities and have a fair value of $4 million.

As of December 31, 2012, the reported fair value of bonds in Level 2 and Level 3 was $345 million, representing 80 individual bonds. The bonds are carried at fair value due to being rated NAIC 6.

The 80 bonds reported at fair value are all categorized as loan-backed and structured securities. Of the loan-backed and structured securities reported at fair value, 52 bonds with a fair value of $273 million are collateralized by commercial mortgage loans, 26 bonds with a fair value of $48 million are collateralized by residential mortgage loans, and 2 bonds with a fair value of $24 million are collateralized by other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.33%.

COMMON STOCKS LEVELS 2 AND LEVELS 3:

As of December 31, 2013, the reported fair value of common stocks in Level 2 and Level 3 was $565 million representing 22 individual common stocks. Common stocks are carried at fair value in accordance with SSAP No. 30.

Of the 22 common stocks, 6 common stocks with a fair value of $33 million were in Level 2 and 16 common stocks with a fair value of $532 million were reported in Level 3. Out of the 22 common stocks, 19 common stocks with a fair value of $553 million have a pricing method where the rate was determined by the reporting entity, and 3 common stocks with a fair value of $12 million have a pricing method where the rate is determined by a stock exchange.

As of December 31, 2012, the reported fair value of common stocks in Level 2 and Level 3 was $559 million representing 16 individual common stocks. Common stocks are carried at fair value in accordance with SSAP No. 30.

Of the 16 common stocks, 15 common stocks with a fair value of $559 million were reported in Level 3. Out of the 15 common stocks, 10 common stocks with a fair value of $277 million have a pricing method where the price per share is determined by the reporting entity; and 5 common stocks with a fair value of $282 million have a pricing method where the unit price is published by the NAIC Securities Valuation Office.

PREFERRED STOCKS LEVEL 3:

As of December 31, 2013, the reported fair value of preferred stocks in Level 3 was $3 million, representing 1 individual preferred stock with a pricing method where the price per share is determined by the reporting entity. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated RP4-RP6 and P4 to P6 are reported at the lower of book value or fair value.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2012, the reported fair value of preferred stocks in Level 3 was $8 million, representing 2 individual preferred stocks. 1 preferred stock with a fair value of $4 million has a pricing method where the price per share is determined by the reporting entity; and 1 preferred stock with a fair value of $4 million has a pricing method where the unit price is published by the NAIC Securities Valuation Office. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated RP4-RP6 and P4 to P6 are reported at the lower of book value or fair value.

QUANTITATIVE INFORMATION REGARDING LEVEL 3 FAIR VALUE MEASUREMENTS

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2013 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed Maturity Bonds:
RMBS	$9	Discounted Cash Flow	Discount Rate	5.8% – 17.4%	10.5%
		Market Comparable	Credit Analysis/Market Comparable	$2.85 – $100.50	$52.83
CMBS	$79	Discounted Cash Flow	Discount Rate	9.7% – 68.1%	26.9%
		Market Comparable	Credit Analysis/Market Comparable	$9.64 – $65.00	$26.85
ABS	$25	Market Comparable	Credit Analysis/Market Comparable	$99.00	$99.00
Corporate	$3	Enterprise Value	Book Value Multiple	1.5x	1.5x
Equity Securities:
Common Stock	$532	Equity Method	Book Value Multiple	1.1x – 2.8x	1.2x
		Market Comparable	EBITDA	6.4x – 12.2x	9.6x
			Book Value Multiple	0.0x – 1.2x	0.6x
Preferred Stock	$3	Market Comparable	Book Value Multiple	0.9x	0.9x
Separate Account Assets:
Real Estate Properties and Real Estate Joint Ventures	$14,307
Office Properties		Income Approach—Discounted cash flow	Discount Rate	6.0% – 9.5%	7.0%
			Terminal Capitalization Rate	5.0% – 8.3%	5.9%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	4.8% – 8.3%	5.6%
Industrial Properties		Income Approach—Discounted cash flow	Discount Rate	6.7% – 10.0%	7.4%
			Terminal Capitalization Rate	5.5% – 8.0%	6.3%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	4.8% – 8.3%	5.6%
Residential Properties		Income Approach—Discounted cash flow	Discount Rate	6.0% – 8.0%	6.6%
			Terminal Capitalization Rate	4.3% – 6.3%	5.0%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	3.8% – 5.8%	4.4%
Retail Properties		Income Approach—Discounted cash flow	Discount Rate	6.0% – 13.0%	7.5%
			Terminal Capitalization Rate	5.3% – 12.5%	6.3%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	4.5% – 12.0%	5.7%

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Separate account real estate assets include the values of the related mortgage loans payable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage Loans Payable	$(2,279)
Office and Industrial Properties		Discounted Cash Flow	Loan to Value Ratio	38.7% – 57.3%	45.2%
			Equivalency Rate	2.2% – 4.8%	3.9%
		Net Present Value	Loan to Value Ratio	38.7% – 57.3%	45.2%
			Weighted Average Cost of Capital Risk Premiums	1.5% – 2.9%	1.9%
Residential Properties		Discounted Cash Flow	Loan to Value Ratio	34.8% – 61.5%	47.4%
			Equivalency Rate	2.6% – 4.4%	3.8%
		Net Present Value	Loan to Value Ratio	34.8% – 61.5%	47.4%
			Weighted Average Cost of Capital Risk Premiums	1.4% – 3.2%	2.1%
Retail Properties		Discounted Cash Flow	Loan to Value Ratio	26.5% – 130.7%	59.9%
			Equivalency Rate	2.4% – 7.4%	4.3%
		Net Present Value	Loan to Value Ratio	26.5% – 130.7%	59.9%
			Weighted Average Cost of Capital Risk Premiums	0.9% – 13.8%	4.5%
Limited Partnerships	$362	Net Asset Value	Net Asset Value (a)

(a)	The range has not been disclosed due to the wide range of possible values given the diverse nature of the underlying investments.

ADDITIONAL QUALITATIVE INFORMATION ON FAIR VALUATION PROCESS

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The Risk Management Valuation group, which reports to the Chief Credit Risk Officer, sets the valuation policies for fixed income and equity securities and is responsible for the determination of fair value.

Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparables, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, external appraiser whose appraisals are reviewed by the Company’s internal appraisal staff and by the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment

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Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

Mortgage loans payable are valued internally by the Company’s internal valuation department, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market, and the credit quality of the Real Estate Account.

Note 12—restricted assets

The following table provides information on amounts and the nature of any assets pledged to others as collateral or otherwise restricted by the Company.

Restricted Assets at December 31, 2013 (dollars in millions):

	Gross Restricted
	Current Year								Percentage
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease (5 minus 6))	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$471	$—	$—	$—	$471	$440	$31	$471	0.182%	0.188%
On deposit with states	7	—	—	—	7	7	—	7	0.003	0.003
Pledged as collateral not captured in other categories	113	—	—	—	113	150	(37)	113	0.044	0.045
Total restricted assets	$591	$—	$—	$—	$591	$597	$(6)	$591	0.229%	0.236%

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Detail of assets pledged as collateral not captured in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, are reported in the aggregate).

	Gross Restricted
	Current Year (in millions)								Percentage
	1	2	3	4	5	6	7	8	9	10
Description of Assets	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivative Collateral	$113	$—	$—	$—	$113	$92	$21	$113	0.044%	0.045%
Term Asset-Backed Securities Loan Facility	—	—	—	—	—	58	(58)	—	—	—
Total	$113	$—	$—	$—	$113	$150	$(37)	$113	0.044%	0.045%

Note 13—derivative financial instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group. Additional information related to derivatives may also be found in Note 11, Disclosures about Fair Value of Financial Instruments.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to over-the-counter transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, have been put in place with thirteen of the Company’s seventeen derivative OTC-bilateral counterparties. The CSA’s allow TIAA’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2013, TIAA held cash collateral of $8 million from its counterparties. The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2013, the Company pledged cash collateral or margin of $90 million and securities collateral or margin of $23 million to its counterparties.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit

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rating agencies. If the Company’s credit rating were to fall below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination would require immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2013 is $214 million for which the Company has posted collateral of $82 million in the normal course of business.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss as of December 31, 2013, from foreign currency swap contracts that do not qualify for hedge accounting treatment was $28 million. The net realized loss for the year ended December 31, 2013, from all foreign currency swap contracts was $28 million.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium or (discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized loss for the year ended December 31, 2013, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $2 million. The net realized loss for the year ended December 31, 2013, from all foreign currency forward contracts was $11 million.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow the Company to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument may be traded OTC-cleared or OTC-bilateral, and the Company is exposed to both market and counterparty risk. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss for the year ended December 31, 2013, from interest rate swap contracts that do not qualify for hedge accounting treatment was $14 million. The net realized gain for the year ended December 31, 2013, from all interest rate swap contracts was $0.5 million.

Exchange Traded Interest Rate Futures: The Company enters into interest rate futures contracts as a hedge against the effect of interest rate fluctuations on certain fixed interest rate bonds. These contracts are designed as economic hedges and allow the Company to manage changes, due to interest rates, in the value of securities that it owns. This type of derivative instrument is exposed to market risk and is traded with regulated futures commission merchants who are members of a trading exchange. The interest rate futures contracts are initially carried at the amount of cash margin deposits outstanding, with subsequent changes in variation margin recognized in unrealized gains or unrealized losses. The net realized gain for the year ended December 31, 2013 from all interest rate futures contracts was $14 million.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Purchased Credit Default Swap Contracts: The Company uses credit default swaps to hedge against unexpected credit events on selective investments in the Company’s portfolio. This type of derivative is traded OTC-bilateral and is exposed to market, credit and counterparty risk. The premium payment to the counterparty on these contracts is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2013, from purchased credit default swap contracts that do not qualify for hedge accounting treatment was $11 million. The net realized gain for the year ended December 31, 2013 from all purchased credit default swap contracts was $0.2 million.

Written Credit Default Swaps used in Replication Transactions: A replication synthetic asset transaction is a derivative transaction (the derivative component) established concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity). As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, the Company writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps used in RSATs represents the unamortized premium received/(paid) for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The net realized gain for the year ended December 31, 2013 from all written credit default swap contracts was $0.6 million.

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

The following table contains information related to replication positions where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. The Company has written contracts on the “Super Senior” (60% to 100%) tranche of the Dow Jones North American Investment Grade Index Series 7 and 9 (DJ.NA.IG.7 and DJ.NA.IG.9, respectfully), whereby the Company is obligated to perform should the default rates of each index exceed 60%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts. The Company will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (dollars in millions):

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2013 Impairment
DJ Investment Grade Index— Series 7 & 9
Super Senior Tranche 60%-100%	2–4 years	$2,574	0.24%	$15	—

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The following table contains information related to Replication positions where Credit Default Swaps have been sold by the Company on individual debt obligations of corporations and sovereign nations. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (dollars in millions):

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2013 Impairment
Corporate	0–2 years	$636	0.85%	$5	$—
Corporate	2–5 years	40	1.00%	—	—
Corporate	5–8 years	35	4.43%	5	—
Sovereign	0–2 years	62	1.00%	1	—
Sovereign	2–5 years	80	1.00%	(1)	—
Total		$853		$10	$—

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

	Reference Entity Asset Class	RSAT Notional Amount	Derivative Component Fair Value	Cash Component Fair Value	RSAT Fair Value
RSAT NAIC Designation
1 Highest Quality	Tranche	$2,574	$15	$2,717	$2,732
	Corporate	561	5	548	553
	Sovereign	55	—	54	54
	Subtotal	3,190	20	3,319	3,339
2 High Quality	Tranche	—	—	—	—
	Corporate	85	1	86	87
	Sovereign	77	(1)	71	70
	Subtotal	162	—	157	157
3 Medium Quality	Tranche	—	—	—	—
	Corporate	35	—	43	43
	Sovereign	10	—	10	10
	Subtotal	45	—	53	53
4 Low Quality	Tranche	—	—	—	—
	Corporate	30	5	30	35
	Sovereign	—	—	—	—
	Subtotal	30	5	30	35
Total		$3,427	$25	$3,559	$3,584

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

A summary of derivative asset and liability positions by carrying value, held by the Company, including notional amounts, carrying values and estimated fair values, appears below (in millions):

		December 31, 2013			December 31, 2012
		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign Currency Swap Contracts	Assets	$354	$34	$34	$759	$55	$56
	Liabilities	2,403	(268)	(291)	2,485	(292)	(322)
	Subtotal	2,757	(234)	(257)	3,244	(237)	(266)
Foreign Currency Forward Contracts	Assets	191	2	2	93	1	1
	Liabilities	331	(7)	(7)	184	(4)	(4)
	Subtotal	522	(5)	(5)	277	(3)	(3)
Interest Rate Swap Contracts	Assets	291	19	19	351	32	32
	Liabilities	55	(1)	(1)	—	—	—
	Subtotal	346	18	18	351	32	32
Credit Default Swap Contracts—RSAT	Assets	3,290	3	26	3,460	6	32
	Liabilities	137	(5)	(1)	112	(6)	(2)
	Subtotal	3,427	(2)	25	3,572	—	30
Credit Default Swap Contracts (Purchased Default Protection)	Assets	98	2	2	83	2	2
	Liabilities	1,418	(30)	(30)	1,743	(44)	(44)
	Subtotal	1,516	(28)	(28)	1,826	(42)	(42)
Total	Assets	4,224	60	83	4,746	96	123
	Liabilities	4,344	(311)	(330)	4,524	(346)	(372)
	Total	$8,568	$(251)	$(247)	$9,270	$(250)	$(249)

For the twelve months ended December 31, 2013, there were no impairments of derivative positions. For the twelve months ended December 31, 2013, the average fair value of derivatives used for other than hedging purposes, which is the derivative component of RSATs, was $27.9 million in assets.

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The table below illustrates the Fair Values of Derivative Instruments in the Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Hedging instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012
Qualifying Hedge Relationships	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV
Foreign Currency Swaps	Derivatives	$—	Derivatives	$1	Derivatives	$(98)	Derivatives	$(128)
Total Qualifying Hedge Relationships		—		1		(98)		(128)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Derivatives	19	Derivatives	32	Derivatives	(1)	Derivatives	—
Foreign Currency Swaps	Derivatives	34	Derivatives	55	Derivatives	(193)	Derivatives	(194)
Foreign Currency Forwards	Derivatives	2	Derivatives	1	Derivatives	(7)	Derivatives	(4)
Purchased Credit Default Swaps	Derivatives	2	Derivatives	2	Derivatives	(30)	Derivatives	(44)
Total Non-qualifying Hedge Relationships		57		90		(231)		(242)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Derivatives	26	Derivatives	32	Derivatives	(1)	Derivatives	(2)
Total Derivatives used for other than Hedging Purposes		26		32		(1)		(2)
Total Derivatives		$83		$123		$(330)		$(372)

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The table below illustrates the Effect of Derivative Instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	Effect of Derivative Instruments
	December 31, 2013		December 31, 2012
Qualifying Hedge Relationships	Income Statement Location	Realized Gain (Loss)	Income Statement Location	Realized Gain (Loss)
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	$(3)	Net Realized Capital Gain (Loss)	$(36)
Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Total Qualifying Hedge Relationships		(3)		(36)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	(25)	Net Realized Capital Gain (Loss)	(41)
Foreign Currency Forwards	Net Realized Capital Gain (Loss)	(11)	Net Realized Capital Gain (Loss)	7
Purchased Credit Default Swaps	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	(1)
Interest Rate Futures Contracts	Net Realized Capital Gain (Loss)	14	Net Realized Capital Gain (Loss)	—
Total Non-qualifying Hedge Relationships		(22)		(35)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Net Realized Capital Gain (Loss)	1	Net Realized Capital Gain (Loss)	10
Total Derivatives used for other than Hedging Purposes	Net Realized Capital Gain (Loss)	1	Net Realized Capital Gain (Loss)	10
Total Derivatives		$(24)		$(61)

Note 14—separate accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account and was established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group

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variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 was registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Real Estate Account (“REA”) is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of providing an investment option to the Company’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments that are easily converted to cash to maintain adequate liquidity.

TIAA Stable Value is an insulated, non-unitized separate account and was established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Accounts support a flexible premium deferred fixed annuity contract that is intended initially to be offered to employer sponsored retirement plans.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2013 and 2012, the Company’s separate account statement included legally insulated assets of $22,348 million and $18,420 million, respectively. The assets legally insulated from the general account as of December 31, 2013 are attributed to the following products (in millions):

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
TIAA Separate Account VA-1	$964	$—
TIAA Separate Account VA-3	4,128	—
TIAA Real Estate Account	17,023	—
TIAA Stable Value	233	—
Total	$22,348	$—

In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.)

As of December 31, 2013 and 2012, the general account of the Company had a maximum guaranteed minimum death benefit for separate account liabilities of $0.4 million and $0.7 million, respectively. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charge.

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For the year ended December 31, 2013, the general account of the Company had paid (received) $0.4 million towards separate account guarantees. The total separate account guarantees paid (received) by the general account for the preceding five years ending at December 31, are as follows (in millions):

2012	$0.4
2011	$0.1
2010	$0.5
2009	$2.1
2008	$3.4

The general account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If the Real Estate Separate Account cannot fund participant requests, the general account will fund them by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, the Company guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order. To compensate the general account for the risk taken, the separate account paid liquidity charges as follows for the past five (5) years (in millions):

2013	$30.5
2012	$31.4
2011	$23.7
2010	$13.1
2009	$12.1

The table below shows amounts that the TIAA general account has paid towards the separate account liquidity guarantees and thus purchased units in the Real Estate Separate Account for the past five (5) years (in millions):

2013	$—
2012	$—
2011	$—
2010	$—
2009	$1,058.7

During 2013, there was $325 million of accumulation units redeemed by the Real Estate Separate Account. As of December 31, 2013, there were no outstanding accumulation units.

The Company engages in securities lending transactions through its VA-1 Separate Account.

As of December 31, 2013 and 2012, the VA-1 Separate Account had loaned securities of $25.3 million and $15.9 million and collateral of $25.8 million and $16.1 million, respectively.

The Company’s VA-1 Separate Account may lend securities to qualified institutional borrowers to earn additional income. The VA-1 Separate Account receives collateral (in the form of cash, Treasury securities, or other collateral permitted by applicable law) against the loaned securities and maintains collateral in an amount not less than 100% of the market value of loaned securities during the period of the loan. Cash collateral received by the VA-1 Separate Account will generally be invested in high quality short-term instruments, or in one or more funds maintained by the securities lending agent for the purpose of investing cash collateral. The VA-1 Separate Account bears the market risk with respect to the collateral investment, securities loaned, and the risk that the counterparty may default on its obligations.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2013
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations	$121	$—	$3,415	$3,536
Reserves
For accounts with assets at:
Fair value	$—	$—	$21,975	$21,975
Amortized cost	228	—	—	228
Total reserves	$228	$—	$21,975	$22,203

By withdrawal characteristics:
Subject to discretionary withdrawal	$228	$—	$—	$228
At fair value	—	—	21,975	21,975
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$228	$—	$21,975	$22,203

	2012
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations	$92	$—	$2,545	$2,637
Reserves
For accounts with assets at:
Fair value	$—	$—	$17,777	$17,777
Amortized cost	113	—	—	113
Total reserves	$113	$—	$17,777	$17,890

By withdrawal characteristics:
Subject to discretionary withdrawal	$7	$—	$—	$7
At fair value	—	—	17,777	17,777
Not subject to discretionary withdrawal	106	—	—	106
Total reserves	$113	$—	$17,777	$17,890

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2011
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations	$38	$—	$2,655	$2,693
Reserves
For accounts with assets at:
Fair value	$—	$—	$14,615	$14,615
Amortized cost	67	—	—	67
Total reserves	$67	$—	$14,615	$14,682

By withdrawal characteristics:
Subject to discretionary withdrawal	$4	$—	$—	$4
At fair value	—	—	14,615	14,615
Not subject to discretionary withdrawal	63	—	—	63
Total reserves	$67	$—	$14,615	$14,682

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2013	2012	2011
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$3,852	$2,935	$3,121
Transfers from Separate Accounts	(1,973)	(1,417)	(1,463)
Net transfers (from) or to Separate Accounts	1,879	1,518	1,658
Reconciling Adjustments:
Fund transfer exchange gain (loss)	—	—	3
Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,879	$1,518	$1,661

Note 15—management agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for its operating and investment subsidiaries and affiliates. The Company has allocated expenses of $1,719 million, $1,464 million and $1,252 million to its various subsidiaries and affiliates for the years ended December 31, 2013, 2012 and 2011, respectively. In addition, under management agreements, the Company provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company FSB and VA-1.

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by the Company and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by two subsidiaries of the Company. Such services are provided in

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). The Company also performs administrative services for CREF, on an at-cost basis. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $967 million, $878 million and $870 million for the years ended December 31, 2013, 2012 and 2011, respectively, are not included in the statement of operations and had no effect on the Company’s operations.

Advisors provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by the Company and Services. The Company provides investment management and administrative services for REA. Distribution services are provided in accordance with a Distribution Services Agreement between REA and Services. The Distribution and Administrative Services Agreement between REA and Services limits the work performed by Services to distribution activities with the Company assuming responsibility for all administrative activities. The Company and Services receive management fee payments from REA on a daily basis according to formulae established each year and adjusted periodically, with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

The following amounts receivable from or payable to subsidiaries and affiliates are included in the lines Other assets and Other liabilities on the Balance Sheet, as of December 31 (in millions):

	Receivable		Payable
Subsidiary/Affiliate	2013	2012	2013	2012
CREF	$—	$11	$16	$—
Investment Management	—	1	3	—
TIAA-CREF Life	13	10	—	0.3
TPIS	4	5	—	—
Covariance	4	7	—	—
TIAA-CREF Alternative Advisors	4	—	—	—
Total	$25	$34	$19	$0.3

Note 16—federal income taxes

By charter, the Company is a stock life insurance company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, the Company is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The Company has recorded current and deferred taxes in accordance with SSAP No. 101, Income Taxes – A Replacement of SSAP No. 10R and SSAP No. 10. The Company has exceeded the highest RBC threshold level which allows the Company to apply the smallest limitations to admit deferred tax assets under SSAP 101. The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

than not to be realized. Based on the weight of available evidence the Company has recorded a valuation allowance of $9.8 million on foreign tax credit carryforwards as of December 31, 2013.

Components of the net deferred tax asset/(liability) are as follows (in millions):

	12/31/2013			12/31/2012			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$11,491	$1,279	$12,770	$12,057	$1,472	$13,529	$(566)	$(193)	$(759)
b) Statutory Valuation Allowance Adjustments	10	—	10	8	—	8	2	—	2
c) Adjusted Gross Deferred Tax Assets (a–b)	11,481	1,279	12,760	12,049	1,472	13,521	(568)	(193)	(761)
d) Deferred Tax Assets Non-admitted	8,027	—	8,027	8,560	404	8,964	(533)	(404)	(937)
e) Subtotal Net Admitted Deferred Tax Asset (c-d)	3,454	1,279	4,733	3,489	1,068	4,557	(35)	211	176
f) Deferred Tax Liabilities	274	1,370	1,644	320	1,002	1,322	(46)	368	322
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e–f)	$3,180	$(91)	$3,089	$3,169	$66	$3,235	$11	$(157)	$(146)

	12/31/2013			12/31/2012			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components Under SSAP No. 101 (in millions)
a) Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From (a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 below)	$3,008	$81	$3,089	$3,169	$66	$3,235	$(161)	$15	$(146)
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	$3,008	$81	$3,089	$3,169	$66	$3,235	$(161)	$15	$(146)
2. Adjusted Gross DTA Allowed per Limitation Threshold	xxx	xxx	$4,149	xxx	xxx	$3,897	xxx	xxx	$252
c) Adjusted Gross DTA (Excluding The Amount of DTA From (a) and (b) above) Offset by Gross DTL	$446	$1,198	$1,644	$320	$1,002	$1,322	$126	$196	$322
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,454	$1,279	$4,733	$3,489	$1,068	$4,557	$(35)	$211	$176

								2013	2012
								(dollars in millions)
Ratio Percentage Used to Determine Recovery Period and Threshold Limitation Amount								1109%	1064%
Amount Of Adjusted Capital And Surplus Used To Determine Recovery Period And Threshold Limitation In (b)2 Above								36,397	33,671

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2013		12/31/2012		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital
Impact of Tax Planning Strategies (dollars in millions):
Determination Of Adjusted Gross Deferred Tax Assets and Net Admitted Deferred Tax Assets, By Tax Character as a Percentage.
Adjusted Gross DTAs Amount From Note 9A1(c)	$11,481	$1,279	$12,049	$1,472	$(568)	$(193)
Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact of Tax Planning Strategies	1.0%	—	2.5%	—	(1.5)%	—
Net Admitted Adjusted Gross DTAs Amount From Note 9A1(e)	$3,454	$1,279	$3,489	$1,068	$(35)	$211
Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	3.4%	—	8.6%	—	(5.2)%	—

TIAA does not have tax-planning strategies that include the use of reinsurance.

TIAA has no temporary differences for which deferred tax liabilities are not recognized.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Income taxes incurred consist of the following major components (in millions):

	12/31/2013	12/31/2012	Change
Current Income Tax:
Federal income tax expense (benefit)	$(307)	$(763)	$456
Foreign Taxes	5	—	5
Subtotal	$(302)	$(763)	$461

Federal income taxes expense (benefit) on net capital gains	701	(24)	725
Generation/(Utilization) of loss carry-forwards	(427)	776	(1,203)
Federal and foreign income taxes incurred	$(28)	$(11)	$(17)

Deferred Tax Assets:
Ordinary:
Policyholder reserves	$327	$348	$(21)
Investments	839	723	116
Deferred acquisition costs	27	28	(1)
Policyholder dividends accrual	678	649	29
Fixed assets	183	154	29
Compensation and benefits accrual	243	286	(43)
Receivables—non-admitted	117	36	81
Net operating loss carry-forward	1,682	2,136	(454)
Tax credit carry-forward	48	43	5
Other (including items < 5% of total ordinary tax assets	689	512	177
Intangible Assets—Business in Force and Software	6,658	7,142	(484)
Subtotal	$11,491	$12,057	$(566)
Statutory valuation allowance adjustment	10	8	2
Non-admitted	8,027	8,560	(533)
Admitted ordinary deferred tax assets	$3,454	$3,489	$(35)

Capital:
Investments	$1,198	$1,421	$(223)
Real estate	81	38	43
Other (including items < 5% of total capital tax assets	—	13	(13)
Subtotal	$1,279	$1,472	$(193)
Statutory valuation allowance adjustment	—	—	—
Non-admitted	—	404	(404)
Admitted capital deferred tax assets	1,279	1,068	211
Admitted deferred tax assets	$4,733	$4,557	$176

Deferred Tax Liabilities:
Ordinary:
Investments	$267	$317	$(50)
Other (including items < 5% of total ordinary tax liabilities)	7	3	4
Subtotal	$274	$320	$(46)
Capital:
Investments	1,370	1,002	368
Subtotal	$1,370	$1,002	$368
Deferred tax liabilities	$1,644	$1,322	$322

Net Admitted Deferred Tax:
Assets/Liabilities	$3,089	$3,235	$(146)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The change in the net deferred income taxes is comprised of the following (this analysis is exclusive of non-admitted assets as the Change in Non-admitted Assets is reported separately from the Change in Net Deferred Income Taxes in the surplus section of the Annual Statement) (in millions):

	12/31/2013	12/31/2012	Change
Total deferred tax assets	$12,770	$13,529	$(759)
Total deferred tax liabilities	(1,644)	(1,322)	(322)
Net deferred tax assets / liabilities	$11,126	$12,207	$(1,081)
Statutory valuation allowance (“SVA”) adjustment	(10)	(8)	(2)
Net deferred tax assets / liabilities after SVA	$11,116	$12,199	$(1,083)
Tax effect of unrealized gains/(losses)			378
Change in net deferred income tax (charge)/benefit from sources other than unrealized capital gains (losses)			$(705)

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2013 are as follows (dollars in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$2,464	$862	35.00%
Dividends received deduction	37	13	0.52
Amortization of interest maintenance reserve	(145)	(51)	(2.07)
Meal disallowance, spousal travel, non-deductible lobbying, fines & penalties	4	1	0.06
Prior year true-ups	(410)	(144)	(5.82)
Non-admitted assets	(83)	(29)	(1.17)
Other	70	25	0.92
Total	$1,937	$677	27.44%

Federal and foreign income tax incurred expense (benefit)		$(28)	(1.14)%
Change in net deferred income tax charge (benefit)		1,083	43.93
Tax effect of unrealized capital gain		(378)	(15.35)
Total statutory income taxes		$677	27.44%

At December 31, 2013, the Company had net operating loss carry forwards expiring through the year 2027 (in millions):

Year Incurred	Operating Loss	Year of Expiration
2001	$155	2016
2002	780	2017
2003	467	2018
2004	356	2019
2008	1,035	2023
2012	2,012	2027

Total	$4,805

At December 31, 2013, the Company had no capital loss carry forwards.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2013, the Company had foreign tax credit carry forwards as follows (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2005	$6	2015
2006	3	2016
2007	2	2017
2008	2	2018
2009	2	2019
2010	2	2020
2011	5	2021
2012	3	2022

Total	$25

At December 31, 2013, the Company had General Business Credit carry forwards as follows (in millions):

Year Incurred	General Business Credit	Year of Expiration
2004	$1	2024
2005	2	2025
2006	5	2026
2007	7	2027
2008	5	2028
2009	2	2029
2011	1	2031

Total	$23

The Company did not incur federal income taxes expense for 2013 or preceding years that would be available for recoupment in the event of future net losses.

The Company does not have any protective tax deposits on deposit with the internal Revenue Service under IRC Section 6603.

Beginning in 1998, the Company has filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts receivable from / (payable to) the Company’s subsidiaries for federal income taxes were $6 million and $(3) million at December 31, 2013 and 2012, respectively.

1)	TIAA-CREF Life Insurance Company
2)	TIAA-CREF Asset Management LLC*
3)	Dan Properties, Inc.
4)	JV Georgia One, Inc.
5)	JWL Properties, Inc.
6)	ND Properties, Inc.
7)	TCT Holdings, Inc.
8)	Teachers Advisors, Inc.
9)	Teachers Personal Investors Service, Inc.
10)	T-Investment Properties Corp.

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11)	TIAA-CREF Tuition Financing, Inc.
12)	TIAA-CREF Trust Company, FSB
13)	730 Texas Forest Holdings, Inc.
14)	TIAA Global Markets, Inc.
15)	T-C Sports Co., Inc.
16)	TIAA Board of Overseers
17)	TIAA Park Evanston, Inc.
18)	Oleum Holding Company, Inc.
19)	Covariance Capital Management, Inc.
20)	Westchester Group Investment Management, Inc.
21)	Westchester Group Investment Management Holding Company, Inc.
22)	Westchester Group Asset Management, Inc.
23)	Westchester Group Farm Management, Inc.
24)	Westchester Group Real Estate, Inc.
25)	GreenWood Resources, Inc.

* TIAA-CREF Asset Management, Inc. converted from a corporation to an LLC effective December 31, 2013.

The Company has no federal or foreign income tax loss contingencies as determined in accordance with SSAP No. 5R—Liabilities, Contingencies and Impairments of Assets, with the modifications provided in SSAP No. 101 and there is no reasonable possibility that the total liability will significantly increase within 12 months of the reporting date.

The IRS examination for tax years 2007, 2008, and 2009 federal income tax returns is currently in process.

Note 17—pension plan and post-retirement benefits

The Company maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $38 million, $36 million and $33 million for the years ended December 31, 2013, 2012 and 2011, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The status of this plan for retirees and eligible active employees is summarized below (in millions):

	Post-retirement Benefits
	2013	2012	2011
Change in benefit obligation:
Benefit obligation at beginning of year	$167	$155	$130
Service cost	1	10	7
Interest cost	7	6	7
Actuarial gain (loss)	(34)	4	17
Benefits paid	(7)	(8)	(6)
Plan amendments	22	—	—
Benefit obligation at end of year	$156	$167	$155

Change in plan assets
Employer contribution	$7	$8	$6
Benefits paid	(7)	(8)	(6)
Fair value of plan assets at end of year	$—	$—	$—
Funded status:
Unamortized prior service cost	$—	$(1)	$(1)
Unrecognized net loss	—	41	37
Accrued liabilities	145	127	119
Liabilities for postretirement benefits	11	—	—
Unfunded accumulated benefit obligation—vested employees	$156	$167	$155
Accumulated benefit obligation—non-vested employees	$—	$23	$32

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The cost of postretirement benefits reflected in the accompanying statements of operations was approximately $12 million, $8 million and $7 million for 2013, 2012 and 2011, respectively.

The net periodic postretirement benefit cost for the years ended December 31, includes the following components (in millions):

	Post-retirement Benefits
	2013	2012	2011
Components of net periodic benefit cost:
Service cost	$1	$10	$7
Interest cost	7	6	7
Amount of recognized gains and losses	3	1	—
Amount of prior service cost recognized	14	—	—
Total net periodic benefit cost	$25	$17	$14

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The assumptions used at December 31 by the Company to calculate the benefit obligations as of that date and to determine the benefit cost in the year are as follows:

	2013	2012	2011
Weighted-average assumptions used to determine net periodic benefit cost as of December 31,
Weighted-average discount rate	4.00%	4.50%	5.25%
Rate of compensation increase	N/A	N/A	N/A
Weighted-average assumptions used to determine projected benefit obligations as of December 31,
Weighted-average discount rate	4.75%	4.00%	4.50%
Rate of compensation increase	N/A	N/A	N/A

For measurement purposes, an 8.50% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2014. The rate was assumed to decrease gradually to 6.57% for 2045 and remain at that level thereafter.

A measurement date of December 31, 2013 was used to determine the above.

The Company has multiple non-pension postretirement benefit plans. The health care plans are contributory, with participants’ contributions adjusted annually; the life insurance plans are noncontributory. Postretirement life insurance is offered only to those who retired prior to 2011. Company subsidies for the postretirement health care plans are offered to any who qualify for eligibility prior to 2015, after which newly qualifying retirees will pay the full cost of the health care plans. The accounting for health care plans anticipates future cost-sharing changes to the written plan consistent with the Company’s express intent to reflect general health care trend rates in the employee premiums. For postretirement medical, this is consistent with pre-65 trend rate assumptions of 8.50% for 2014 gradually scaling down to 6.57% in 2045. For post-65 medical care, this is consistent with a trend rate assumption of 8.00% in 2014 scaling down to 6.33% in 2045.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans.

A one-percentage-point change in assumed health care cost trend rates would have the following effects (in millions):

	Post-retirement Benefits
	2013	2012	2011
Effect of a 1% increase in benefit costs:
Change in post-retirement benefit obligation	$19	$23	$19
Change in service cost and interest cost	$1	$3	$2

Effect of a 1% decrease in benefit costs:
Change in post-retirement benefit obligation	$(16)	$(19)	$(16)
Change in service cost and interest cost	$(1)	$(2)	$(2)

The Company also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustees’ or member’s separation from the Board.

The Company previously provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees. The Plan was curtailed on July 31, 2007.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The SERP provided an annual retirement benefit payable at normal retirement calculated as 3.0% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years.

The accumulated benefit obligation totaled $41 million and $48 million as of December 31, 2013 and 2012, respectively. The Company had accrued pension cost of $39 million and $41 million and had an additional minimum liability accrued of $0 and $6 million as of December 31, 2013 and 2012, respectively. The Company did not have any projected benefit obligation for non-vested employees for 2013 or 2012.

The plan obligations were determined based upon a discount rate of 3.92%.

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable.

Future benefits expected to be paid by the SERP are as follows (in millions):

2014	$4
2015	$4
2016	$4
2017	$4
2018	$3
Thereafter	$15

The Company does not have any regulatory contribution requirements for 2013.

IMPACT OF MEDICARE MODERNIZATION ACT ON POSTRETIREMENT BENEFITS

The Company expects to receive a 28% federal subsidy for plan prescription benefits arising from the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) signed into law in December of 2003. The Act includes the following two new features to Medicare Part D that could affect the measurement of the accumulated postretirement benefit obligation (“APBO”) and net periodic postretirement cost for the plan.

•

A federal subsidy (based on 28% of an individual beneficiary’s annual prescription drug costs between $250 and $5,000), which is not taxable, to sponsors of retiree health care benefit plans that provide a prescription drug benefit that is at least actuarially equivalent to Medicare Part D, and

•	The opportunity for a retiree to obtain a prescription drug benefit under Medicare.

For the year ended December 31, 2013, the effect of the Act was a $5 million reduction in the Company’s net postretirement benefit cost for the subsidy related to benefits attributed to former employees. The Act also effected the net postretirement benefit cost by decreasing the 2013 service cost by $0.6 million and decreased the 2013 interest cost by $1 million.

Estimated Future Benefit Payments

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following benefit payments are expected to be paid and received relating to the Act (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2014	$7
2015	$7
2016	$8
2017	$8
2018	$9
Thereafter	$49
Medicare Part D Subsidy Receipts
2014	$1
2015	$1
2016	$1
2017	$1
2018	$1
Thereafter	$5

Note 18—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3.0%. Approximately 93% of annuity and supplementary contract reserves are based on the 1983 Table set back at least 9 years or the Annuity 2000 table set back at least 4 years.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2013
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$21,975	$21,975	10.6%
Total with adjustment or at fair value	$—	$—	$21,975	$21,975	10.6%
At book value without adjustment (minimal or no charge or adjustment)	46,189	228	—	46,417	22.4%
Not subject to discretionary withdrawal	138,650	—	—	138,650	67.0%
Total (gross)	$184,839	$228	$21,975	$207,042	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$184,839	$228	$21,975	$207,042

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2012
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$17,777	$17,777	9.0%
Total with adjustment or at fair value	$—	$—	$17,777	$17,777	9.0%
At book value without adjustment (minimal or no charge or adjustment)	43,152	7	—	43,159	21.9%
Not subject to discretionary withdrawal	135,846	106	—	135,952	69.1%
Total (gross)	$178,998	$113	$17,777	$196,888	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$178,998	$113	$17,777	$196,888

Annuity reserves and deposit-type contract funds for the years ended December 31 are as follows (in millions):

	2013	2012
General Account Annual Statement:
Total annuities (excluding supplementary contracts with life contingencies)	$180,517	$175,041
Supplementary contracts with life contingencies	3,469	3,192
Deposit-type contract funds	853	765
Subtotal	184,839	178,998
Separate Accounts Annual Statement:
Annuities	22,029	17,750
Supplementary contracts with life contingencies	167	135
Deposit-type contract funds	7	5
Subtotal	22,203	17,890
Total	$207,042	$196,888

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent and term insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.00% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of $0.2 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2013, and $0.2 million at

177	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

December 31, 2012. As of December 31, 2013 and 2012, the Company had $530.2 million and $568.6 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $2.4 million and $2.8 million at December 31, 2013 and 2012, respectively.

Note 19—reinsurance

In 2005 the Company entered into reinsurance agreements with RGA Reinsurance Company. Two of the agreements were recaptured during 2007 and the remaining agreement was recaptured as of January 1, 2011.

At December 31, the financial impact related to these assumed coinsurance agreements were (in millions):

2011
(Decrease) Increase in policy and contract reserves	$(17)
Aggregated assumed premiums	$(204)
Modified coinsurance reserves	$—

The major lines in the accompanying financial statements that were reduced by ceded reinsurance agreements at December 31 are as follows (in millions):

	2013	2012	2011
Insurance and annuity premiums	$15	$14	$14
Policy and contract benefits	$51	$55	$59
Increase in policy and contract reserves	$25	$20	$36
Reserves for life and health insurance	$429	$454	$474

Note 20—repurchase program

Repurchase Program

During 2011, the Company commenced a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. The Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

As of December 31, 2013, the Company had repurchase agreements where the securities pledged and scheduled for repurchase had a carrying value and fair value of $471 million and $490 million, respectively. The securities pledged as collateral have a maturity of 17 years and an interest rate of 5.375%. The pledged securities are included in Bonds and the offsetting collateral liability is included in Other Liabilities in the accompanying Statutory—Basis Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves.

The Company received cash collateral of $500 million, which is in excess of the $490 million fair value of the securities lent. The cash collateral was not reinvested in other securities as of December 31, 2013.

The Company’s source of cash that it uses to return the cash collateral is dependent upon the liquidity of the current market conditions. The repurchase agreements outstanding at December 31, 2013 matured and were fully settled during January 2014.

As of December 31, 2012, the Company had repurchase agreements where the securities pledged and scheduled for repurchase had a carrying value and fair value of $440 million and $494 million, respectively. The securities pledged as collateral had a maturity of 8 years and an interest rate of 3.13%. The pledged securities were included in Bonds and the offsetting collateral liability is included in Other Liabilities in the accompanying Statutory—Basis Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company received cash collateral of $500 million, which is in excess of the $494 million fair value of the securities lent. The cash collateral was not reinvested in other securities as of December 31, 2012.

Note 21—capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves represented or reduced by each item below for the years ended December 31 are as follows (in millions):

	2013	2012
Net unrealized capital gains	$1,193	$490
Change in asset valuation reserve	$(1,209)	$(599)
Change in net deferred federal income tax	$(1,083)	$(1,119)
Change in non-admitted assets	$846	$1,305
Change in surplus of separate account	$(18)	$64
Prior year surplus	$—	$(5)
Change in post-retirement benefit liability	$(11)	$—

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On December 16, 2009, the Company issued Surplus Notes (“Notes”) in an aggregate principal amount of $2 billion. The Notes bear interest at an annual rate of 6.850%, and have a maturity date of December 16, 2039. Proceeds from the issuance of the Notes were $1,997 million, net of issuance discount. The Notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the Notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company. Interest on these Notes is scheduled to be paid semiannually on June 16 and December 16 of each year through the maturity date. During 2013, interest of $137 million was paid and since issuance $548 million has been paid.

No subsidiary or affiliate of the Company is an obligor or guarantor of the Notes, which are solely obligations of the Company.

The Notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the Notes are not part of the legal liabilities of the Company. The Notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the Notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the Notes to be redeemed to the redemption date.

No affiliates of the Company hold any portion of the Notes.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 22—contingencies and guarantees

SUBSIDIARY AND AFFILIATE GUARANTEES:

At December 31, 2013, the Company was obligor under the following guarantees, indemnities and support obligations:

Nature and circumstances of guarantee and key attributes, including date and duration of agreement.	Liability recognition of guarantee. (Include amount recognized at inception. If no initial recognition, document exception allowed under SSAP No. 5R.)	Ultimate financial statement impact if action under the guarantee is required.	Maximum potential amount of future payments (undiscounted) the guarantor could be required to make under the guarantee. If unable to develop an estimate, this should be specifically noted.	Current status of payment or performance risk of guarantee. Also provide additional discussion as warranted.
Commitment to maintain TIAA-CREF Trust Company as a “Well Capitalized” institution for Prompt Corrective Action purposes.	Guarantee made to/or on behalf of a wholly-owned subsidiary and as such are excluded from recognition.	Investment in Subsidiary, Controlled, or Affiliated	Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.	Currently the capital of TIAA-CREF Trust Company is adequate.
Financial support agreement with TIAA-CREF Life Insurance Company to have (i) capital and surplus of $250.0 million; (ii) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC RBC model; or (iii) such other amounts as necessary to maintain TIAA-CREF Life’s financial strength rating the same or better than the Company’s rating at all times.	Guarantee made to/or on behalf of a wholly-owned subsidiary and as such are excluded from recognition.	Investment in Subsidiary, Controlled, or Affiliated	Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.	At December 31,
2013, the capital and
surplus of TIAA-
CREF Life Insurance
Company was in
excess of the
minimum capital and
surplus amount
referenced, and its
total adjusted capital
was in excess of the
referenced RBC-based
amount calculated at
December 31, 2013.

The Company has agreed that it will cause TIAA-CREF Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to or against any of the assets of the Company.

The Company provides a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 14, 2014. As of December 31, 2013, $30.0 million of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 9.0 basis points on the unused committed amount. During the period ending December 31, 2013, 85 draw-downs totaling $228.5 million were made under this line of credit arrangement of which none were outstanding as of December 31, 2013.

The Company also provides a $1.0 billion uncommitted line of credit to certain accounts of College Retirement Equities Fund (“CREF”) and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1.5 billion committed credit facility maintained with a group of banks.

TIAA Global Markets, Inc. Dissolution: Through December 16, 2013, the Company conducted investing through TIAA Global Markets, Inc. (“TGM”), a direct wholly-owned subsidiary of the Company established in 2002 for the purpose of issuing debt investments guaranteed by the Company and investing the proceeds in permissible investments in compliance with the investment guidelines approved by the TGM Board of Directors and by the Company. Other than its investment portfolio, TGM had no significant assets. TGM was dissolved on December 16, 2013, and TGM’s investment portfolio was transferred to the Company. TGM was in a deficit position at the time of dissolution due to unfavorable declines in the market value of its investment portfolio. The carrying value of the Company’s investment in TGM at the time of dissolution and at December 31, 2012, was negative $0.1 billion. Upon dissolution of TGM, the Company recognized a capital loss of $0.1 billion due to the un-winding of the TGM equity common stock and the extinguishment of the line of credit to TGM, which was in excess of the TGM investment portfolio balance transferred to the Company.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

Under the Liquidity Guarantee agreement with the REA, on December 24, 2008, the TIAA general account purchased $156 million of accumulation units (measured based on the cost of such units) issued by REA. In 2009, the TIAA general account further purchased $1,059 million of accumulation units. The Company made no additional purchases in 2011 or 2012. During 2013, the Company redeemed the remaining accumulation units for $325 million. As of December 31, 2013 there were no outstanding liquidity units.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2013, the future minimum lease payments are estimated as follows (in millions):

Year	2014	2015	2016	2017	2018	Thereafter	Total
Amount	$37	$33	$30	$22	$21	$15	$158

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2013, 2012 and 2011 was approximately $37 million, $37 million and $34 million, respectively.

OTHER CONTINGENCIES:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; Federal regulators, including the SEC; Federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”) seeking a broad range of information. The Company cooperates in these inquiries.

Death Claim Notification and Unclaimed Property Practices. Throughout the U.S. insurance industry, there have been multiple state actions addressing insurer practices regarding death claim notification and escheatment of unclaimed property as they pertain to life insurance, annuities and retained asset accounts.

On June 6, 2013, the Company reached a Global Resolution Agreement resolving any potential claims arising out of a multistate unclaimed property exam conducted by Texas, California, Massachusetts and 26 other states. The Company was notified that the Agreement became effective July 12, 2013.

On June 24, 2013, the Company participated in a multi-state settlement with insurance regulators that will result in the implementation of new business practices related to the payment of life insurance benefits. The Agreement became effective July 9, 2013. Forty-seven states, the District of Columbia, Guam and Puerto Rico have signed on to the Agreement. The settlement included a $6.0 million examination payment made by the Company for the costs incurred by the departments associated with the examination.

Note 23—borrowed money

Effective March 2009, the Company was authorized to execute investment transactions under the Term Asset-Backed Securities Loan Facility (“TALF”) program. Under the TALF program, the Federal Reserve Bank of New York (“FRBNY”) would lend up to $200 billion on a non-recourse basis to holders of certain AAA-rated Asset Backed Securities (“ABS”) backed by newly and recently originated consumer and small business loans. The FRBNY lent an amount equal to the market value of the ABS less a haircut and were secured at all times by the ABS. Loan proceeds were disbursed to the borrower, contingent on receipt by the FRBNY custodian bank of the eligible collateral.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2013, the Company had fully settled all such loans with the FRBNY.

Note 24—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 14, 2014, the date the financial statements were available to be issued.

On April 1, 2014, the Company and Henderson Global Investors (“Henderson”), one of Europe’s largest investment managers, launched a new global real estate investment management company, TIAA Henderson Real Estate, Ltd (“THRE”). THRE will offer clients expanded investment opportunities in the global real estate market and as of April 1, 2014 manages $22.6 billion of real estate and real estate related assets.

The Company will hold a 60% interest and Henderson a 40% interest in THRE. In a related transaction, the Company will acquire Henderson’s North American real estate business which manages $2.6 billion of real estate assets and real estate related assets.

On April 14, 2014, the Company announced that it had entered into an agreement with Windy City Investments Inc., an entity managed and controlled by Madison Dearborn Partners LLC to acquire Nuveen Investments Inc. (“Nuveen”). The closing of this acquisition is subject to certain customary closing conditions including regulatory approvals and client consents and, if consummated, the Company will indirectly acquire all of the common stock of Nuveen. Nuveen and its affiliates provide investment management and related services to retail and institutional investors, and at December 31, 2013, had approximately $220.5 billion of assets under management. The pending acquisition of Nuveen and its affiliates supports the Company’s strategy of further diversifying and enhancing the breadth of its asset management platform and is expected to expand the products and services available to the Company’s customers.

The acquisition is expected to be completed and formally close before the end of 2014, and the aggregate purchase price, including the assumption of certain aspects of Nuveen’s outstanding debt, will be approximately $6.25 billion. In accordance with statutory accounting principles, the transaction is expected to be recorded as an admitted asset on the Statement of Admitted Assets, Liabilities and Capital and Contingency Reserves upon the closing of the acquisition.

Note 25—securities with a recognized other-than-temporary impairment

The following table represents loan-backed and structured securities with an other-than-temporary impairment recognized in 2013 and is currently held by the Company at December 31, 2013 where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars).

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
126378AG3	$6,895,836	$6,701,467	$(194,369)	$6,701,467	$7,635,787	12/31/2013
126378AH1	7,609,285	7,398,072	(211,213)	7,398,072	8,367,009	12/31/2013
17307GVK1	10,080,967	9,917,353	(163,614)	9,917,353	9,859,510	12/31/2013
21075WCJ2	448,251	421,270	(26,981)	421,270	485,842	12/31/2013
294751BQ4	1,027,544	1,022,810	(4,734)	1,022,810	828,063	12/31/2013
294751BY7	1,936,860	1,710,611	(226,249)	1,710,611	1,777,063	12/31/2013
61752JAF7	6,998,007	6,809,616	(188,391)	6,809,616	7,216,646	12/31/2013
76110WVT0	287,281	209,552	(77,729)	209,552	168,112	12/31/2013
059497AB3	1,390,549	727,166	(663,383)	727,166	1,525,000	12/31/2013

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
059497AC1	958,372	891,776		(66,596)	891,776	850,000	12/31/2013
059497BB2	9,402,770	7,700,629		(1,702,141)	7,700,629	6,966,671	12/31/2013
059497BC0	1,418,734	1,379,445		(39,289)	1,379,445	3,312,500	12/31/2013
05950XAJ5	19,671,179	18,913,642		(757,537)	18,913,642	17,299,590	12/31/2013
059511AK1	984,472	—	*	(984,472)	—	2,309,992	12/31/2013
07387MAN9	2,980,205	2,291,073		(689,131)	2,291,073	2,186,376	12/31/2013
20173MAL4	4,146,557	3,460,451		(686,107)	3,460,451	3,770,349	12/31/2013
22540A6P8	2,366,579	2,353,514		(13,064)	2,353,514	1,471,050	12/31/2013
22545DAH0	20,546,353	20,265,314		(281,039)	20,265,314	16,952,048	12/31/2013
36159XAJ9	14,086,172	11,747,488		(2,338,684)	11,747,488	12,127,562	12/31/2013
361849R53	1,685,091	1,162,578		(522,513)	1,162,578	3,068,264	12/31/2013
362332AM0	193,852	—	*	(193,852)	—	1,700,000	12/31/2013
42332QAL7	3,107,768	2,994,954		(112,815)	2,994,954	2,598,280	12/31/2013
46625MKP3	8,822,765	8,698,018		(124,747)	8,698,018	5,892,739	12/31/2013
46625MZG7	3,770,134	2,558,663		(1,211,471)	2,558,663	5,176,500	12/31/2013
46628FAQ4	9,267,853	9,064,551		(203,303)	9,064,551	7,072,073	12/31/2013
46628FAR2	1,130,426	479,041		(651,385)	479,041	2,197,129	12/31/2013
46630JAQ2	$7,682,041	$2,266,986		$(5,415,055)	$2,266,986	$7,500,000	12/31/2013
46630VAL6	9,167,737	8,166,173		(1,001,564)	8,166,173	7,664,071	12/31/2013
52108HF82	5,521,562	5,271,816		(249,746)	5,271,816	5,937,171	12/31/2013
59023BAK0	9,940,585	2,645,555		(7,295,030)	2,645,555	8,211,680	12/31/2013
617451CA5	13,956	4,632		(9,324)	4,632	3,624,710	12/31/2013
61745M2Q5	10,009,376	9,295,421		(713,955)	9,295,421	6,024,893	12/31/2013
61754JAM0	4,906,538	3,789,184		(1,117,354)	3,789,184	3,758,341	12/31/2013
92976BBU5	9,959,593	9,767,501		(192,092)	9,767,501	9,270,723	12/31/2013
36157LC*7	356,527	—	[1]	(177,202)	179,325	179,325	12/31/2013
12566RAG6	21,694,258	21,499,044		(195,214)	21,499,044	23,373,779	12/31/2013
57643MMH4	9,476,520	9,434,787		(41,733)	9,434,787	9,956,630	12/31/2013
32051GFL4	10,964,189	10,886,087		(78,102)	10,886,087	12,076,605	12/31/2013
94983PAA6	41,068	30,826		(10,243)	30,826	49,645	12/31/2013
03762AAB5	7,292,162	4,595,260		(2,696,902)	4,595,260	5,052,000	9/30/2013
059497AB3	1,905,154	1,809,862		(95,292)	1,809,862	1,487,500	9/30/2013
059497BB2	10,007,266	9,445,816		(561,450)	9,445,816	7,495,280	9/30/2013
059497BC0	2,686,596	1,681,250		(1,005,346)	1,681,250	4,276,340	9/30/2013
05950EAP3	531,578	154,147		(377,431)	154,147	1,575,000	9/30/2013
05952AAQ7	2,441,981	2,434,292		(7,690)	2,434,292	2,507,733	9/30/2013
07387BEN9	158,508	—	[1]	(4,171)	154,336	154,336	9/30/2013
07387BEP4	173,588	—	[1]	(5,786)	167,801	167,801	9/30/2013
126378AG3	8,162,830	7,119,457		(1,043,373)	7,119,457	8,277,516	9/30/2013
126378AH1	9,031,401	7,854,961		(1,176,440)	7,854,961	9,068,011	9/30/2013
12667FYZ2	1,798,322	208,811		(1,589,510)	208,811	1,015,233	9/30/2013
17307GVK1	10,132,034	10,047,465		(84,570)	10,047,465	9,920,233	9/30/2013
17310MAL4	334,427	327,427		(7,001)	327,427	2,170,419	9/30/2013
20173MAL4	4,919,541	4,158,253		(761,288)	4,158,253	3,516,265	9/30/2013

TIAA-CREF Investment Horizon Annuity Prospectus	184

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
20173QAH4	26,457,668	26,269,505		(188,163)	26,269,505	25,238,820	9/30/2013
21075WBA2	992,016	723,237		(268,779)	723,237	1,297,213	9/30/2013
21075WCJ2	530,531	467,558		(62,973)	467,558	496,745	9/30/2013
22541Q4M1	5,510,861	5,033,221		(477,639)	5,033,221	3,751,966	9/30/2013
22545DAH0	20,683,735	20,576,851		(106,885)	20,576,851	16,214,242	9/30/2013
226081AC1	4,300,834	—	[1]	(2,664,910)	1,635,925	1,635,925	9/30/2013
22608SAD0	2,925,719	2,907,145		(18,573)	2,907,145	1,898,817	9/30/2013
294751BQ4	1,090,443	1,033,415		(57,028)	1,033,415	576,113	9/30/2013
36159XAJ9	14,621,280	14,401,400		(219,880)	14,401,400	12,426,693	9/30/2013
361849R53	2,024,698	1,745,693		(279,005)	1,745,693	3,002,829	9/30/2013
36228CWB5	17,336,987	13,291,015		(4,045,972)	13,291,015	18,532,306	9/30/2013
3622ECAH9	3,205,279	2,610,402		(594,877)	2,610,402	2,554,992	9/30/2013
362332AM0	218,606	193,852		(24,754)	193,852	1,700,000	9/30/2013
362375AD9	10,030,288	9,555,845		(474,443)	9,555,845	8,703,172	9/30/2013
36828QSC1	14,618,001	7,606,769		(7,011,233)	7,606,769	8,091,816	9/30/2013
46625MKP3	9,986,000	8,822,765		(1,163,235)	8,822,765	5,792,879	9/30/2013
46628FAR2	3,663,459	1,130,426		(2,533,033)	1,130,426	2,711,065	9/30/2013
46630JAQ2	9,807,609	8,483,865		(1,323,744)	8,483,865	11,844,366	9/30/2013
46630VAL6	9,225,352	9,180,917		(44,435)	9,180,917	7,219,240	9/30/2013
46631BAK1	$19,938,617	$17,045,219		$(2,893,397)	$17,045,219	$18,865,848	9/30/2013
525221DF1	18,285,924	17,906,830		(379,094)	17,906,830	18,327,797	9/30/2013
55312TAG8	11,097,119	10,742,150		(354,969)	10,742,150	12,652,642	9/30/2013
55312TAH6	307,935	—	*	(307,935)	—	2,800,000	9/30/2013
576434JM7	2,661,673	1,702,351		(959,322)	1,702,351	2,443,186	9/30/2013
59022HFF4	5,000,000	2,597,923		(2,402,077)	2,597,923	2,236,615	9/30/2013
59022KAH8	8,568,784	7,216,192		(1,352,591)	7,216,192	9,007,582	9/30/2013
59023BAK0	12,550,693	9,993,350		(2,557,343)	9,993,350	8,409,056	9/30/2013
617451CA5	276,688	82,625		(194,063)	82,625	3,271,876	9/30/2013
61745MTQ6	3,610,964	3,575,474		(35,490)	3,575,474	4,657,758	9/30/2013
61752JAF7	7,356,381	7,136,365		(220,015)	7,136,365	7,396,918	9/30/2013
61754KAH8	16,820,518	16,195,314		(625,204)	16,195,314	22,443,837	9/30/2013
75971EAF3	312,658	300,241		(12,417)	300,241	294,309	9/30/2013
759950GW2	8,897,738	8,467,127		(430,611)	8,467,127	7,848,852	9/30/2013
87222PAE3	14,673,599	13,892,146		(781,453)	13,892,146	18,451,470	9/30/2013
87246AAP3	2,523,033	2,142,851		(380,182)	2,142,851	7,564,132	9/30/2013
92978QAJ6	18,162,970	18,146,642		(16,327)	18,146,642	23,987,794	9/30/2013
03762AAB5	8,338,722	7,367,731		(970,991)	7,367,731	4,440,000	6/30/2013
03762AAD1	649,840	—	*	(649,840)	—	959,100	6/30/2013
03762CAE5	5,257,773	4,270,842		(986,931)	4,270,842	6,126,000	6/30/2013
059497AB3	4,279,850	1,905,154		(2,374,696)	1,905,154	1,650,000	6/30/2013
059497BC0	10,009,383	2,686,596		(7,322,787)	2,686,596	4,332,633	6/30/2013
05950XAJ5	19,735,899	19,695,690		(40,209)	19,695,690	18,424,000	6/30/2013
20173MAL4	4,978,716	4,921,120		(57,596)	4,921,120	3,239,000	6/30/2013
20173MAN0	1,929,292	1,703,760		(225,532)	1,703,760	5,600,000	6/30/2013
20173QAH4	27,134,235	26,432,590		(701,645)	26,432,590	24,228,000	6/30/2013

185	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
22540A6P8	3,310,697	2,619,255		(691,442)	2,619,255	1,471,050	6/30/2013
22541SWQ7	3,736,312	3,515,726		(220,586)	3,515,726	3,733,100	6/30/2013
22608SAD0	2,968,143	2,909,408		(58,735)	2,909,408	1,883,271	6/30/2013
361849R53	5,382,446	2,022,769		(3,359,677)	2,022,769	2,500,937	6/30/2013
361849R61	4,540	—	*	(4,540)	—	1,848,200	6/30/2013
36228CWB5	21,540,995	17,525,110		(4,015,885)	17,525,110	17,359,958	6/30/2013
36228CYQ0	13,216,618	12,258,524		(958,094)	12,258,524	11,671,107	6/30/2013
362332AM0	516,003	358,834		(157,169)	358,834	1,390,000	6/30/2013
46625MKS7	228,900	—	*	(228,900)	—	8,719	6/30/2013
46625MZG7	4,230,360	3,887,880		(342,480)	3,887,880	5,916,000	6/30/2013
46625YNV1	16,936,966	11,021,702		(5,915,264)	11,021,702	6,393,263	6/30/2013
46628FAR2	3,914,589	3,673,848		(240,741)	3,673,848	3,068,898	6/30/2013
46629PAG3	321,419	—	*	(321,419)	—	1,094,800	6/30/2013
46630JAQ2	10,982,023	9,807,609		(1,174,414)	9,807,609	15,206,157	6/30/2013
59022KAH8	11,864,981	8,618,401		(3,246,580)	8,618,401	8,518,284	6/30/2013
59023BAK0	14,467,633	12,564,485		(1,903,148)	12,564,485	9,213,032	6/30/2013
60687UAM9	36,502	15,336		(21,166)	15,336	1,754,460	6/30/2013
617451FS3	6,638,233	6,611,634		(26,599)	6,611,634	4,269,158	6/30/2013
87246AAP3	5,899,533	2,796,314		(3,103,219)	2,796,314	7,303,544	6/30/2013
92978QAJ6	35,430	30,603		(4,827)	30,603	92,500	6/30/2013
21075WBA2	$1,064,570	$1,011,868		$(52,702)	$1,011,868	$1,188,955	6/30/2013
02660TFM0	8,245,679	8,095,622		(150,057)	8,095,622	8,166,000	6/30/2013
525221CM7	20,970,912	20,280,723		(690,189)	20,280,723	15,758,109	6/30/2013
3622ECAH9	3,411,431	3,253,149		(158,282)	3,253,149	2,879,721	6/30/2013
21075WCJ2	575,285	546,957		(28,328)	546,957	503,783	6/30/2013
05948KB65	7,771,739	7,635,508		(136,231)	7,635,508	8,420,052	6/30/2013
12669D5V6	2,393,410	2,387,914		(5,496)	2,387,914	1,706,940	6/30/2013
16162WNB1	18,363,093	18,210,499		(152,594)	18,210,499	20,045,056	6/30/2013
36185NA91	573,046	510,381		(62,665)	510,381	540,860	6/30/2013
36185NE63	736,902	675,430		(61,472)	675,430	683,579	6/30/2013
36185NW55	950,984	848,445		(102,539)	848,445	955,732	6/30/2013
576434JM7	2,841,082	2,796,722		(44,360)	2,796,722	2,510,884	6/30/2013
7609856L0	2,417,982	2,132,069		(285,913)	2,132,069	1,676,888	6/30/2013
07387BEK5	2,463,835	—	[1]	(1,483,450)	980,385	980,385	6/30/2013
07387BEN9	171,227	—	[1]	(12,719)	158,508	158,508	6/30/2013
07387BEP4	248,202	—	[1]	(74,614)	173,588	173,588	6/30/2013
226081AC1	4,226,864	—	[1]	(207,393)	4,019,471	4,019,471	6/30/2013
52108RBZ4	9,287,200	—	[1]	(69,410)	9,217,790	9,217,790	6/30/2013
92976VAP3	7,078,572	—	[1]	(326,208)	6,752,364	6,752,364	6/30/2013
576434JM7	3,183,523	2,998,686		(184,837)	2,998,686	2,868,540	3/31/2013
36185NW55	1,024,734	1,002,456		(22,278)	1,002,456	924,795	3/31/2013
12669GCP4	37,429,141	36,760,621		(668,520)	36,760,621	39,159,515	3/31/2013
76110HJ91	12,198,658	12,137,478		(61,180)	12,137,478	11,610,349	3/31/2013
32051GUQ6	20,577,578	20,568,937		(8,641)	20,568,937	21,240,119	3/31/2013
32051G2J3	23,069,095	22,995,519		(73,576)	22,995,519	24,492,987	3/31/2013

TIAA-CREF Investment Horizon Annuity Prospectus	186

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
46628YBP4	12,605,005		12,496,749	(108,256)	12,496,749	13,358,910	3/31/2013
94984JAE1	43,585,337		43,451,715	(133,622)	43,451,715	45,324,094	3/31/2013
05950RAK5	25,561,655		25,554,521	(7,134)	25,554,521	26,395,439	3/31/2013
32052RAM2	12,666,734		12,639,580	(27,155)	12,639,580	13,365,785	3/31/2013
3622MPBE7	44,605,589		44,150,555	(455,034)	44,150,555	45,352,600	3/31/2013
12544LAK7	22,479,811		22,467,786	(12,024)	22,467,786	24,145,795	3/31/2013
36185MEG3	12,563,787		12,550,881	(12,906)	12,550,881	13,187,414	3/31/2013
126694RG5	9,464,338		9,087,515	(376,823)	9,087,515	10,081,814	3/31/2013
31393YY41	14,248,702		12,352,398	(1,896,303)	12,352,398	8,400,703	3/31/2013
94984HAC9	7,529,824		6,825,422	(704,402)	6,825,422	7,509,767	3/31/2013
21075WBA2	1,219,613		1,094,237	(125,376)	1,094,237	1,408,176	3/31/2013
02660TFM0	8,432,734		8,265,872	(166,862)	8,265,872	7,678,830	3/31/2013
362375AD9	10,855,234		10,699,057	(156,178)	10,699,057	10,322,495	3/31/2013
3622ECAH9	3,485,363		3,458,080	(27,283)	3,458,080	3,148,250	3/31/2013
21075WCJ2	588,765		582,860	(5,905)	582,860	517,380	3/31/2013
74438WAL0	3,332,570		3,221,758	(110,812)	3,221,758	3,178,621	3/31/2013
74438WAM8	1,128,540		—*	(1,128,540)	—	489,866	3/31/2013
46625MKS7	374,704		274,841	(99,863)	274,841	388,193	3/31/2013
22608SAD0	2,974,732		2,886,946	(87,786)	2,886,946	1,859,391	3/31/2013
22540A6P8	4,203,000		3,310,697	(892,303)	3,310,697	2,521,800	3/31/2013
22541SWQ7	7,000,000		3,736,312	(3,263,688)	3,736,312	3,187,144	3/31/2013
61745MX40	$327,954	$	—*	$(327,954)	$—	$1,876,540	3/31/2013
36828QLB0	3,486,452		3,003,093	(483,359)	3,003,093	3,037,534	3/31/2013
225458DT2	2,445,219		2,385,174	(60,045)	2,385,174	1,017,302	3/31/2013
36228CWB5	22,058,493		21,677,018	(381,475)	21,677,018	17,624,712	3/31/2013
36170UCQ2	32,377,133		30,951,060	(1,426,073)	30,951,060	18,437,500	3/31/2013
07387BAT0	3,811,004		3,588,951	(222,053)	3,588,951	2,036,705	3/31/2013
92976BBU5	10,118,627		10,051,716	(66,911)	10,051,716	7,629,795	3/31/2013
05947U4P0	2,743,340		2,618,721	(124,620)	2,618,721	2,083,373	3/31/2013
361849R61	218,575		4,540	(214,035)	4,540	1,866,496	3/31/2013
36228CYQ0	13,857,246		13,833,600	(23,647)	13,833,600	9,397,198	3/31/2013
46628FAR2	4,737,810		3,926,762	(811,048)	3,926,762	2,863,727	3/31/2013
059500AG3	16,739,244		16,493,763	(245,482)	16,493,763	16,629,875	3/31/2013
05950WAP3	3,427,212		3,272,309	(154,903)	3,272,309	4,668,899	3/31/2013
61751NAN2	1,633,127		1,529,638	(103,489)	1,529,638	2,464,983	3/31/2013
059497AB3	6,956,803		4,425,984	(2,530,819)	4,425,984	2,283,573	3/31/2013
03762CAE5	5,710,584		5,503,164	(207,420)	5,503,164	6,100,000	3/31/2013
36159XAJ9	14,972,731		14,480,570	(492,161)	14,480,570	11,927,926	3/31/2013
61754KAH8	19,817,680		17,360,507	(2,457,173)	17,360,507	17,537,137	3/31/2013
059511AK1	1,437,174		1,057,464	(379,710)	1,057,464	1,367,634	3/31/2013
46630VAP7	206,924		136,752	(70,172)	136,752	600,000	3/31/2013
46630VAL6	9,319,682		9,250,087	(69,595)	9,250,087	6,851,698	3/31/2013
07388YAW2	4,077,562		166,319	(3,911,243)	166,319	1,596,701	3/31/2013
46631BAK1	20,346,714		20,013,853	(332,862)	20,013,853	17,281,096	3/31/2013

187	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
59023BAK0	14,890,639	14,459,298		(431,341)	14,459,298	8,662,218	3/31/2013
05952AAQ7	2,607,686	2,421,076		(186,611)	2,421,076	1,433,028	3/31/2013
46629PAG3	399,052	355,049		(44,003)	355,049	2,081,937	3/31/2013
226081AC1	4,154,166	—	[1]	(203,826)	3,950,340	3,950,340	3/31/2013
07387BEP4	282,971	—	[1]	(34,768)	248,202	248,202	3/31/2013
07387BEN9	600,049	—	[1]	(428,822)	171,227	171,227	3/31/2013
92976VAP3	7,197,643	—	[1]	(119,072)	7,078,572	7,078,572	3/31/2013
92977RAJ5	3,159,042	—	[1]	(137,052)	3,021,990	3,021,990	3/31/2013
Total				$(144,638,490)

[1]	Impairments based on Fair Value
*	Securities identified as having a net present value of $0

TIAA-CREF Investment Horizon Annuity Prospectus	188

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	1,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	10,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$21,000.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

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Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]
	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[1]
	(B)	Bylaws of TIAA-CREF Life Insurance Company[2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

(5)		Legality Opinion and Consent of Meredith Kornreich, Esquire*

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

(14)		TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers[4]

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[4]

(23)	(A)	Consents of PricewaterhouseCoopers LLP*

(24)	(A)	Powers of Attorney[7]

*	Filed Herewith

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, filed on December 22, 2010 (File No. 333-149714).

[5]	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 19, 2012 (File Nos. 333-145064 and 811-08963).

[6]	Incorporated by reference to the Registration Statement on Form N-6, filed on October 25, 2012 (File Nos. 333-183060 and 811-22659).

[7]	Incorporated by reference to the Pre-Effective Amendment to the Registration Statement on Form S-1, filed on April 24, 2013 (File No. 333-187638).

TIAA-CREF Investment Horizon Annuity Prospectus	190

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

191	TIAA-CREF Investment Horizon Annuity Prospectus

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF Investment Horizon Annuity Prospectus	192

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 18th day of April, 2014.

TIAA-CREF LIFE INSURANCE COMPANY

By:	*
David M. Anderson President and Chief Executive Officer

193	TIAA-CREF Investment Horizon Annuity Prospectus

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 18, 2014, in the capacities indicated.

* David M. Anderson	President and Chief Executive Officer

* Linda S. Dougherty	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* David M. Anderson	Director, Chairman

* Kathie Andrade	Director

* Elizabeth D. Black	Director

* Matthew Halperin	Director

* Nancy Heller	Director

* Eric T. Jones	Director

* Matthew Kurzweil	Director

* Russell Noles	Director

* Ronald R. Pressman	Director

* Martin Snow	Director

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: April 19, 2013.

/S/ KENNETH W. REITZ
Kenneth W. Reitz, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus	194

EXHIBIT INDEX

(5)	Legality Opinion and Consent of Meredith Kornreich, Esquire

(23)(A)	Consents of PricewaterhouseCoopers LLP

195	TIAA-CREF Investment Horizon Annuity Prospectus